Filed pursuant to Rule 424(b)(4)
Registration No. 333-224267

PROSPECTUS

2,400,000 Shares

Summit Semiconductor, Inc.

Common Stock

Summit Semiconductor, Inc. (the “Company”, “we”, “us” or “our”) is offering 2,400,000 shares of our common stock, par value $0.0001 per share (the “common stock”), on a best efforts basis which means that Alexander Capital, L.P. and WallachBeth Capital LLC (the “underwriters”), will use their best efforts to sell such shares, but is not required to sell any specific amount of such shares. This offering will terminate as set forth below, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act of 1933, as amended (the “Securities Act”). This is our initial public offering and no public market currently exists for our common stock. The initial public offering price of our common stock is expected to be $5.00 per share. The offering price of the shares has been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings or other established criteria for valuing a privately held company. In determining the number of shares of our common stock to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price of such shares should not be considered an indication of the actual value of our securities.

We have applied to list our common stock on the Nasdaq Capital Market (“NASDAQ”) under the symbol “WISA” simultaneously with the closing of this offering. Prior to this offering, there has been no established public market for our common stock. There is no assurance that our common stock will ever be listed on NASDAQ. If our listing application is not approved by NASDAQ, we will not be able to consummate the offering and will terminate this offering.

If our listing application is not approved by NASDAQ, we will not be able to consummate the offering and will terminate this offering. We do not intend to close this offering unless we sell at least $10,000,000 of common stock in order to satisfy the listing conditions to trade our common stock on NASDAQ. This offering will terminate on July 28, 2018 (two (2) days after the date of this prospectus) (the “Initial Offering Termination Date”), which date may be extended to a date up to and including July 29, 2018 (one (1) day after the Initial Offering Termination Date) (the “Offering Termination Date”), unless we sell the amount of common stock set forth in the table below before that date or we decide to terminate this offering prior to that date. The gross proceeds of this offering will be deposited at Signature Bank, in an escrow account established by us. Prior to the Initial Offering Termination Date or the Offering Termination Date, as applicable, in no event will funds be returned to you, unless we elect, at our option, to terminate the offering. In the event that we decide to extend the offering period beyond the Initial Offering Termination Date to the Offering Termination Date, we will seek reconfirmations from investors who have deposited funds into the escrow account and all funds deposited by investors who do not reconfirm will be promptly returned without interest or offset.  Upon the Initial Offering Termination Date or the Offering Termination Date, as applicable, all of the funds will be released to us and we will consummate the offering and our shares of common stock will commence trading on the Nasdaq Capital Market. Notwithstanding the foregoing, in the event that we do not sell a minimum of $10,000,000 of common stock by the Initial Offering Termination Date or the Offering Termination Date, as applicable, in order to satisfy the listing conditions to trade our common stock on the NASDAQ, all funds received will be promptly returned to investors without interest or offset.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

	Per Share	Total
Initial public offering price	$5.00	$12,000,000
Underwriting discounts and commissions (1)	$0.38	$900,000
Offering proceeds to us, before expenses	$4.62	$11,100,000

(1)

We have also agreed to issue to the underwriters warrants to purchase up to 72,000 shares of our common stock. See “Underwriting” beginning on page 73 for additional information regarding this warrant and underwriting compensation generally.

The underwriters expect to deliver the common stock to the purchasers on or about July 26, 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Alexander Capital, L.P.	WallachBeth Capital LLC

The date of this prospectus is July 26, 2018.

You should rely only on the information contained in this document and any free writing prospectus we provide to you. We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

For investors outside the United States: We and the underwriters have not done anything that would permit this offering, or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of common stock and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in shares of our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included in this prospectus. Unless the context otherwise requires, we use the terms “Summit,” “Company,” “our,” “us,” and “we” in this prospectus to refer to, prior to the corporate conversion discussed below, Summit Semiconductor, LLC, and after the corporate conversion, to Summit Semiconductor, Inc. and, where appropriate, in each case our consolidated subsidiaries.

Summit Semiconductor, Inc.

Overview

We believe that the future of audio technology is in wireless devices and that Summit is well positioned to deliver best in class wireless audio technologies to mainstream consumers and audio enthusiasts. According to a June 2017 report by Markets and MarketsTM research firm that can be found at www.marketsandmarkets.com, the wireless audio market is projected to be $31.80 billion by 2023, making it one of the fastest growing consumer segments. The information contained in or accessible through the foregoing website is not part of this prospectus or the registration statement of which this prospectus forms a part, and is for informational purposes only. We currently sell modules which wirelessly transmit and receive audio directly to speakers, and which are also fully certified and compatible with the Wireless Speaker and Audio (“WiSA”) Association’s current Compliance Test Specification, which tests the interoperability and quality of products that offer wireless, interference free, uncompressed High-Definition audio. Additionally, we plan to license our proprietary software technology, currently imbedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that Summit focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct sound on a multi-speaker sound system.

As part of the effort to grow the wireless multichannel home audio segment, Summit was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. There are currently over 30 brands participating in the WiSA Association. Products certified and marked with a WiSA Association logo have been tested to interoperate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: better audio quality and lower signal latency. Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands in the consumer electronic industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile devices, TVs, game consoles and PCs.

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

Industry Background

The wireless audio market is expected to grow from $16.13 billion in 2016 to $31.80 billion by 2023 according to a June 2017 report by Markets and MarketsTM research firm. The primary growth segments for in home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. According to a September 2017 article available at www.dealerscope.com the recent emergence of the latter component audio system has presented issues in latency and quality among wireless devices, which Summit’s technology aims to fix. The information contained in or accessible through the foregoing website is not part of this prospectus or the registration statement of which this prospectus forms a part, and is for informational purposes only.

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Our Technology

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (AV) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24bit audio up to 96k sample rates) and emphasizing ease of setup. To our knowledge, Summit’s custom chip and module technology is one of the only technologies available today that can stream up to eight separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one micro second, thus eliminating phase distortion between speakers. Summit’s first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Summit is currently developing certain proprietary software for which patent applications have been submitted (“Summit second generation technology”) that we believe will provide similar functionality and quality and allow us to enable smart devices, that have Wi-Fi and video media, to deliver surround sound audio. A prototype version of our software technology has been demonstrated to select customers (pursuant to confidentiality agreements) at the recent 2018 Consumer Electronics Show in Las Vegas, Nevada. We plan to use approximately $3.6 million from this offering to productize our intellectual property through continued invention and robust testing. We believe our software based-solution, which other brands can integrate into their devices, will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making the need for complex physical wire installations unnecessary, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Additionally, we believe our software based solution will have certain advantages compared to our custom chip and modules we currently have available since our current chips and modules require brands to integrate a separate dedicated Summit transmit module even if a Wi-Fi module is included in the design of the device. Our custom chip and module solution may not be appropriate for integrating into certain devices because it adds to system cost, power consumption, and occupies space. We intend to leverage what we’ve learned from our current products to help us develop a product that can be easily ported to run as software on most Wi-Fi modules and media systems on a chip (SOC) combination as opposed to a proprietary wireless audio module. This new approach eliminates the cost of a second radio so there is no additional material cost, assuming there is a Wi-Fi module already integrated into the device.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, all of whom agree that a standardized method of interoperability between wireless audio components should exist, and most of whom believe that products should be brought to market with this goal in mind. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA Association certification is an industrywide “stamp of approval” certifying that a product is interoperable with other WiSA-certified products and has passed several high-performance tests ensuring low levels of latency and tight channel synchronization. As the sole owners of WiSA, LLC, we certify all WiSA Association products. We do not actually sell any WiSA-certified products, however, we do distribute the technology to enable products to meet the WiSA Association’s certification test specifications.

Currently, WiSA-certified products are required to use Summit modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless High Definition surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

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Modules

Summit has designed wireless modules that provide high performance wireless audio for our customers to build into their products like a speaker, TV, or dongle for example. These modules include our custom semiconductors with our intellectual property (IP) built in as well as a Wi-Fi radio for communications. By designing and selling these modules, we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers, that receives the wireless audio signal and processes it for audio play out.

Modules for Consumer Products

Summit’s TX modules are targeted for integration into TVs, AV receivers, media hubs, and small dongles that connect through USB or HDMI ports of these devices. Summit’s transmitter, with its integrated antenna, is designed to support rooms as large as ten meters by ten meters with uncompressed, 24 bit 96 kHz audio. The module supports a simple interface, with Inter-IC Sound (I2S) or USB audio and control.

Summit’s receiver interfaces to a digital amplifier and is designed to be integrated directly into a home theater speaker. Integrated antennas support 24 bit, 96 kHz audio virtually anywhere within a 10 meters by 10 meters space. It supports one or two separate audio outputs via I2S. An optional interface on the receiver module can be enabled to configure the speaker type and provide volume/mute control at the speaker. Alternatively, the speaker type can be assigned at the factory for preconfigured Home Theater in a Box (HTiB) applications.

Summit Speaker Systems

There are speaker systems utilizing Summit’s technology currently in the market with a price range of $500 to over $80,000. We believe the technology allows brands and retailers to provide high quality systems to consumers at a multitude of price points. Further, multi-channel systems can be easily expanded, allowing a consumer to start with a basic 2.0 (stereo) or sound-bar system and expand over time.

The Summit Opportunity

We believe the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for Summit technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe the simplicity and cost structure of our upcoming embedded software solution will make our prices competitive for a wider range of applications, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Mobility

Mobile devices are popular for streaming video, gaming and using Virtual Reality (VR) applications. We believe this is driving a need for an embedded high fidelity wireless solution in the mobile device that can transmit audio to headsets or speakers within a room. Summit’s technology enables high quality wireless audio transmission from mobile devices.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and audio phase distortion issues. Summit’s technology prioritizes low latency and synchronization to less than one micro second, thus practically eliminating phase distortion between speakers.

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Ease of Installation

We believe the home theater market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that new audio systems, including the predominant sound bar system, are unable to provide high levels of performance especially in the surround-sound market. Summit’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install a home theater system with the same amount of effort as a sound bar but enjoy a far superior experience. An overwhelming majority of the content entering our homes through digital TV and streaming services is provided in a multi-channel format, which is why Summit’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

In addition to easy installation, Summit modules provide consumers with a multitude of options, allowing customization of a home theater specific to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a Summit enabled sound bar for their television and then add a Summit enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system, consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with Summit-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering the highest standard in HD wireless surround sound.

Dissatisfaction with Bluetooth Performance and Quality

We believe consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe we can build consumer demand for our technology.

Profitability of Audio Component Accessories

HDTVs are getting thinner and it is becoming increasingly difficult to incorporate the latest electronic advances into such thin displays. We expect that eventually most of the electronics will be external to the display. We believe the first physical feature to go will be the audio component, since there is very little room for quality speakers in today’s thin displays. We believe HDTV manufacturers know they need to provide an audio alternative. Additionally, since cost is a significant consideration, we believe some manufacturers may offer external sound bars which will satisfy some consumers, but perhaps not the consumers who desire a high-quality audio alternative. We believe these developments are creating an inflection point in the market, and manufacturers are looking to Summit’s technology to create a standard for wireless audio interoperability that will support a long-term product strategy for the successful development of high quality, wireless audio products. By designing speaker systems that incorporate Summit’s technology, consumer electronics companies will be able to sell easy-to-install surround sound audio solutions alongside televisions.

Consumers want to enjoy improved audio on existing content

We believe the growth in the number of video devices streaming multi-channel audio content coupled with new 3D immersive sound experiences from Dolby ATMOS and DTSx will help propel the demand for wireless speakers well into the future.

Consumers want to be able to enjoy wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a Summit enabled audio system, as Summit’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by Summit technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection (DFS) sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to go and Summit enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

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What Makes Summit Unique

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for Summit. Management believes that Summit is the only company with the technical capabilities of transmitting high resolution, low latency, and speaker synchronization of wireless audio capable of supporting up to 8 channels. Premium consumer brands, like Bang and Olufsen, have begun to adopt our technology as a valued feature in performance products.

Category Defining Wireless Audio

Our wireless technology delivers 8 channels of uncompressed audio directly to the speakers in 24 bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. Summit’s technology supports surround sound systems up to 7.1 (Eight Channel Surround Audio System). Summit’s technology roadmap includes proprietary software, currently in development, that will support 802.11 Wi-Fi protocol while delivering lower cost performance to our first-generation solution. This proprietary software has been designed to scale in audio channel count and sample rates even as Wi-Fi performance or network utilization changes.

Summit Customers

Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands such as Axiim, Bang & Olufsen, Enclave Audio, Klipsch, LG and Onkyo/Pioneer. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang and Olufsen and Klipsch have chosen Summit technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multi-channel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

●	improve recognition of our Summit brand and the WiSA Association standard brand;

●	provide excellent products and services to our customers and members;

●	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;

●	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;

●	reduce hardware costs while moving towards a software licensing business model;

●	enhance and protect our intellectual property portfolio;

●	invest in highly qualified personnel; and

●	build innovative products alongside the world’s leading consumer electronics companies.

We currently sell our modules to a customer base that is primarily comprised of companies that sell their electronics in relatively small quantities. As the larger consumer electronics companies whom we are working with begin to sell new Summit enabled products, we expect that orders for our modules will increase proportionally. With larger orders, we believe that we can take advantage of economies of scale and improve our gross margins on our modules.

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Interoperability

Interoperability is a key aspect of wireless technology. We believe this is especially true in audio, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers and helps drive the entire category. Interoperability also increases the opportunity for specialized brands to create new and innovative products knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Proprietary Software

A significant amount of our time and resources are being allocated towards launching a software licensing part of our business. Customers will receive a license for our TX software, so that any of their devices with a suitable Wi-Fi radio can transmit audio compliant with our standard without having to purchase and integrate our TX module. We believe that this software will be well positioned for use by major consumer electronics companies in many devices including televisions, handsets, gaming consoles, and computers. Patent applications have been submitted for key technology innovations in this software.

Speaker companies under this new model would purchase Wi-Fi modules with our RX software pre-installed from an original equipment manufacturer (“OEM”), rather than buying modules directly from us. The OEM would pay a royalty to us based on how many modules with our software that it sold.

Risks Affecting Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

●	Our success depends on maintaining and increasing our sales, which depends on factors we cannot control, including the viability and reputation of our customers and their products.

●	If we are unable to sell our modules into new markets or to new consumer electronics companies, our revenue may not grow.

●	If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business prospects would suffer.

●	Our business is dependent upon our ability to deploy and deliver our solutions, and the failure to meet our customers’ expectations could harm our reputation, which may have a material adverse effect on our business, operating results and financial condition.

●	We have not been profitable historically and may not achieve or maintain profitability in the future.

●	We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

●	We have debt maturing on July 25, 2018, the date of this prospectus that we might not be able to extend or cure. Further, a portion of the proceeds of this offering could be attached by holders of outstanding notes that were originally due June 30, 2018, and used to repay such holders in the event that we are unsuccessful in obtaining their consent to extend the maturity dates for such notes.

Corporate Information

We were formed as Summit Semiconductor, LLC, a Delaware limited liability company, on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017, at which time we changed our name to Summit Semiconductor, Inc. We run our operations through Summit Semiconductor, Inc., as well as through our wholly-owned subsidiaries, Summit Semiconductor K.K., a Japanese corporation and WiSA, LLC, a Delaware limited liability company.

Our principal executive offices are located at 6840 Via Del Oro, Ste. 280, San Jose, CA 95119 and our telephone number is (408) 627-4716. Our website address is www.summitwireless.com. The website for the WiSA Association is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus, and is intended for informational purposes only.

Recent Developments

Pursuant to a settlement agreement that we entered into with MARCorp Signal, LLC, on July 25, 2018, with respect to certain disputes, we issued to MARCorp Signal, LLC warrants to purchase an aggregate of 487,864 shares of common stock.

NASDAQ has informed us that we have been approved to list the shares of common stock offered pursuant to this offering on NASDAQ provided that we are able to close such offering.

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Summit Semiconductor, Summit WirelessTM, the Summit Semiconductor logo, the WISA logo and other trade names, trademarks or service marks of Summit Semiconductor appearing in this prospectus are the property of Summit Semiconductor, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
●	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;
●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
●	provide certain disclosure regarding executive compensation required of larger public companies or hold shareholder advisory votes on the executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); or
●	obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company upon the earliest of the:

●	last day of the fiscal year in which we have $1.07 billion or more in annual revenues;
●	date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30);
●	date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or
●	last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, but we intend to irrevocably opt out of the extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates in which adoption of such standards is required for other public companies.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

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The Offering

Shares of common stock offered by us	2,400,00 shares

Total shares of common stock to be outstanding after this offering	14,764,450 shares

Use of proceeds

We estimate that we will receive gross proceeds of approximately $12,000,000, assuming an initial public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The principal purposes of this offering are to increase our financial flexibility, create a public market for shares of our common stock, and facilitate our future access to the capital markets. We also expect to use the net proceeds of this offering for product development, sales and marketing, working capital, repayment of debt and other general corporate purposes. We may also use a portion of the proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, although we do not currently have any plans for any such acquisitions or investments. These expectations are subject to change.

As of the date of this prospectus, we are in default under certain of our convertible promissory notes due June 30, 2018 (“June 30 Notes”) where holders of such June 30 Notes are currently owed $75,000 of principal. We were able to cure a portion of such defaults of other previously maturing debt by obtaining consents from the holders of the June 30 Notes to extend the maturity date to July 25, 2018 and are in the process of obtaining consents from such holders to extend such maturity date further. However, in the event holders of the June 30 Notes do not agree to extend such maturity dates, holders of the June 30 Notes could be entitled to attach the net proceeds of this offering.

All of our convertible promissory notes, excluding the June 30 Notes, are due July 25, 2018 (“July 25 Notes”). Certain holders of the July 25 Notes are also our officers, directors and significant stockholders. Brett Moyer, our President, Chief Executive Officer and a member of our board of directors, is currently owed $506,000 of principal under such notes. Medalist Funds (as defined below) is currently owed $4,438,000 of principal under such notes. Brian Herr, a member of our Board of Directors is affiliated with Medalist Funds. Inizio Capital (as defined below) is currently owed $50,000 of principal under such notes. Helge Kristensen, a member of our Board of Directors is affiliated with Inizio Capital. Jonathan Gazdak, a member of our board of directors, is currently owed $20,000 of principal under such notes. Carl E. Berg and Lisa Walsh, the holders of approximately 32% and 22% of our outstanding equity securities, respectively, are currently owed $1,444,000 and $8,229,000, respectively, of principal under such notes. As of the date of this prospectus, all of our officers, directors and significant stockholders noted above, have agreed to convert their notes into shares of common stock upon the closing of this offering. We are seeking these holders’ consent to extend beyond July 25, 2018, to enable us to close this offering, or to agree that the closing of this offering will cure such default. In the event we are unable to obtain such consents, , we may not be able to repay the foregoing amounts to the holders of the July 25 Notes when due and as such, the holders of such notes may declare defaults. Further, there is a risk that a noteholder will declare an event of default before the closing of this offering. Upon the occurrence of an event of default, the noteholders could elect to declare all amounts outstanding under such notes to be due and payable and exercise the remedies as set forth thereunder. If the indebtedness under notes were to be accelerated, our future financial condition would be materially adversely affected.

See “Use of Proceeds” for additional information.

Escrow	The gross proceeds of this offering will be deposited at Signature Bank, in an escrow account established by us. We do not intend to close this offering unless we sell at least $10,000,000 of common stock in order to satisfy the listing conditions to trade our common stock on NASDAQ. This offering will terminate on July 28, 2018 (two (2) days after the date of this prospectus) (the “Initial Offering Termination Date”), which date may be extended to a date up to and including July 29, 2018 (one (1) day after the Initial Offering Termination Date) (the “Offering Termination Date”), unless we sell the amount of common stock set forth on the table on the cover page of this prospectus before that date or we decide to terminate this offering prior to that date. The gross proceeds of this offering will be deposited at Signature Bank, in an escrow account established by us. Prior to the Initial Offering Termination Date or the Offering Termination Date, as applicable, in no event will funds be returned to you, unless we elect, at our option, to terminate the offering. In the event that we decide to extend the offering period beyond the Initial Offering Termination Date to the Offering Termination Date, we will seek reconfirmations from investors who have deposited funds into the escrow account and all funds deposited by investors who do not reconfirm will be promptly returned without interest or offset. Upon the Initial Offering Termination Date or the Offering Termination Date, as applicable, all of the funds will be released to us and we will consummate the offering and our shares of common stock will commence trading on the Nasdaq Capital Market. Notwithstanding the foregoing, in the event that we do not sell a minimum of $10,000,000 of common stock by the Initial Offering Termination Date or the Offering Termination Date, as applicable, in order to satisfy the listing conditions to trade our common stock on the NASDAQ, all funds received will be promptly returned to investors without interest or offset.

Risk factors	See “Risk Factors” beginning on page 10 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Proposed NASDAQ symbol

“WISA”.

We have applied to list our common stock on NASDAQ simultaneously with the closing of this offering. If our listing application is not approved by NASDAQ, we will not be able to consummate the offering and will terminate this offering.

Conflicts of Interest	Jonathan Gazdak, a member of the Company’s board of directors, is a managing director and the head of investment banking at Alexander Capital, L.P., one of the underwriters for this offering. Accordingly, this offering is being made in compliance with the requirements of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. This rule requires, among other things, that a “qualified independent underwriter" has participated in the preparation of, and has exercised the usual standards of “due diligence” with respect to, the registration statement. WallachBeth Capital LLC has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act. See “Underwriting – Conflicts of Interest”.

Shares of our common stock that will be outstanding after this offering is based on 12,364,450 shares outstanding as of July 25, 2018 and assumes both the conversion of (i) all outstanding Series C Original Issue Discount Convertible Promissory Notes, plus accrued interest, as amended (the “Series C Convertible Notes”), at a conversion price of $4.00 per share, all outstanding Series D Senior Secured Original Issue Discount Convertible Notes, plus accrued interest, as amended (the “Series D Convertible Notes”), at a conversion price of $3.75 per share, all outstanding Series F Senior Secured 15% Convertible Notes, plus accrued interest, as amended (the “Series F Convertible Notes”), at a conversion price of $3.00 per share, all outstanding Series G 20% Original Issue Discount Senior Secured Promissory Notes, plus accrued interest, as amended (the “Series G Convertible Notes”), at a conversion price of $2.00 and all other outstanding convertible promissory notes, plus accrued interest (the “Other Convertible Notes”) at an average conversion price of $3.90 per share, except for $200,000 of such notes which shall be repaid in cash immediately following this offering and (ii) preferred stock to common stock, but excludes (x) all warrants outstanding or issuable in connection with this offering and (y) 1,437,596 shares of restricted common stock issued on January 30, 2018 under our 2018 Long-Term Incentive Plan (the “LTIP”) which will be released in three equal tranches over the next 14 months.   Holders of the majority of the outstanding shares of our preferred stock and holders of 99% of our aggregate outstanding notes have agreed to convert such shares and notes, respectively, into shares of our common stock upon the closing of this offering.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	the conversion of both (i) all outstanding convertible promissory notes, except for $200,000 of such notes to be repaid in cash immediately following this offering and (ii) outstanding shares of preferred stock into shares of common stock;

●	no exercise of warrants outstanding or issuable in connection with this offering; and

●	the exclusion of 1,437,596 shares of restricted common stock have been issued pursuant to the LTIP but have not yet been released.

8

Summary Consolidated Financial and Other Data

The following summary consolidated financial information should be read together with our consolidated financial statements and related notes, as well as the information found under the sections titled “Selected Consolidated Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

We derived the summary consolidated statements of operations data for the years ended December 31, 2016 and 2017 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the selected consolidated statements of operations data for the three months ended March 31, 2017 and 2018, from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. We have prepared the unaudited interim condensed consolidated financial statements on the same basis as the audited consolidated financial statements and have included, in our opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair statement of the financial information set forth in those statements. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data included in this section are not intended to replace the consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

	Year ended December 31,		Three months ended March 31,
	2016	2017	2017	2018
Revenue, net	$1,273,113	$1,112,726	$460,603	$281,795
Cost of revenue	1,533,790	1,271,534	416,206	398,447
Gross profit	(260,677)	(158,808)	44,397	(116,652)

Operating Expenses:
Research and development	5,218,958	3,664,629	964,626	1,604,807
Sales and marketing	2,049,265	1,589,417	495,262	912,080
General and administrative	967,690	1,428,667	295,365	1,230,631
Total operating expenses	8,235,913	6,682,713	1,755,253	3,747,518
Loss from operations	(8,496,590)	(6,841,521)	(1,710,856)	(3,864,170)
Interest expense	(1,863,746)	(14,696,283)	(1,488,755)	(8,737,900)
Change in fair value of warrant liability	568,103	4,309,478	(64,052)	109,000
Change in fair value of derivative liability	-	(9,040,000)	-	(814,000)
Gain on extinguishment of convertible notes payable	-	621,981	-	-
Other income (expense), net	93,399	(258)	(3,708)	684
Loss before provision for income taxes	(9,698,834)	(25,646,603)	(3,267,371)	(13,306,386)
Provision for income taxes	9,435	5,610	2,950	2,000
Net loss	$(9,708,269)	$(25,652,213)	$(3,270,321)	$(13,308,386)
Net loss per common unit/share - basic and diluted	$(7.36)	$(75.89)	$(9.58)	$(40.96)
Weighted average number of common units/shares used in computing net loss per common unit/share	1,319,016	338,011	341,488	324,934
Pro forma net loss per common share - basic and diluted (1)				$(4.31)
Pro forma weighted average number of common shares used in computing pro forma net loss per common share (1)				3,087,742

(1)	Pro forma shows the conversion of all preferred stock to common stock in connection with the Company’s initial public offering.

9

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our common stock. If any of the following risks is realized, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business and Industry

Loss of key customers.

A small number of our customers may represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly. Sales to Guo Guang Electric Co., a Chinese ODM, that builds product for large consumer electronic companies, represented 67% of our revenue for the three months ended March 31, 2018 while Bang and Olufsen represented 27% of our revenue for the three months ended March 31, 2018.

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Reliance on semiconductor and module manufacturers.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturer(s), there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturer or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

Declines in or problems with the WiSA Association Membership could negatively affect our reputation.

We rely significantly on the members of our wholly-owned subsidiary, WiSA, LLC, to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	Rapid technological change;

●	New and improved technology and frequent product introductions;

●	Changing consumer demands;

●	Evolving industry standards; and

●	Technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Economic uncertainties or downturns, or political changes, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and operating results. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in funds available to our customers and potential customers and negatively affect the rate of growth of our business.

General worldwide economic uncertainty and political changes in the United States and elsewhere could impact our business. Such conditions may make it extremely difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

11

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry, or the impact of political changes. If the economic conditions of the general economy or industries in which we operate worsen from present levels, or if recent political changes result in less funding being available to purchase our solutions, our business, operating results, financial condition and cash flows could be adversely affected.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems and speaker systems for commercial use. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

We have not been profitable historically and may not achieve or maintain profitability in the future.

We have posted a net loss in each year since inception, including net losses of $9,708,269 and $25,652,213 in the years ended December 31, 2016 and 2017, respectively, and a net loss of $13,308,386 for the three months ended March 31, 2018. As of March 31, 2018, we had an accumulated deficit of $121,591,809. While we expect to experience stronger revenue growth in future periods, we are not certain whether or when we will obtain a high enough volume of sales of our solutions to sustain or increase our growth or achieve or maintain profitability in the future. We also expect our costs to increase in future periods, which could negatively affect our future operating results if our revenue does not increase. In particular, we expect to continue to expend substantial financial and other resources on:

●	sales and marketing, including a significant expansion of our sales organization, both domestically and internationally;

●	research and development related to our solutions, including investments in our engineering and technical teams;

●	continued international expansion of our business; and

●	general and administrative expenses, including legal and accounting expenses preparing for and related to being a public company.

These investments may not result in increased revenue or growth in our business. If we are unable to increase our revenue at a rate sufficient to offset the expected increase in our costs, our business, operating results and financial position may be harmed, and we may not be able to achieve or maintain profitability over the long term. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in losses in future periods. If our revenue growth does not meet our expectations in future periods, our financial performance may be harmed, and we may not achieve or maintain profitability in the future.

12

We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business and the proceeds from this offering, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely affected. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a material adverse effect on our business, operating results, financial condition and prospects.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

13

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the general public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the end result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

14

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems as a whole may advance technologically. Such changes could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and adversely impact our business.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter as a result of various factors, many of which are outside of our control, including:

●	the expansion of our customer base;

●	the renewal of agreements with, and expansion of coverage by, existing customers;

●	the size, timing and terms of our sales to both existing and new customers;

●	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

●	changes in our customers’ and potential customers’ budgets;

●	our ability to control costs, including our operating expenses;

●	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

●	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals; and

●	general economic and political conditions, both domestically and internationally.

Any one of these or other factors discussed elsewhere in this prospectus may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

15

We conduct international operations, which exposes us to significant risks.

Our main office is in Oregon, but we also have employees in Japan and Taiwan and representatives in China and the Republic of Korea. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

●	the potential impact of currency exchange fluctuations;

●	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

●	potentially greater difficulty collecting accounts receivable and longer payment cycles;

●	the availability of coverage by wireless and internet carriers in international markets;

●	higher or more variable costs associated with wireless and internet carriers and other service providers;

●	the need to offer customer support in various languages;

●	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

●	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

●	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

●	tariffs and other non-tariff barriers, such as quotas and local content rules;

●	more limited protection for our intellectual property in some countries;

●	adverse or uncertain tax consequences as a result of international operations;

●	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

●	restrictions on the transfer of funds;

●	deterioration of political relations between the United States and other countries; and

●	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations, and adversely affect our business, operating results and financial condition.

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We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of common stock or warrants to purchase common stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested warrants have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our common stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may have a contingent liability arising out of a possible violation of Section 5 of the Securities Act in connection with our use of the free writing prospectuses filed with the Securities and Exchange Commission on May 11, 2018.

Rule 433(b)(2) of the Securities Act requires that an unseasoned or non-reporting issuer (such as the Company) disseminating a free writing prospectus must accompany or precede such free writing prospectus with the most recent statutory prospectus (unless there has been no changes to a previously provided prospectus).

On May 11, 2018, after filing Amendment No. 1 to the registration statement of which this prospectus forms a part (“Amendment No. 1”), we filed a free writing prospectus with the SEC. Amendment No. 1 did not include the volume or number of shares being offered. We intend to re-circulate an amended preliminary prospectus to all recipients of the free writing prospectuses that includes the volume of shares or amount being offered.

Our use of the May 11, 2018 free writing prospectus, in reliance on Instruction 1 to Regulation S-K Item 501(b)(3), could be challenged as a violation of Section 5 of the Securities Act. If our use of the free writing prospectuses is challenged, we could have a contingent liability arising out of the possible violation of Section 5 of the Securities Act. Any liability would depend upon the number of shares purchased by the “recipients” of the free writing prospectuses. If a claim were brought by any such “recipients” of such free writing prospectuses and a court were to conclude that the public dissemination of such free writing prospectus constituted a violation of Section 5 of the Securities Act, the “recipient” may have rescission rights and we could be required to repurchase the shares sold to the “recipients” who reviewed such free writing prospectuses, at the original purchase price, plus statutory interest from the date of purchase, for claims brought during a period of one year from the date of their purchase of shares. We could also incur considerable expense in contesting any such claims. Such payments and expenses, if required, could significantly reduce the amount of working capital we have available for our operations and business plan, delay or prevent us from completing our plan of operations, or force us to raise additional funding sooner than expected, which funding may not be available on favorable terms, if at all. Additionally, the value of our securities will likely decline in value in the event we are deemed to have liability, or are required to make payments or pay expenses in connection with the potential claim described above.

As of July 26, 2018, we are currently in default under certain of our convertible promissory notes due June 30, 2018 and July 25, 2018 (the “June and July Notes”), and were previously in default under certain of our other convertible promissory notes, which defaults have since been cured. Were the holders of the June and July Notes to assert an event of default and demand repayment pursuant to the terms of such notes, or were we to re-enter into default under such other convertible promissory notes and were the holders of such notes to assert an event of default and demand repayment pursuant to the terms of such notes, our business, operating results and financial condition would be adversely affected.

Holders of certain of our convertible promissory notes that we have issued between 2010 and July 29, 2018 had a maturity date of June 30, 2018 and July 25, 2018. As of the date of this prospectus, we are currently in default under certain of the June and July Notes. In accordance with the default provisions of such notes, we owe such holders principal of approximately $28.2 million. We are in the process of attempting to cure such defaults by obtaining consents from the holders of the June and July Notes to extend their respective maturity dates beyond July 25, 2018. However, in the event that such consents are not obtained and the maturity date is not extended, and the holders of the June and July Notes were to assert an event of default and demand repayment, our business, operating results and financial condition would be adversely affected.

Holders of various convertible promissory notes that we have issued between 2010 and June 29, 2018 had a maturity dates of June 30, 2018, July 15, 2018 and July 16, 2018. We are no longer currently in default under such notes and have obtained the necessary consents from such note holders to extend the maturity dates of such notes to July 25, 2018, which is the date of this prospectus. However, we cannot guarantee that we will not enter into default under such notes in the future by not repaying the amounts owed to the holders of such notes by the extended maturity date or otherwise. There is a risk that a holder of our debt will declare an event of default subsequent to the pricing of this offering but before its closing, which default we may not be able to cure. In the event that we re-enter into default under such notes, and such note holders were to assert an event of default and demand repayment pursuant to the terms of such notes, our business, operating results and financial condition would be adversely affected.

Our current outstanding debt could restrict our operational and financial flexibility, which could adversely affect our ability to respond to changes in our business and to manage our operations.

We currently have a large amount of debt outstanding, a portion of which matured on June 30, 2018 and July 25, 2018 and are currently in default (see June and July Notes). We are in the process of obtaining consents to extend the terms of the past-maturity debt beyond July 25, 2018, by which time we expect to have priced and closed this offering. If we are unsuccessful in receiving the consent of any and all current debtholders, we may be obligated to use portions of this offering to repay any outstanding notes that to not consent to the requested extension. Upon the occurrence of an event of default, the noteholders could elect to declare all amounts outstanding under such Notes to be due and payable and exercise the remedies as set forth thereunder. If the indebtedness under notes were to be accelerated, our future financial condition could be materially adversely affected.

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We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Risks Related to Our Intellectual Property

Failure to protect our intellectual property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other intellectual property laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our intellectual property rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other intellectual property rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of July 25, 2018, we had eight issued and two pending U.S. patents covering our technology. We have patent applications pending for examination in one other jurisdictions around the world. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of intellectual property rights may be inadequate. Additional uncertainty may result from changes to intellectual property legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the intellectual property laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

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We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement claims.

There may be third-party intellectual property rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

If we are unable to protect our intellectual property, or if we infringe on the intellectual property rights of others, our business may be harmed.

Our success depends in part on intellectual property rights to the products that we develop. We rely on a combination of contractual rights, including non-disclosure agreements, trade secrets, copyrights and trademarks, to establish and protect our intellectual property rights in our names, services, methodologies and related technologies. If we lose intellectual property protection or the ability to secure intellectual property protection on any of our names, confidential information or technology, this could harm our business. Our intellectual property rights may not prevent competitors from independently developing services and methodologies similar to ours, and the steps we take might be inadequate to deter infringement or misappropriation of our intellectual property by competitors, former employees or other third parties, any of which could harm our business. We own registered trademarks in the United States that have various expiration dates unless renewed through customary processes. Our trademark registrations may be unenforceable or ineffective in protecting our trademarks. Our trademarks may be unenforceable in countries outside of the United States, which may adversely affect our ability to build our brand outside of the United States.

Although we believe that our conduct of our business does not infringe on the intellectual property rights of others, third parties may nevertheless assert infringement claims against us in the future. We may be required to modify our products, services, internal systems or technologies, or obtain a license to permit our continued use of those rights. We may be unable to do so in a timely manner, or upon reasonable terms and conditions, which could harm our business. In addition, future litigation over these matters could result in substantial costs and resource diversion. Adverse determinations in any litigation or proceedings of this type could subject us to significant liabilities to third parties and could prevent us from using some of our services, internal systems or technologies.

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Risks Related to this Offering and Ownership of Our Common Stock

There has been no prior market for our common stock. An active market may not develop or be sustainable and investors may not be able to resell their common stock at or above the initial public offering price.

There has been no public market for shares of our common stock prior to this offering. The initial public offering price for our common stock will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock following the completion of this offering. If you purchase shares of common stock in this offering, you may not be able to resell those shares at or above the initial public offering price. An active or liquid market in our common stock may not develop upon completion of this offering or, if it does develop, it may not be sustainable.

The share price of our common stock may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of common stock in this offering.

The initial public offering price for shares of common stock sold in this offering will be determined by negotiation between the representatives of the underwriters and us. This price may not reflect the market price of our common stock following the completion of this offering. In addition, we expect the market price of our common stock may be volatile for the foreseeable future. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including the factors listed below and other factors described in this “Risk Factors” section:

●	actual or anticipated fluctuations in our operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	ratings changes by any securities analysts who follow our company;

●	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and common stock market valuations of other technology companies generally;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	changes in our board of directors or management;

●	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

●	lawsuits threatened or filed against us;

●	short sales, hedging and other derivative transactions involving our common stock;

●	general economic conditions in the United States and abroad; and

●	other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many software companies. Stock prices of many software companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business, operating results, financial condition and cash flows.

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Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the future to continue our planned operations in the event that all $12,000,000 of the shares of common stock offered pursuant to this offering are not sold. Sales of a substantial number of shares of our common stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock.

We have entered into lock-up agreements with a majority of our directors, executive officers and holders of more than 5% of our equity securities that restrict the stockholders’ ability to transfer shares for 180 days from the date of this prospectus. Subject to certain exceptions, such lock-up agreements will limit the amount of common stock that may be sold immediately following this initial public offering. Subject to certain limitations, as of July 25, 2018, approximately 18,371 shares of common stock, 5,506,296 shares of common stock issuable upon exercise of warrants, 5,498,758 shares of common stock issuable upon conversion of outstanding convertible promissory notes (assuming a conversion price of (i) $4.00 per share for the Series C Convertible Notes, (ii) $3.75 per share for the Series D Convertible Notes, (iii) $3.00 per share for the Series F Convertible Notes (iv) $2.00 per share for the Series G Convertible Notes and (v) an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering,) and 2,114,120 shares of common stock issuable upon the assumed conversion of all of the outstanding shares of our preferred stock will become eligible for sale upon expiration of the 180-day lock-up period. The underwriters of this offering may, in their sole discretion, permit our stockholders who are subject to such lock-up agreements to sell common stock prior to the expiration of such agreements.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price of our common stock will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding immediately following the completion of this offering. Therefore, if you purchase shares of common stock in this offering at an assumed initial public offering price of $5.00 per share, you will experience immediate dilution of $4.27 per share, the difference between the price per share you pay for our common stock and its pro forma net tangible book value per share as of March 31, 2018, after giving effect to the issuance of shares of common stock in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased shares of common stock.

In addition, we have issued 5,600,307 warrants to acquire common stock at prices significantly below the initial public offering price. To the extent outstanding warrants are ultimately exercised, there will be further dilution to investors purchasing our common stock in this offering. In addition, if we issue additional equity securities, there is a vesting of employee stock grants, or there are any exercises of future stock options, you will experience additional dilution. We have also issued 1,437,596 shares of restricted common stock on January 30, 2018 under our LTIP, which will be released in three equal tranches over the next 14 months, and pursuant to our LTIP, 300,000 shares of our common stock have been reserved for future issuance to our employees, directors and consultants. If our board of directors elects to issue additional restricted stock, stock options and/or other equity-based awards under the LTIP, our stockholders and investors in this offering may experience additional dilution, which could cause our stock price to fall.

Our certificate of incorporation authorizes us to issue shares of blank check preferred stock, and issuances of such preferred stock, or securities convertible into or exercisable for such preferred stock, may result in immediate dilution to existing stockholders, including investors in this offering.

If we raise additional funds through future issuances of preferred equity or debt securities convertible into preferred equity, our stockholders could suffer significant dilution, and any new equity or debt securities that we issue could have rights, preferences and privileges superior to those of holders of shares of common stock. Although we have no present plans to issue any additional shares of preferred stock, and we expect that holders of certain of our outstanding convertible promissory notes and preferred stock will convert such securities into shares of our common stock upon the closing of this offering, in the event that we issue additional shares of our preferred stock, or securities convertible into or exercisable for such stock after the date of the offering, the investors in this offering will be diluted. We may choose to raise additional capital using such preferred equity or debt securities because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans.

If we are not able to comply with the applicable continued listing requirements or standards of NASDAQ, NASDAQ could delist our common stock.

In conjunction with this offering, we have applied to list our common stock on NASDAQ simultaneously with the closing of this offering. Prior to this offering, there has been no established public market for our common stock. There is no assurance that our common stock will ever be quoted on NASDAQ. Should our common stock be listed on NASDAQ, in order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

If our listing application for our common stock is not approved by NASDAQ, we will not be able to consummate the offering and will terminate this offering.

An approval of our listing application by NASDAQ will be subject to, among other things, our fulfillment of the following conditions: (i) the offering is completed and closed; (ii) we have raised a sufficient amount of equity necessary to qualify for the minimum equity requirements necessary to list on NASDAQ; and (iii) holders of our debt securities have converted their notes into our common stock pursuant to the terms of each series of notes. Currently there are two standards for admission onto NASDAQ that we are endeavoring to satisfy: either $5 million in stockholders’ equity and $15 million market value of publicly held shares; or $4 million in stockholders’ equity, $15 million market value of publicly held shares and $50 million market value of publicly listed securities. If we fail to meet the minimum requirements for listing on NASDAQ, we will not be able to consummate the offering and will terminate this offering. Failure to have our common stock listed on NASDAQ would make it more difficult for our stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange. We will need to receive a minimum offering amount of $10,000,000 in order to satisfy the listing conditions to trade our common stock on the NASDAQ.

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If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or change their opinion of our common stock, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways that may not yield a return.

We currently intend to use the net proceeds to us from this offering primarily for research and development, debt repayment and general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds from this offering for the acquisition of, or strategic investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any such acquisition or investment. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for purposes that do not increase the value of our business, which could cause the price of our common stock to decline.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We cannot predict if investors will find shares of our common stock less attractive or our company less comparable to certain other public companies because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur substantial increased costs as a result of being a public company.

As a public company, we will incur significant levels of legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ (should our common stock be listed on NASDAQ), and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. Although we have already hired additional corporate employees to comply with these requirements, we may need to hire more corporate employees in the future or engage outside consultants, which would increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

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We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in the filings that we will be required to make as a public company, our business, operating results and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

If we fail to make necessary improvements to address the material weaknesses in our internal control over financial reporting identified by our independent registered public accounting firm, we may not be able to report our financial results accurately and timely or prevent fraud, any of which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the trading price of our common stock to decline.

Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2016 and 2017, our independent registered public accounting firm identified in their report to our audit committee that we had material weaknesses in our internal control over financial reporting as of December 31, 2017 due to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our management and independent registered public accounting firm did not and were not required to perform an evaluation of our internal control over financial reporting as of and for the years ended December 31, 2016 and 2017 in accordance with the provisions of the JOBS Act.

We are in the process of taking steps intended to remedy these material weaknesses, and we will not be able to fully address these material weaknesses until these steps have been completed. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control Over Financial Reporting” for information regarding our remediation efforts. If we fail to further increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by NASDAQ (should our common stock be listed on NASDAQ), the U.S. Securities and Exchange Commission, or SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition, and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address the material weaknesses, continued disclosure of our material weaknesses will be required in future filings with the SEC, which could reduce investor confidence in our reported results and our cause our stock price to decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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Our executive officers, directors and principal stockholders own a significant percentage of our common stock and will be able to exert significant control over matters subject to stockholder approval.

Following this offering, our directors, executive officers and holders of more than 5% of our equity securities, some of whom are represented on our board of directors, together with their affiliates will beneficially own 57.1% of the voting power of our outstanding shares of common stock. As a result, these stockholders will, immediately following this offering, be able to determine the outcome of matters submitted to our stockholders for approval. This ownership could affect the value of your shares of common stock by, for example, these stockholders electing to delay, defer or prevent a change in corporate control, merger, consolidation, takeover or other business combination. This concentration of ownership may also adversely affect the market price of our common stock.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, and further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our certificate of incorporation or our bylaws; or (v) any action asserting a claim against us that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law. Our certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.  Therefore, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision that will be contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our ability to continue to increase revenue, secure new consumer electronics customers and maintain existing customers;

●	the effects of increased competition as well as innovations by new and existing competitors in our market;

●	our ability to effectively manage or sustain our growth;

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●	our ability to maintain, or strengthen awareness of, our solutions and our reputation;

●	potential acquisitions and integration of complementary business and technologies;

●	our expected use of proceeds;

●	perceived or actual integrity, reliability, quality or compatibility problems with our product solutions;

●	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

●	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

●	our ability to grow both domestically and internationally;

●	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

●	our ability to maintain, protect and enhance our intellectual property;

●	costs associated with defending intellectual property infringement and other claims; and

●	the future trading prices of our common stock and the impact of securities analysts’ reports on these prices.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. In addition, statements that state “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

Neither we nor the underwriters have independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

25

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 2,400,000 shares of our common stock in this offering will be approximately $10,355,000, based upon an assumed initial public offering price of $5.00 per share after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share would increase or decrease the net proceeds to us from this offering by approximately $2,196,000, assuming that the amount of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions payable by us. We may also increase or decrease the number of shares of common stock we are offering. An increase or decrease of 100,000 shares of common stock offered by us in this offering would increase or decrease the net proceeds to us by approximately $457,500, assuming that the assumed initial price to the public remains the same, and after deducting underwriting discounts and commissions payable by us. We do not expect that a change by these amounts in the initial offering price to the public or the common stock offered by us would have a material effect on our uses of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

The principal purposes of this offering are to increase our financial flexibility, create a public market for our common stock and facilitate our future access to the capital markets. Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds from this offering for product development, sales and marketing, repayment of debt, working capital and other general corporate purposes, including investments in sales and marketing in the United States and internationally. We intend to use approximately $3.6 million of this offering for research and development and productizing our intellectual property. We may also use a portion of the proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, although we do not currently have any plans for any such acquisitions or investments. We have not allocated specific amounts of net proceeds for any of these purposes.

The Company plans to use the proceeds of this offering, net of expenses, approximately as follows:

	30%	50%	75%	100%

Use of Proceeds	$3,600,000	$6,000,000	$9,000,000	$12,000,000
Expenses associated with the offering (including commissions)	$931,000	$1,135,000	$1,390,000	$1,645,000
Repayment of debt	$200,000	$200,000	$200,000	$200,000
Sales, marketing, general and administrative activities	$1,233,000	$2,466,000	$3,699,000	$4,932,000
Product development	$1,080,000	$1,800,000	$2,700,000	$3,600,000
General working capital purposes	$156,000	$374,000	$911,000	$1,473,000
Capital expenditures	$-	$25,000	$100,000	$150,000

Total Expenses	$3,600,000	$6,000,000	$9,000,000	$12,000,000

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. Given the best efforts nature of this offering, in the event that only 75%, 50%, or substantially less than half of the shares of common stock offered pursuant to this offering are sold, we expect to use the resulting proceeds first, to pay the expenses associated with the offering and to repay certain debt including (a) $100,000 of the amounts due to Hallo Development Co, LLC pursuant to an unsecured convertible promissory note, as amended, issued by the Company in 2010 and due July 25, 2018 and (b) $100,000 of the amounts due to the holder of a convertible promissory note, as amended, issued by the Company in January 2015 and due July 25, 2018, and thereafter, to apply the remaining proceeds to the categories in the use of proceeds table above in the same order of priority and in approximately the same proportions as they would have been applied had 100% of the shares of common stock been sold. Notwithstanding the foregoing, we do not intend to close this offering unless we sell at least $10,000,000 of common stock in order to satisfy the listing conditions to trade our common stock on the NASDAQ.

We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short- and intermediate-term, interest-bearing, investment-grade securities. In addition, as this offering is a “best efforts” offering, if we are unable to raise substantial funds from this offering, the amount of net proceeds that will be available for our use may be less than anticipated. Consequently, the value of your investments in us will fluctuate with our ability to allocate such proceeds to their intended uses.

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DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant. We are subject to covenants under our debt arrangement that place restrictions on our ability to pay dividends.

27

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2018:

•	on an actual basis;

•	on a pro forma basis, after giving effect to the conversion of (i) all outstanding Series C Convertible Notes at a conversion price of $4.00 per share, all outstanding Series D Convertible Notes at a conversion price of $3.75 per share, all outstanding Series F Convertible Notes at a conversion price of $3.00 per share and all Other Convertible Notes at an average conversion price of $3.90 per share, except for $200,000 of such notes which shall be repaid in cash immediately following this offering, (ii) preferred stock to common stock and (iii) derivative liability and warrant liability to additional paid-in capital.

•	on a pro forma as adjusted basis, after giving effect to the conversion of (i) all outstanding Series C Convertible Notes at a conversion price of $4.00 per share, all outstanding Series D Convertible Notes at a conversion price of $3.75 per share, all outstanding Series F Convertible Notes at a conversion price of $3.00 per share and all Other Convertible Notes at an average conversion price of $3.90 per share, except for $200,000 of such notes which shall be repaid in cash immediately following this offering (ii) preferred stock to common stock (iii) derivative liability and warrant liability to additional paid-in capital, (iv) the sale by us of $10,000,000 of common stock in this offering (minimum offering amount required by us to satisfy the listing conditions to trade our common stock on NASDAQ) comprised of 2,000,000 shares of common stock at an assumed initial public offering price of $5.00 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and after using $200,000 of the net proceeds to pay a portion of the outstanding principal under our debt facilities .

You should read the information in this table together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2018
(unaudited)	Actual	Pro Forma	Pro Forma as Adjusted
Cash and cash equivalents	$75,201	$75,201	$8,400,201
Convertible notes payable	11,945,254	200,000	-
Accrued interest	3,276,063	-	-
Derivative liability	22,959,000	-	-
Warrant liability	926,786	-	-
Preferred stock, par value $0.0001, 20,000,000 shares authorized;
2,762,594, zero and zero shares issued and outstanding - actual, pro forma
and pro forma as adjusted	64,734,841	-	-
Stockholders' Deficit:
Common stock, par value $0.0001, 200,000,000 shares authorized and 325,148,
9,943,421 and 11,943,421 shares issued and outstanding - actual, pro forma
and pro forma as adjusted	33	994	1,194
Additional paid-in capital	16,712,826	120,353,809	128,878,609
Accumulated other comprehensive loss	(42,492)	(42,492)	(42,492)
Accumulated deficit	(121,591,809)	(121,591,809)	(121,591,809)
Total stockholders' equity (deficit)	(104,921,442)	(1,279,498)	7,245,502

Total capitalization	$(1,079,498)	$(1,079,498)	$7,245,502

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after the completion of this offering.

Our historical net tangible book value as of March 31, 2018 was ($40,272,713), or ($123.86) per share of common stock. Our historical net tangible book value per share represents our total tangible assets less our total liabilities, divided by the shares of common stock outstanding as of March 31, 2018.

Our pro forma net tangible book value as of March 31, 2018 would have been ($1,365,610), or ($0.14) per share of common stock. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the shares of common stock outstanding as of March 31, 2018, after giving effect to the conversion of (i) all outstanding convertible promissory notes and accrued interest into 6,855,679 shares of common stock, assuming a conversion price of (a) $4.00 per share for the Series C Convertible Notes, (b) $3.75 per share for the Series D Convertible Notes, (c) $3.00 per share for the Series F Convertible Notes and (d) an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid immediately in cash following this offering, and (ii) 2,762,594 shares of our outstanding preferred stock into an aggregate of 9,618,273 shares of common stock upon the closing of this offering and the reclassification of the warrant liability and derivative liability into additional paid-in capital.   Holders of the majority of the outstanding shares of our preferred stock and holders of 99% of our aggregate outstanding notes have agreed to convert such shares and notes, respectively, into shares of our common stock upon the closing of this offering.

Our pro forma as adjusted net tangible book value represents our pro forma net tangible book value, plus the effect of (1) the sale of $10,000,000 of common stock (minimum offering amount required by us to satisfy the listing conditions to trade our common stock on NASDAQ) or $12,000,000 of common stock (offering amount on the cover page of this prospectus) in this offering at an assumed initial public offering price of $5.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and (2) the use of $200,000 of net proceeds to repay certain of our debt. Our pro forma as adjusted net tangible book value as of March 31, 2018 would have been $7,159,390, or $0.60 per share (minimum offering amount required by us to satisfy the listing conditions to trade our common stock on NASDAQ) of common stock or $8,989,390, or $0.73 per share (offering amount on the cover page of this prospectus) of common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.74 per share (minimum offering amount required by us to satisfy the listing conditions to trade our common stock on NASDAQ) or $0.87 per share (offering amount on the cover page of this prospectus) to our existing stockholders.

The following table illustrates this dilution on a per share basis to new investors:

	Minimum Offering Amount Required by us to Satisfy the Listing Conditions to Trade our Common Stock on NASDAQ		Offering Amount on the Cover Page of this Prospectus
Assumed initial public offering price per share	$5.00		$5.00
Historical net tangible book value per share as of March 31, 2018	$(123.86)		$(123.86)
Increase per share attributable to the pro forma transactions described above	$123.72		$123.72
Pro forma net tangible book value per share as of March 31, 2018	$(0.1	4)	$(0.14)
Increase in pro forma net tangible book value per share attributed to new investors purchasing shares from us in this offering	$0.74		$0.87
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$0.60		$0.73
Dilution in pro forma as adjusted net tangible book value per share to new investors in this offering	$4.40		$4.27

The dilution information discussed above is illustrative only and will change based on the actual initial public offering price and other terms of this offering to be determined at pricing. Assuming the sale of $12,000,000 of the shares of common stock (offering amount on the cover page of this prospectus), each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the pro forma as adjusted net tangible book value per share by approximately $0.18, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions. Assuming an initial public offering price of $5.00 per share, warrants to purchase an additional 3,979,092 shares of our common stock could be exercised which would result in the increase to the pro forma as adjusted net tangible book value by approximately $0.62 per share, assuming the offering amount on the cover page of this prospectus.

29

The following tables summarize as of March 31, 2018, on the pro forma as adjusted basis described above, the number of shares of our common stock, the total consideration and the average price per share (1) paid to us by our existing stockholders and (2) to be paid by investors purchasing shares of our common stock in this offering at an assumed initial public offering price of $5.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the minimum amount required by us to satisfy the NASDAQ listing requirements is sold:

	Shares Purchased		Total Consideration		Weighted- Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	9,943,421	83.3%	$91,909,679	90.2%	$9.24
New investors	2,000,000	16.7%	10,000,000	9.8	5.00
Total	11,943,421	100.0%	$101,909,679	100.0%	$8.53

If the offering amount on the cover page of this prospectus is sold:

	Shares Purchased		Total Consideration		Weighted- Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	9,943,421	80.6%	$91,909,679	88.5%	$9.24
New investors	2,400,000	19.4	12,000,000	11.5	5.00
Total	12,343,421	100.0%	$103,909,679	100.0%	$8.42

The number of shares that will be outstanding after this offering is based on 325,148 shares of common stock outstanding as of March 31, 2018 and assumes the conversion of all outstanding convertible promissory notes and accrued interest, assuming a conversion price of (i) $4.00 per share for the Series C Convertible Notes, (ii) $3.75 per share for the Series D Convertible Notes, (iii) $3.00 per share for the Series F Convertible Notes and (iv) an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering and all shares of our outstanding preferred stock as of March 31, 2018, but excludes (x) all warrants outstanding as of such date and (y) 1,437,596 shares of restricted common stock issued on January 30, 2018 under our LTIP which will be released in three equal tranches over the next 14 months.

As of March 31, 2018, there were warrants outstanding for the purchase of 6,797,038 shares of common stock, 2,762,594 shares of our preferred stock outstanding and promissory notes and accrued interest convertible into 6,855,679 shares of common stock, assuming a conversion price of (i) $4.00 per share for the Series C Convertible Notes, (ii) $3.75 per share for the Series D Convertible Notes, (iii) $3.00 per share for the Series F Convertible Notes and (iv) an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering. To the extent that warrants are exercised, new options or other securities are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial and other data should be read together with our consolidated financial statements and related notes, as well as the information found under the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. We derived the selected consolidated statements of operations data for the years ended December 31, 2016 and 2017 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the selected consolidated statements of operations data for the three months ended March 31, 2017 and 2018, and the selected consolidated balance sheet data as of March 31, 2018, from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. We have prepared the unaudited interim condensed consolidated financial statements on the same basis as the audited consolidated financial statements and have included, in our opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair statement of the financial information set forth in those statements. The summary financial data included in this section are not intended to replace the consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future results, and our interim results for the three months ended March 31, 2018 are not necessarily indicative of results to be expected for the full year ending December 31, 2018, or any other period.

	Year ended December 31,		Three months ended March 31,
	2016	2017	2017	2018
Revenue, net	$1,273,113	$1,112,726	$460,603	$281,795
Cost of revenue	1,533,790	1,271,534	416,206	398,447
Gross profit	(260,677)	(158,808)	44,397	(116,652)

Operating Expenses:
Research and development	5,218,958	3,664,629	964,626	1,604,807
Sales and marketing	2,049,265	1,589,417	495,262	912,080
General and administrative	967,690	1,428,667	295,365	1,230,631
Total operating expenses	8,235,913	6,682,713	1,755,253	3,747,518
Loss from operations	(8,496,590)	(6,841,521)	(1,710,856)	(3,864,170)
Interest expense	(1,863,746)	(14,696,283)	(1,488,755)	(8,737,900)
Change in fair value of warrant liability	568,103	4,309,478	(64,052)	109,000
Change in fair value of derivative liability	-	(9,040,000)	-	(814,000)
Gain on extinguishment of convertible notes payable	-	621,981	-	-
Other income (expense), net	93,399	(258)	(3,708)	684
Loss before provision for income taxes	(9,698,834)	(25,646,603)	(3,267,371)	(13,306,386)
Provision for income taxes	9,435	5,610	2,950	2,000
Net loss	$(9,708,269)	$(25,652,213)	$(3,270,321)	$(13,308,386)
Net loss per common unit/share - basic and diluted	$(7.36)	$(75.89)	$(9.58)	$(40.96)
Weighted average number of common units/shares used in computing net loss per common unit/share	1,319,016	338,011	341,488	324,934
Pro forma net loss per common share - basic and diluted (1)				$(4.31)
Pro forma weighted average number of common shares used in computing pro forma net loss per common share (1)				3,087,742

(1)	Pro forma shows the conversion of all preferred stock to common stock in connection with the Company’s initial public offering.

	December 31,		March 31,
	2016	2017	2018
Consolidated balance sheet data:
Cash and cash equivalents	$92,262	$249,143	75,201
Working capital	(6,557,078)	(7,955,360)	(16,557,859)
Total assets	942,639	1,456,913	1,521,795
Total debt	3,855,100	5,241,361	11,945,254
Total members'/stockholders' deficit	(72,755,396)	(94,493,334)	(104,921,442)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the consolidated financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 10, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

We were formed as Summit Semiconductor, LLC, a Delaware limited liability company, on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017, at which time we changed our name to Summit Semiconductor, Inc. We run our operations through Summit Semiconductor, Inc., as well as through our wholly-owned subsidiaries, Summit Semiconductor K.K., a Japanese corporation and WiSA, LLC, a Delaware limited liability company. The address of our corporate headquarters is 6840 Via Del Oro, Ste. 280, San Jose, CA 95119. Our website address is www.summitwireless.com. The information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and is intended for informational purposes only.

We are an early stage technology company and our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

Our plan also anticipates that our technology will address some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (AV) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24bit audio up to 96k sample rates) and emphasizing ease of setup. To our knowledge, Summit’s custom chip and module technology is one of the only technologies available today that can stream up to eight separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one micro second, thus eliminating phase distortion between speakers. Summit’s first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

We are currently developing certain proprietary software that we believe will provide similar functionality and quality and allow us to enable smart devices, that have Wi-Fi and video media, to deliver surround sound audio. We believe our software based-solution which other brands can integrate into their devices and will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making the need for complex physical wire installations unnecessary (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with Linux, iOS or Android operating systems.

To date, our operations have been funded through sales of our common equity, debt instruments, and revenue from the sale of our products. Our consolidated financial statements contemplate the continuation of our business as a going concern. However, we are subject to the risks and uncertainties associated with an emerging business, as noted above we have no established source of capital, and we have incurred recurring losses from operations since inception. These matters raise substantial doubt about our ability to continue as a going concern.

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Plan of Operation

Our plan of operation is to focus our efforts in offering a suite of technologies that will enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

We have designed wireless modules that provide high performance wireless audio for our customers to build into their products like a speaker, TV, or dongle for example. These modules include our custom semiconductors with our IP built in as well as a Wi-Fi radio for communications. By designing and selling these modules we can reduce our customers design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers, that receives the wireless audio signal and processes it for audio play out.

Industry Background

The wireless audio market is expected to grow from $16.13 billion in 2016 to $31.80 billion by 2023 according to a June 2017 report by Markets and MarketsTM research firm available at www.marketsandmarkets.com. The information contained in or accessible through the foregoing website is not part of this prospectus or the registration statement of which this prospectus forms a part, and is intended for informational purposes only. The primary growth segments for in home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. The recent emergence of the latter component audio system has presented issues in latency and quality among wireless devices, which Summit’s technology aims to fix.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, our observance of trends in the industry and information available from other outside sources, as appropriate. Please see Note 2 of the Notes to the Consolidated Financial Statements for a more complete description of our significant accounting policies.

Upon the filing of our initial registration statement, we intend to utilize the extended transition period provided in Securities Act Section 7(a)(2)(B) as allowed by Section 107(b)(1) of the JOBS Act for the adoption of new or revised accounting standards as applicable to emerging growth companies. As part of the election, we will not be required to comply with any new or revised financial accounting standard until such time that a company that does not qualify as an “issuer” (as defined under Section 2(a) of the Sarbanes-Oxley Act of 2002) is required to comply with such new or revised accounting standards.

As an emerging growth company within the meaning of the rules under the Securities Act, and we will utilize certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies. For example, we will not have to provide an auditor’s attestation report on our internal control in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to utilize this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies.

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Comparison of the Three Months Ended March 31, 2017 and 2018

Revenue

Revenue for the three months ended March 31, 2018 was $282,000, a decrease of ($179,000) or 39%, compared to the same period of 2017. The decrease in revenue was attributable to lower module sales.

Cost of Revenue and Operating Expenses

Cost of Revenue

Cost of revenue for the three months ended March 31, 2018 was $398,000, a decrease of ($18,000) compared to the same period of 2017. Cost of revenue decreased $47,000 as a direct result of the reduced revenue between comparable time periods, partially offset by increased stock compensation charges of approximately $24,000.

Research and development

Research and development expenses for the three months ended March 31, 2018 were $1,605,000, an increase of $640,000 compared to the same period of 2017. The increase in research and development expenses is primarily related to increased stock compensation charges of approximately $662,000.

Sales and marketing

Sales and marketing expenses for the three months ended March 31, 2018 were $912,000, an increase of $417,000 compared to the same period of 2017. The increase in sales and marketing expenses is primarily related to increased stock compensation charges of approximately $555,000 partially offset by reduced salary and benefit expense of $132,000, as we reduced our average headcount by two employees.

General and Administrative

General and administrative expenses for the three months ended March 31, 2018 were $1,231,000, an increase of $935,000 compared to the same period of 2017. The increase in general and administrative expenses is primarily related to increased stock compensation charges of approximately $902,000 and increased accounting expenses of $35,000 as we prepare for an initial public offering, partially offset by decreased salary and benefit expenses of $45,000, as all three administrative employees agreed to temporarily reduced salaries to reduce the Company’s cash requirements.

Interest Expense

Interest expense for the three months ended March 31, 2018 was $8,738,000, an increase of $7,249,000 compared to the same period of 2017. Interest expense increased primarily due to increased amortization of debt discount charges of $6,513,000 as well as an increase in total debt of $10,799,000 between the comparison periods.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability for the three months ended March 31, 2018 was a gain of $109,000, an increase of $173,000 compared to the same period of 2017. The gain is primarily due to the decrease in the stock price which led to a decrease in the fair value of the warrants.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability for the three months ended March 31, 2018 was a loss of $814,000, an increase of $814,000 compared to the same period of 2017. The increase in the derivative liability is primarily related to the additional $1,345,000 Series F Convertible Notes issued in the three months ended March 31, 2018 as well as the increase of the fair value of the embedded conversion feature of its February 2016 Note, Series C, Series D, Series E and Series F Convertible Notes as the Company works towards its planned IPO. No derivative liability was booked in the three months ended March 31, 2017 as the embedded conversion feature had de minimus value as the Company was not actively seeking any type of offering or change of control due to its financial condition.

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Comparison of the Years Ended December 31, 2016 and 2017

Revenue

Revenue for the year ended December 31, 2017 was $1,113,000, a decrease of ($160,000) or 13%, compared to the same period of 2016. The decrease in revenue was attributable to lower module sales and WISA Association membership renewals.

Cost of Revenue and Operating Expenses

Cost of Revenue

Cost of revenue for the year ended December 31, 2017 was $1,272,000, a decrease of ($262,000) compared to the same period of 2016. Cost of revenue decreased $211,000 as a direct result of the reduced revenue between comparable time periods, decreased salary and benefit expense of $98,000 and decreased warrant compensation charges of approximately $41,000, partially offset by inventory obsolescence charges of $69,000.

Research and development

Research and development expenses for the year ended December 31, 2017 were $3,665,000, a decrease of ($1,554,000) compared to the same period of 2016. The decrease in research and development expenses is primarily related to reduced salary and benefit expense of $1,095,000, as we reduced our average headcount by six employees, reduced consulting expenses of $82,000 and reduced warrant compensation charges of approximately $358,000.

Sales and marketing

Sales and marketing expenses for the year ended December 31, 2017 were $1,589,000, a decrease of ($460,000) compared to the same period of 2016. The decrease in sales and marketing expenses is primarily related to reduced salary and benefit expense of $258,000, as we reduced our average headcount by two employees, reduced warrant compensation charges of approximately $143,000, and reduced consulting expenses of $42,000.

General and Administrative

General and administrative expenses for the year ended December 31, 2017 were $1,429,000, an increase of $461,000 compared to the same period of 2016. The increase in general and administrative expenses is primarily related to (i) the Series E Convertible Note holder’s legal fees and consulting fees of $179,000 and $102,000, respectively (see Note 5 of the Notes to the Consolidated Financial Statements for further information), (ii) consulting and accounting fees of $110,000 and $50,000, respectively, as we prepare for an initial public offering (“IPO”) and (iii) increased legal fees of $70,000, partially offset by reduced warrant compensation charges of approximately $61,000. Over time, we expect our administrative expenses to increase in absolute dollars due to continued growth in headcount to support our business and operations as a public company.

Interest Expense

Interest expense for the year ended December 31, 2017 was $14,696,000, an increase of $12,823,000 compared to the same period of 2016. Interest expense increased primarily due to increased amortization of debt discount charges of $9,946,000 as well as an increase in total debt of $11,838,000 between the comparison periods.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability for the year ended December 31, 2017 was $4,309,000, an increase of $3,741,000 compared to the same period of 2016. The increase in warrant fair value is primarily due to the issuance of warrants in connection with the additional $17,156,000 of convertible note financings between comparison periods and the decrease in the unit/stock price which led to a decrease in the fair value of the warrants.

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Change in Fair Value of Derivative Liability

Change in fair value of derivative liability for the year ended December 31, 2017 was $20,832,000, an increase of $20,832,000 compared to the same period of 2016. The Company has recorded a derivative liability on its February 2016 Note, Series C, Series D, Series E and Series F Convertible Notes as those convertible notes all contain an embedded conversion feature that could be triggered as a result of the Company’s planned IPO. (See Note 6 of the Notes to the Consolidated Financial Statements for fair value computation.) Prior to September 30, 2017, the embedded conversion feature had de minimis value as the Company was not actively seeking any type of offering or change of control due to its financial condition.

Gain on Extinguishment of Convertible Notes Payable

Gain on extinguishment of convertible notes payable for the year ended December 31, 2017 was $622,000, an increase of $622,000 compared to the same period of 2016. The gain is directly related to the elimination of the derivative liability associated with the Series E Convertible Note which was repaid on November 30, 2017.

Liquidity and Capital Resources

Cash and cash equivalents as of March 31, 2018 were $75,201 compared to $249,143 as of December 31, 2017. The decrease in cash and cash equivalents during the three months ended March 31, 2018 was directly related to the timing of payments and receipt of funding.

We incurred a net loss of ($13,308,000) for the three months ended March 31, 2018 and used net cash in operating activities of ($1,379,000). For the three months ended March 31, 2017 we incurred a net loss of ($3,270,000) and used net cash in operating activities of ($2,253,000). Excluding non-cash adjustments, the primary reasons for the decreased use of net cash from operating activities during the three months ended March 31, 2018 is related to the increase in accounts payable, accrued liabilities and accrued interest by $275,000, $278,000, and $1,414,000, respectively, offset partially by the increase in prepaid expenses of ($239,000), compared to the use of cash to reduce accounts payable and accrued liabilities of ($95,000) and ($306,000), respectively, offset by an increase in accrued interest of $681,000 for the three months ended March 31, 2017.

We are an early stage company and have generated losses from operations since inception. In order to execute our long-term strategic plan to further develop and fully commercialize our core products, we will need to raise additional funds, through public or private equity offerings, debt financings, or other means. These conditions raise substantial doubt about our ability to continue as a going concern.

During the three months ended March 31, 2018, the Company borrowed an additional $1,345,000 from secured lenders receiving net proceeds of $1,224,000 after issuance costs.

During the next 12 months, we anticipate product development expenses of $3,000,000, sales and marketing expenses of $2,000,000, general and administrative expenses of $2,000,000, and working capital requirements of $1,000,000 to fund the anticipated growth in our accounts receivable and inventory and purchase of equipment. When including $2,000,000 of anticipated gross margin from sales and $2,812,500 for repayment of debt (assuming the conversion of all of our outstanding convertible notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering), we anticipate the need to raise a net amount of approximately $8,812,500. We anticipate that the net proceeds raised in this offering, $13,125,000, will adequately address these capital needs. In the event that we fail to raise at least $8,812,500 in net proceeds from this offering, our business prospects may be significantly hindered. In such an event, we will need to raise additional funds on terms that may not be attractive, if we are able to raise any additional funding at all. If this offering falls short of meeting our capital needs outlined above, there is no assurance that we will be able to raise additional capital or an amount of capital necessary to achieve our stated objectives.

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We can give no assurance that our cash on hand or the additional cash raised in the intended offering will be sufficient to achieve our business plan or that additional financing will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate the going concern. Should we be unsuccessful in obtaining the necessary financing, or generate sufficient revenue to fund our operations, we would need to curtail our operational activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Internal Control Over Financial Reporting

Prior to this offering we were a private company and have had limited accounting and financial reporting personnel and other resources with which to address our internal controls and procedures. In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2016 and 2017, we identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. The identified material weaknesses related to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP and SEC guidelines.

Our management and independent registered public accounting firm did not and were not required to perform an evaluation of our internal control over financial reporting as of and for the years ended December 31, 2015 and 2016 in accordance with the provisions of the JOBS Act.

We are in the process of taking steps intended to remedy these material weaknesses in our internal control over financial reporting identified by our independent registered public accounting firm. Since the material weaknesses relates at least in part to inadequate staffing, we plan to address it through the hiring of additional personnel in addition to other steps approved by our audit committee. We will not be able to assess whether the steps we are taking will fully remedy the material weaknesses until we have fully implemented them and a sufficient time passes in order to evaluate their effectiveness. If we fail to further increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such measures we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the trading price of our common stock to decline. As a result of such failures, we could also become subject to investigations by NASDAQ (should we be listed on NASDAQ), the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation, financial condition or divert financial and management resources. See “Risk Factors—If we fail to make necessary improvements to address the material weaknesses in our internal control over financial reporting identified by our independent registered public accounting firm, we may not be able to report our financial results accurately and timely or prevent fraud, any of which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the trading price of our common stock to decline.”

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BUSINESS

Overview

We believe that the future of audio technology is in wireless devices and that Summit is well positioned to deliver best in class wireless audio technologies to mainstream consumers and audio enthusiasts. According to a report by Markets and MarketsTM research firm, the wireless audio market is projected to be $31.80 billion by 2023, making it one of the fastest growing consumer segments. We currently sell modules which wirelessly transmit and receive audio directly to speakers, and which are also fully certified and compatible with the Wireless Speaker and Audio (“WiSA”) Association’s current Compliance Test Specification, which tests the interoperability and quality of products that offer wireless, interference free, uncompressed High-Definition audio. Additionally, we plan to license our proprietary software technology, currently imbedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that Summit focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct sound on a multi-speaker sound system.

As part of the effort to grow the wireless multichannel home audio segment, Summit was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. There are currently over 30 brands participating in the WiSA Association. Products certified and marked with a WiSA Association logo have been tested to interoperate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: better audio quality and lower signal latency. Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers including major brands in the consumer electronic industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile devices, TVs, game consoles and PCs.

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

Industry Background

The wireless audio market is expected to grow from $16.13 billion in 2016 to $31.80 billion by 2023 according to a June 2017 report by Markets and MarketsTM research firm available at www.marketsandmarkets.com. The information contained in or accessible through the foregoing website is not part of this prospectus or the registration statement of which this prospectus forms a part, and is intended for informational purposes only. The primary growth segments for in home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. According to a September 2017 article available at www.dealerscope.com the recent emergence of the latter component audio system has presented issues in latency and quality among wireless devices, which Summit’s technology aims to fix. The information contained in or accessible through the foregoing website is not part of this prospectus or the registration statement of which this prospectus forms a part, and is intended for informational purposes only.

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Our Technology

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (AV) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24bit audio up to 96k sample rates) and emphasizing ease of setup. To our knowledge, Summit’s custom chip and module technology is one of the only technologies available today that can stream up to eight separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one micro second, thus eliminating phase distortion between speakers. Summit’s first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Summit is currently developing certain proprietary software for which patent applications have been submitted (“Summit second generation technology”) that we believe will provide similar functionality and quality and allow us to enable smart devices, that have Wi-Fi and video media, to deliver surround sound audio. A prototype version of our software technology has been demonstrated to select customers (pursuant to confidentiality agreements) at the recent 2018 Consumer Electronics Show in Las Vegas, Nevada. We plan to use approximately $3.6 million from this offering to productize our intellectual property through continued invention and robust testing. We believe our software based-solution, which other brands can integrate into their devices, will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making the need for complex physical wire installations unnecessary, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Additionally, we believe our software based solution will have certain advantages compared to our custom chip and modules we currently have available since our current chips and modules require brands to integrate a separate dedicated Summit transmit module even if a Wi-Fi module is included in the design of the device. Our custom chip and module solution may not be appropriate for integrating into certain devices because it adds to system cost, power consumption, and occupies space. We intend to leverage what we’ve learned from our current products to help us develop a product that can be easily ported to run as software on most Wi-Fi modules and media systems on chip (SOC) combination as opposed to a proprietary wireless audio module. This new approach eliminates the cost of a second radio so there is no additional material cost, assuming there is a Wi-Fi module already integrated into the device.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, all of whom agree that a standardized method of interoperability between wireless audio components should exist and most of whom believe that products should be brought to market with this goal in mind. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA Association certification is an industrywide “stamp of approval” certifying that a product is interoperable with other WiSA-certified products and has passed several high-performance tests ensuring low levels of latency and tight channel synchronization.

Currently, WiSA-certified products are required to use Summit modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless High Definition surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

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Modules

We have designed wireless modules that provide high performance wireless audio for our customers to build into their products like a speaker, TV, or dongle for example. These modules include our custom semiconductors with our IP built in as well as a Wi-Fi radio for communications. By designing and selling these modules, we can reduce our customers' design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers that receive the wireless audio signal and processes it for audio play out.

Modules for Consumer Products

Summit’s TX modules are targeted for integration into TVs, AV receivers, media hubs, small dongles and connect through USB or HDMI ports of these devices. Summit’s transmitter, with its integrated antenna, is designed to support rooms as large as ten meters by ten meters with uncompressed, 24 bit 96 kHz audio. The module supports a simple interface, with Inter-IC Sound (I2S) or USB audio and control.

Summit’s receiver interfaces to a digital amplifier and is designed to be integrated directly into a home theater speaker. Integrated antennas support 24 bit, 96 kHz audio virtually anywhere within a 10 meters by 10 meters space. It supports one or two separate audio outputs via I2S. An optional interface on the receiver module can be enabled to configure the speaker type and provide volume/mute control at the speaker. Alternatively, the speaker type can be assigned at the factory for preconfigured Home Theater in a Box (HTiB) applications.

Summit Speaker Systems

There are speaker systems utilizing Summit’s technology currently in the market with a price range of $500 to over $80,000. We believe the technology allows brands and retailers to provide high quality systems to consumers at a multitude of price points. Further, multi-channel systems can be easily expanded, allowing a consumer to start with a basic 2.0 (stereo) or sound-bar system and expand over time. Customers using Summit’s technology, currently have between 25-30 product stock keeping units (SKUs) in the market and we expect that number to nearly triple by December 31, 2018.

The Summit Opportunity

We believe the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for Summit technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe the simplicity and cost structure of our upcoming embedded software solution will make our prices competitive for a wider range of applications, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Mobility

Mobile devices are popular for streaming video, gaming and using Virtual Reality (VR) applications. We believe this is driving a need for an embedded high fidelity wireless solution in the mobile device that can transmit audio to headsets or speakers within a room. Summit’s technology enables high quality wireless audio transmission from mobile devices.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and audio phase distortion issues. Summit’s technology prioritizes low latency and synchronization to less than one micro second, thus practically eliminating phase distortion between speakers.

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Ease of Installation

We believe the home theater market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that new audio systems, including the predominant sound bar system, are unable to provide high levels of performance especially in the surround-sound market. Summit’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install a home theater system with the same amount of effort as a sound bar but enjoy a far superior experience. An overwhelming majority of the content entering our homes through digital TV and streaming services is provided in a multi-channel format, which is why Summit’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

In addition to easy installation, Summit modules provide consumers with a multitude of options, allowing customization of a home theater specific to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a Summit enabled sound bar for their television and then add a Summit enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system, consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with Summit-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering the highest standard in HD wireless surround sound.

Dissatisfaction with Bluetooth Performance and Quality

We believe consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe we can build consumer demand for our technology.

Electronics companies continue to make profits off of accessories

HDTVs are getting thinner and it is becoming increasingly difficult to incorporate the latest electronic advances into such thin displays. We expect that eventually most of the electronics will be external to the display. We believe the first physical feature to go will be the audio component, since there is very little room for quality speakers in today’s thin displays. We believe HDTV manufacturers know they need to provide an audio alternative. Additionally, since cost is a significant consideration, we believe some manufacturers may offer external sound bars which will satisfy some consumers, but perhaps not the consumers who desire a high-quality audio alternative. We believe these developments are creating an inflection point in the market, and manufacturers are looking to Summit’s technology to create a standard for wireless audio interoperability that will support a long-term product strategy for the successful development of high quality, wireless audio products. By designing speaker systems that incorporate Summit’s technology, consumer electronics companies will be able to sell easy-to-install surround sound audio solutions alongside televisions.

Consumers want to enjoy improved audio on existing content

We believe the growth in the number of video devices streaming multi-channel audio content coupled with new 3D immersive sound experiences from Dolby ATMOS and DTSx will help propel the demand for wireless speakers well into the future.

Consumers want to be able to enjoy wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a Summit enabled audio system, as Summit’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by Summit technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection (DFS) sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to go and Summit enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

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What Makes Summit Unique

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for Summit. Management believes that Summit is the only company with the capabilities of transmitting high resolution, low latency, synchronized wireless audio capable of supporting up to 8 channels. Premium consumer brands, like Bang and Olufsen, have begun to adopt our technology as a valued feature in performance products.

Category Defining Wireless Audio

Our wireless technology delivers 8 channels of uncompressed audio directly to the speakers in 24-bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. Summit’s technology supports surround sound systems up to 7.1 or 5.1.2 for Dolby ATMOS configurations. There are three wireless platforms: WiSA, standard Wi-Fi, and Bluetooth. Low latency is critical for home theater and gaming markets. WiSA’s latency is a fixed latency less than 10ms (milliseconds), Wi-Fi and Bluetooth have a variable latency greater than 50ms. In a multi-speaker environment, speaker synchronization is important for keeping each speaker on the same audio sound bit. WiSA keeps speakers synchronized within 5 microseconds. Wi-Fi and Bluetooth are greater than 50 microseconds. Finally, channel count is critical for multi-channel content. WiSA supports 8 channels, Bluetooth supports up to two, and standard Wi-Fi supports up to 4 channels.

Summit’s technology roadmap includes proprietary software, currently in development, that will support 802.11 Wi-Fi protocol. This proprietary software has been designed to scale in audio channel count and sample rates even as Wi-Fi performance or network utilization changes.

Summit Customers

Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands such as Axiim, Bang & Olufsen, Enclave Audio, Klipsch, LG and Onkyo/Pioneer. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang and Olufsen and Klipsch have chosen Summit technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multi-channel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

●	improve recognition of our Summit brand and the WiSA Association standard brand;

●	provide excellent products and services to our customers and members;

●	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;

●	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;

●	reduce hardware costs while moving towards a software licensing business model;

●	enhance and protect our intellectual property portfolio;

●	invest in highly qualified personnel; and

●	build innovative products alongside the world’s leading consumer electronics companies.

We currently sell our modules to a customer base that is primarily comprised of companies that sell their electronics in relatively small quantities. As the larger consumer electronics companies whom we are working with begin to sell new Summit enabled products, we expect that orders for our modules will increase proportionally. With larger orders, we believe that we can take advantage of economies of scale and improve our gross margins on our modules.

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Interoperability

Interoperability is a key aspect of wireless technology. We believe this is especially true in audio, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers and helps drive the entire category. Interoperability also increases the opportunity for specialized brands to create new and innovative products knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Proprietary Software

A significant amount of our time and resources are being allocated towards launching a software licensing part of our business. Customers will receive a license for our TX software, so that any of their devices with a suitable Wi-Fi radio can transmit audio compliant with our standard without having to purchase and integrate our TX module. We believe that this software will be well positioned for use by major consumer electronics companies in many devices including televisions, handsets, gaming consoles, and computers. Patent applications have been submitted for key technology innovations in this software.

Speaker companies under this new model would purchase Wi-Fi modules with our RX software pre-installed from an original equipment manufacturer (“OEM”), rather than buying modules directly from us. The OEM would pay a royalty to us based on how many modules with our software that it sold.

Research and Development

As of July 25, 2018, our research and development department consisted of 36 dedicated employees. Summit’s engineering team has a wide range of expertise, capable of developing all levels of product design, from Application Specific Integrated Circuits (ASIC) to modules to finished products. Summit research and development has and will continue developing trade secrets for Digital Signal Processing (DSP), RF design and testing of Summit technologies.

Summit has developed multiple ASICs and certified modules for integration into multiple designs by ODMs which are currently shipping to consumers. The hardware solution uses a high performance proprietary network for transmission of multi-channel audio.

Summit is currently developing a Wi-Fi compliant Software (“SW”) solution that could enable multi-channel audio capabilities on most Google Cast modules and Linux/Android based multimedia systems. The software solution uses a Wi-Fi compliant network for transmission of multi-channel audio. Summit has demonstrated the core SW only technology to key tier one companies and is currently working on productizing the solution for evaluation and implementation. We plan to use a portion of the proceeds of this offering to expand our research and development efforts, especially in the SW technology.

Manufacturing, Logistics and Fulfillment

Our modules are designed and developed in Oregon, and our manufacturing is outsourced to contract manufacturers located in China. Our manufacturing facilities have been ISO 9001 and ISO 14001 certified. We purchase components and fabricated parts from multiple suppliers; however, we rely on sole source suppliers for certain components used to manufacture our modules. Several key strategic parts are purchased from suppliers by us and then consigned to our manufacturers, while the vast majority of parts are procured directly by our contract manufacturers. Our Operations team manages the pricing and supply of the key components of our modules and seeks to achieve competitive pricing on the largest value-add components, while leveraging our contract manufacturers’ volume purchases for best pricing on common parts. We have strong relationships with our manufacturers, helping us meet our supply and support requirements. Our manufacturing partners procure components and assemble our devices in accordance with our purchase orders. Demand forecasts and manufacturing purchase orders are based upon customer orders, historical trends, and analysis from our sales and product management functions. We believe that our manufacturing capabilities are essential to maintaining and improving product quality and performance, and that using outsourced manufacturing enables greater scale and flexibility than establishing our own manufacturing facilities.

While some modules are delivered from our production facility in Oregon, we have a third-party warehouse and fulfillment center in Hong Kong that delivers the majority our modules.

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Sales Channels and Customers

Summit sells modules and ICs (integrated circuits) directly to OEM brands worldwide which in turn, sell their system level products to end customers through a vast channel of retailers and dealer networks. Internationally known brands such as Bang & Olufsen, Harman, LG, Onkyo Pioneer, Klipsch, Hansong, GGEC, Axiim, Enclave and many others are among our current Summit Semiconductor customers with products aimed at the wireless home theater market. Most of these brands sell thru big box retail and online e-tail including Bestbuy.com, Frys.com, Amazon.com, as well as through traditional home theater dealer channels.

Marketing and Advertising

Effective and consistent marketing and advertising is critical as we grow our wireless audio solutions. We have worked with multiple PR agencies on establishing effective messaging to face all segments within our category including press, brands, reviewers, retailers and consumers. Our focuses are ease of set-up, high quality performance, expandability and the benefits of a true multi-channel surround sound audio solutions.

Competition

The semiconductor industry is intensely competitive and has been characterized by price erosion and rapid technological change. We compete with major domestic and international semiconductor companies, many of which have greater market recognition and greater financial, technical, marketing, distribution and other resources than we have with which to pursue engineering, manufacturing, marketing and distribution of their products.

Microchip, Inc.

Microchip develops, manufactures and sells specialized semiconductor products used by their customers for a wide variety of embedded control applications. One of their offerings, KleerNet, is in direct competition with our technology. Microchip markets their KleerNet technology as resistant to interference, low latency, long-range, and able to stream uncompressed audio. Summit’s technology differentiates itself from KleerNet because we do not rely on a retransmission protocol. A retransmission protocol resends audio packets that have been either damaged or lost. We believe retransmission of audio data is an inferior solution since it increases latency in congested networks and makes it difficult to synchronize audio with video. Summit transmits audio packets with fixed latency in a manner well-suited for multi-channel audio networks and video applications.

Avnera Corporation

Avnera is a fabless semiconductor firm making highly-integrated application targeted integrated circuits (ICs) for consumer audio and voice applications. Avnera IC’s integrate RF, power management, audio data converters, host interfaces, & programmable DSPs onto low-cost CMOS, enabling very high performance at low total system cost. Avnera IC products target applications in PC accessory audio, iPod accessory audio, home theater, and consumer & enterprise voice. Avnera’s list of customers includes Logitech, Creative, Rocketfish, Panasonic, iHome, Vizio, Sanyo, Onkyo, Acoustic Research, Audioengine, and Polycom.

Bluetooth SIG, Inc.

Bluetooth is a globally recognized technology that has applications to wireless audio. We believe Bluetooth technology currently cannot match the technical capabilities of our modules. However, Bluetooth is still a very inexpensive and widely used technology for wireless audio. We believe our technological advantages over Bluetooth include our ability to do surround sound, more reliable connection, higher fidelity, fixed low latency, tight speaker to speaker synchronization, and uncompressed audio.

In addition to these companies that compete with our custom chip and module business, we believe that Blackfire Research Corporation would be a competitor for our upcoming software IP business segment.

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Intellectual Property

We have key intellectual property (“IP”) assets, including patents and trade secrets developed based on our technical expertise. As of July 25, 2018, we had 8 issued patents and 2 pending patent applications in the United States and one application outside the United States. The patents cover several areas of a multi-channel system. Our currently issued patents expire at various times from December 31, 2029 through February 21, 2034.

Intellectual property is an important aspect of our business, and our practice is to seek protection for our intellectual property as appropriate. A multi-channel audio for surround sound system has technical requirements not required by simple stereo only systems. Multi-channel systems require each audio channel to be precisely played in time to create a sound field that correlates to video being viewed by a consumer. Summit has developed hardware and software core technologies that manage system network latency and speaker phase. Summit’s patents are based on protecting our low latency network algorithms and multi receiver synchronization.

We pursue a general practice of filing patent applications for our technologies in the U.S. and foreign countries where our customers manufacture, distribute, or sell licensed products. We actively pursue new applications to expand our patent portfolio to address new technological innovations. We have multiple patents covering aspects and improvements for many of our technologies.

Our trademarks cover our various products, technologies, improvements, and features, as well as the services that we provide. These trademarks are an integral part of our technology licensing program, and licensees typically elect to place our trademarks on their products to inform consumers that their products incorporate our technology and meet our quality specifications.

We protect our IP rights both domestically and internationally. From time to time, we may experience problems with OEMs of consumer entertainment products in emerging economies. In the event it becomes necessary, we will take all necessary steps to enforce our IP rights.

Moreover, we have relatively few issued patents outside the U.S. Growing our licensing revenue in developing countries may depend in part on our ability to obtain and maintain patent rights in these countries, which is uncertain. Further, because of the limitations of the legal systems in many countries, the effectiveness of patents obtained or that may in the future be obtained, if any, is uncertain.

Employees

As of July 25, 2018, we had a total 49 employees working in the United States and internationally. In the United States, we had 47 employees, six of which were working part-time, including 36 employees that work in our research and development department, 4 employees in our sales and marketing department, 3 employees that work in our manufacturing/logistics/fulfillment departments and 4 employees that work in our general and administrative department. Additionally, we had one sales employee in Japan and one logistics employee in Taiwan. None of our employees are currently covered by a collective bargaining agreement, and we have experienced no work stoppages. We consider our relationship with our employees to be good.

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Facilities

Our executive and finance office is located in San Jose, California where we lease approximately 1,500 square feet for approximately $1,500 per month on a month to month basis. Our research and development, production, sales and marketing personnel occupy office space in Beaverton, Oregon, where we lease approximately 17,500 square feet for approximately $28,500 per month pursuant to a lease that expires in October 2018.

We lease our facilities and do not own any real property. We may procure additional space as we add employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future and that should it be needed, suitable additional space will be available to accommodate expansion of our operations.

Legal Proceedings

At the present time, we are not involved in any material litigation. However, from time to time we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business.

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MANAGEMENT

Executive Officers, Other Executive Management and Directors

Our executive officers and directors and their respective ages and positions as of July 25, 2018 are as follows:

Name	Age	Positions
Executive Officers
Brett Moyer	60	President, Chief Executive Officer and Chairman of the Board
Gary Williams	51	Chief Financial Officer, Secretary and VP of Finance

Non-Employee Directors
Michael A. Fazio	56	Director
Jonathan Gazdak	45	Director
Dr. Jeffrey M. Gilbert	47	Director (2)
Helge Kristensen	57	Director (1)(2)(3)
Sam Runco	69	Director (1)(3)
Brian Herr	41	Director (1)(2)(3)
Michael Howse	55	Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

Executive Officers

Brett Moyer, Chief Executive Officer, President and Director and Chairman. Brett Moyer is a founding member of the Company and has served as the President and Chief Executive Officer of the Company and as a member of its board of directors since August 2010. From August 2002 to July 2010, Mr. Moyer served as president and chief executive officer of Focus Enhancements, Inc., a developer and marketer of proprietary video technology. From February 1986 to May 1997, Mr. Moyer worked at Zenith Electronics Inc. a consumer electronic company, where he had most recently been the vice president and general manager of its Commercial Products Division. Since June 2016, Mr. Moyer has also served as a member of the board of directors of Alliant International University, a private university offering graduate study in psychology, education, business management, law and forensic studies, and bachelor’s degree programs in several fields. From 2003 to December 2015, he served on the board of directors of HotChalk, Inc., a developer of software for the educational market, and from March 2007 to September 2008, he was a member of the board of directors of NeoMagic Corporation, a developer of semiconductor chips and software that enable multimedia applications for handheld devices. Mr. Moyer received a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Master’s of Business Administration with a concentration in finance and accounting from Thunderbird School of Global Management.

Gary Williams, Chief Financial Officer, Secretary and Vice President of Finance. Gary Williams has served as Secretary, Vice President of Finance and Chief Financial Officer since the Company’s founding in August 2010. In addition, Mr. Williams served as the Chief Financial Officer of Quantum3D, Inc., a training and simulation technology company, from November 2012 to September 2016. Prior to joining the Company, Mr. Williams served as secretary, vice president of finance and chief financial officer of Focus Enhancements Inc., a developer and marketer of proprietary video technology, from January 2001 to July 2010, when the videography and semiconductor businesses of the company were purchased by VITEC Multimedia, Inc. and the Company, respectively. Mr. Williams served as controller, vice president of finance, chief financial officer and secretary of Videonics Inc., a publicly traded company in the consumer electronics business, from February 1995 to January 2001, when Videonics merged with Focus Enhancements, Inc. From July 1994 to January 1995, Mr. Williams served as controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a Certified Public Accountant, inactive, and received a Bachelor’s Degree in Business Administration, with an emphasis in Accounting, from San Diego State University.

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Non-Employee Directors

Michael A. Fazio. Michael A. Fazio has been a member of the Company’s board of directors since May 2017. Since its inception in August 2012, Michael A. Fazio has served as the chairman of MARCorp Financial LLC, a private equity firm located in Illinois. Mr. Fazio was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of May 17, 2017, between the Company and MARCorp Signal, LLC, a wholly-owned subsidiary of MARCorp Financial LLC, pursuant to which the Company issued MARCorp Signal, LLC a $5,882,353 senior secured original issue discount convertible note and a warrant to purchase 2,614,380 shares of our common stock. Previously, from 2003 to December 2016, Mr. Fazio held various senior management roles at Houlihan Lokey, a global investment banking firm, most recently serving as managing director and co-head of the European Financial Institutions Group. Mr. Fazio also served as president, chief financial officer of Comdisco Inc. and chief executive officer of Comdisco Europe a multibillion equipment leasing company, from 2001 to 2002. Prior to Comdisco, Inc. from 1999 to 2000, Mr. Fazio served as executive vice president and chief operating officer of Deutsche Bank of the Americas, a global banking and financial services company, and from 1983 to 1999, he was employed at Arthur Andersen and served in various leadership roles there, including as Partner in Charge of the Financial Institutions Industry program in New York. The Company believes that Mr. Fazio is qualified to serve on its board of directors because of his over 30 years of experience in advisory services in connection with acquisitions, divestitures, corporate strategy, operational oversight and restructurings. Mr. Fazio received a joint BBA/MBA, with honors, in accounting from Pace University.

Jonathan Gazdak. Jonathan Gazdak has been a member of the Company’s board of directors since June 2015. Mr. Gazdak has served as managing director and the head of investment banking at Alexander Capital L.P., an investment banking firm based in New York, since April 2014, concentrating in the technology, digital media, media and entertainment industries, as well as specialty finance vehicles. He has worked on a broad range of transactions, including public equity and debt financings, restructurings, mergers and acquisitions and special-purpose acquisition company (SPAC) transactions. Prior to Alexander Capital L.P., Mr. Gazdak served as head of the technology group at Aegis Capital Corp., a mid-sized broker-dealer firm, from November 2011 to April 2014. While at Aegis Capital Corp., he helped complete over 40 public and private financings and merger and acquisition transactions. Prior to Aegis Capital Corp., from June 2009 to October 2011, Mr. Gazdak worked in the media and entertainment group at Oppenheimer & Co. Inc., an investment banking and financial services firm. Prior to his career in investment banking, Mr. Gazdak was an entrepreneur who owned and managed an international IT consulting and services firm for 10 years, selling it in 2005. From May 1996 to May 2006, Mr. Gazdak was a national board member and regional president of the TechServe Alliance, which promotes the growth of hundreds of IT-related business around the nation. Mr. Gazdak received his MBA from Columbia Business School with Beta Gamma Sigma honors and received a degree with honors in mechanical engineering from the University of Florida. The Company believes that Mr. Gazdak is qualified to serve on its board of directors because based on his deep experience as an entrepreneur as well as his broad experience in the finance and technology industries.

Dr. Jeffrey M. Gilbert. Dr. Gilbert has been a member of the Company’s board of directors since April 2015. Dr. Gilbert has been working in the Research and Machine Intelligence and Project Loon teams at Google, Inc. since March 2014, and from January 2014 to March 2014, Dr. Gilbert worked for Transformational Technology Insights LLC, a consulting company, where he served as the sole principal. Previously, from May 2011 to December 2013, Dr. Gilbert was chief technology officer of Silicon Image, Inc., a leading provider of wired and wireless connectivity solutions. Dr. Gilbert was responsible for Silicon Image Inc.’s technology vision, advanced technology, and standards initiatives. Prior to joining Silicon Image Inc., Dr. Gilbert was chief technical officer of SiBEAM Inc., a fabless semiconductor company pioneering the development of intelligent millimeter wave silicon solutions for wireless communications, from May 2005 to May 2011. Before SiBEAM Inc., Dr. Gilbert served as director of algorithms and architecture and other engineering and management positions at Atheros Communications, a semiconductor developer, from May 2000 to May 2005, where he led the development of that company’s 802.11n, 802.11g, eXtended Range (XR), and Smart Antenna technologies. Dr. Gilbert received a Ph.D. in Electrical Engineering from the University of California Berkeley, an M.Phil. in Computer Speech and Language Processing from Cambridge University, and a B.A. in Computer Science from Harvard College. The Company believes that Dr. Gilbert is qualified to serve on its board of directors to advise the company on technology developments and management based on his long-standing experience in the wireless and technology industries.

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Helge Kristensen. Helge Kristensen has been a member of the Company’s board of directors since August 2010. Mr. Kristensen has held high level management positions in technology companies for the last 25 years and for the last 18 years, he has served as vice president of Hansong Technology, an original device manufacturer of audio products based in China, and as president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China. Since August 2015, Mr. Kristensen has served as co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Mr. Kristensen has been involved in the audio and technology industries for more than 25 years. His expertise is centered on understanding and applying new and innovative technologies. He holds a master’s degree in Engineering and an HD-R, a graduate diploma, in Business Administration (Financial and Management Accounting) from Alborg University in Denmark. The Company believes that Mr. Kristensen is qualified to serve on its board of directors because of his technology and managerial experience as well has his knowledge of the audio industry.

Sam Runco. Sam Runco has been a member of the Company’s board of directors since its inception. Mr. Runco co-founded Runco International, Inc. in 1987 and served as its chief executive officer until 2007. He also served as a director of Focus Enhancements Inc. from August 2004 to September 2008 and a director of the Consumer Electronics Association (CEA) and CEA’s video division from 1996 to 2005. In addition, he played a leadership role in the consumer electronics industry as a member of numerous organizations and associations. From 1997 through 2001, Mr. Runco served as a member of the National Academy of Television Arts and Sciences (Emmy) Technical/Engineering Awards Nominating Committee, the Academy of Digital Television Pioneers. He served as member of the Board of Directors/Governors from 1998 through 2000 and again from 2003 through 2005, then as a member of the Board of Industry Leaders of the CEA from 2006 to 2008. He also served as a member of Board of Governors of the Electronic Industries Alliance from 1998 through 2000, and as a member of the Board of the Academy for the Advancement of High End Audio and Video. Mr. Runco is the recipient of the Consumer Electronic Design and Installation Association peer-selected Lifetime Achievement Award and elected to Dealerscope magazine’s Hall of Fame. The Sound & Visionary from S&V Magazine selected him as one of the 10 Most Influential Leaders in the custom installation industry by CE Pro magazine. He was number 1 on the Most Influential Leader list in the custom installation audio/video industry, which was voted on by his peers six years after Mr. Runco sold Runco International, Inc. The Company believes that Mr. Runco is qualified to serve on its board of directors due to his solid reputation with the audio video dealer network and his ability to understand consumer desires and provide guidance on product development. The Company believes that his industry experience, including his knowledge base on dealers and their consumers, will be an excellent resource for the Company.

Brian Herr. Brian Herr has been a member of the Company’s board of directors since February 2018. Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds) and serves as a co-portfolio manager for the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”). Mr. Herr was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Convertible Notes and warrants to purchase an aggregate of 222,222 shares of our common stock. Prior to working for the Medalist Partners platform in October 2010, Mr. Herr worked at Credit Suisse as a portfolio manager within its structured credit effort since August 2006. Prior to that, Mr. Herr worked for two years in the structured products department of Brown Brothers Harriman and Co. as a Structured Products Sector Manager, where his primary responsibilities included trading and sector management for the ABS and RMBS sectors with approximately $2.5 billion in AUM. Prior to that, Mr. Herr, while employed at Brown Brothers Harriman and Co., served in a variety of positions within its institutional fixed income division since 1999. Mr. Herr graduated Boston University in May 1999 with a Bachelors Degree in Economics and a minor in Business Administration. The Company believes that Mr. Herr is qualified to serve on its board of directors because of his extensive financial experience with both large and small cap companies.

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Michael Howse.  Michael Howse has been a member of the Company’s board of directors since April 2018. Mr. Howse has served as founder and general partner of Eleven Ventures since 2015, a venture capital firm focused on the consumer technology, digital gaming and VR/AR markets. Previously, from 2013 to 2014, Mr. Howse served as Advanced Micro Devices, Inc.’s Corporate Vice President of New Ventures, where he was responsible for defining cloud GPU platforms and strategies. Prior, from 2008 to 2012, Mr. Howse served as chief executive officer and president of Bigfoot Networks, the creators of the Killer™ branded game networking technology, which was acquired by Qualcomm. Mr. Howse was integral in creating the 3D graphics category for mainstream consumers while serving in senior executive roles at Creative Labs, S3 and 3dfx Interactive.  Mr. Howse received his undergraduate degree from UCLA in 1986 and completed the Executive MBA Program at Stanford University in 1995. Since 2013, he has served on the Executive Committee of the UCLA Venture Capital Fund and previously worked at U.S. Venture Partners from 2001 to 2003. Mr. Howse has received numerous industry awards, including “Marketer of the Year” from Marketing Computers Magazine/Brandweek, PC World’s “50 Best Products of All Time”, Fierce Wireless “Fierce 15” as well as an Academy of Interactive Arts & Sciences award for his pioneering work at Total Vision. He has also been a featured speaker at CES, E3, Churchill Club, Digital Hollywood, and Game Developers Conference (GDC) amongst others. The Company believes that Mr. Howse is qualified to serve on its board of directors because of his technology and managerial experience as well has his knowledge of the gaming industry.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

In August 2008, Focus Enhancements Inc. (“Focus”), a NASDAQ-traded company of which Mr. Moyer and Mr. Williams had been serving as chief executive officer and chief financial officer, respectively, filed for Chapter 11 (reorganization), under the bankruptcy code, due to an inability to raise sufficient financing during the financial crisis of 2007-2008. Mr. Moyer and Mr. Williams remained with Focus as its chief executive officer and chief financial officer, respectively, through Focus’ reorganization and ultimate sale of its business segments over the following two years.

In 2015, Quantum3D, Inc. (“Quantum3D”), a company of which Mr. Williams had been serving as chief financial officer, as a result of his prior experience in corporate restructuring, was placed into an assignment for the benefit of creditors. Mr. Williams continued to serve as chief financial officer during Quantum3D’s restructuring and negotiated sale in September 2016.

Other than the foregoing, no officer, director, or persons nominated for such positions, promoter or significant employee of the Company has been involved in the last ten years in any of the following:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
●	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
●	being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; or
●	having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

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Board Composition

Our board of directors may establish the authorized number of directors from time to time by resolution and currently consists of eight members. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. At each annual meeting of stockholders, the successors to directors will be elected to serve from the time of election and qualification until the next annual meeting following election.

Director Independence

Simultaneous with the completion of this offering, we anticipate that our common stock will be listed on NASDAQ, although there is no assurance that our common stock will ever be quoted on such exchange. If our listing application is not approved by NASDAQ, we will not be able to consummate the offering and will terminate this offering. Under the listing requirements and rules of NASDAQ, independent directors must compose a majority of a listed company’s board of directors within 12 months after its initial public offering. In addition, the rules of NASDAQ require that, subject to specified exceptions and phase in periods following its initial public offering, each member of a listed company’s audit and compensation committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his capacity as a member of our audit committee, our board of directors, or any other committee of our board of directors: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that all members of our board of directors except Brett Moyer, Jonathan Gazdak, Michael Fazio and Michael Howse do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing requirements and rules of NASDAQ. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our board of directors has also determined that Messrs. Herr, Kristensen, and Runco satisfy the independence standards for the audit committee established by the listing standards of NASDAQ and Rule 10A-3 of the Exchange Act. Our board of directors has determined that Messrs. Herr, Kristensen and Dr. Gilbert satisfy the independence standards for the compensation committee established by the listing standards of NASDAQ, are “independent directors” for committee purposes (as determined under the listing standards of NASDAQ). Our board of directors has determined that Mr. Fazio does not satisfy the independence standards established by the listing standards of NASDAQ and Rule 10A-3 of the Exchange Act as a result of his role as the chairman of MARCorp Financial LLC, the parent of MARCorp Signal, LLC.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

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Audit Committee

Our audit committee consists of three directors, Messrs. Herr, Kristensen and Runco. Our board of directors has determined that each of Messrs. Herr, Kristensen and Runco satisfies the independence requirements for audit committee members under the listing standards of NASDAQ and Rule 10A-3 of the Exchange Act. Each member of our audit committee meets the financial literacy requirements of the listing standards of NASDAQ. Mr. Herr is the chairman of the audit committee and our board of directors has determined that Mr. Herr is an audit committee “financial expert” as defined by Item 407(d) of Regulation S-K under the Securities Act. The principal duties and responsibilities of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material weaknesses with such procedures, and any steps taken to deal with such material weaknesses when required by applicable law; and

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●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable listing standards of NASDAQ.

Compensation Committee

Our compensation committee consists of three directors, Messrs. Herr, Kristensen and Dr. Gilbert. Our board of directors has determined that each of Messrs. Herr, Kristensen and Dr. Gilbert satisfies the independence requirements for compensation committee members under the listing standards of NASDAQ, is a non-employee director as defined in Rule 16b-3 under the Exchange Act and is an independent director as determined under the listing standards of NASDAQ. Mr. Kristensen is the chairman of the compensation committee. The composition of our compensation committee meets the requirements for independence under current listing standards of NASDAQ and current SEC rules and regulations. The principal duties and responsibilities of our compensation committee include, among other things:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

●	reviewing and recommending to our board of directors the compensation of our directors;

●	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

●	administering our stock and equity incentive plans;

●	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of NASDAQ.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of three directors, Messrs. Herr, Kristensen and Runco. Our board of directors has determined that each of Messrs. Herr, Kristensen and Runco is an independent director under the listing standards of NASDAQ. Mr. Kristensen is the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include, among other things:

●	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors and its committees;

●	evaluating the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of our corporate governance practices and reporting;

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●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

●	overseeing an annual evaluation of the board’s performance.

Our nominating and corporate committee operates under a written charter.

Code of Business Conduct and Ethics

In connection with this offering, we plan to adopt a code of business conduct and ethics that will apply to all of our employees, officers and directors, including those officers responsible for financial reporting. Upon completion of this offering, our code of business conduct and ethics will be available on our website at http://www.summitwireless.com/. The information contained in or accessible through the foregoing website is not part of this prospectus or the registration statement of which this prospectus forms a part, and is intended for informational purposes only. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Non-Employee Director Compensation

Our directors were not compensated nor granted any equity incentive for their services in 2017.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2016 and 2017. As an emerging growth company, we have opted to comply with the reduced executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for only our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Throughout this prospectus, these two officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Warrant Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brett Moyer
President and Chief	2017	$282,505	(2)	-	-	-	-	$282,505	(2)
Executive Officer	2016	$335,000	(2)	$6,979	$36,664	-	-	$378,643	(2)

Gary Williams
Chief Financial Officer,	2017	$217,769	(3)	-	-	-	-	$217,769	(3)
Secretary and VP of	2016	$222,000	(3)	$4,625	$24,297	-	-	$250,922	(3)
Finance

(1)	Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each warrant to purchase a membership interest unit granted to the named executive officers during the fiscal years ended December 31, 2016, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in this prospectus. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common membership interest units is greater than the exercise price of such warrant to purchase a membership interest unit.

(2)	During the year ended December 31, 2016, Mr. Moyer was paid $167,500 of the $335,000 owed to him under such agreement due to the financial condition of the Company as well as $27,052 owed for service performed in 2016. The Company paid Mr. Moyer an additional $167,500 during the year ended December 31, 2017 in order to compensate him for the salary he was owed for the services that he provided in 2016. During the year ended December 31, 2017, Mr. Moyer voluntarily agreed to two temporary salary reductions, reducing his total 2017 salary to $282,505. At December 31, 2017, Mr. Moyer had been paid $256,734 of the $282,505 owed for services performed in 2017, leaving $25,771 accrued at December 31, 2017, that is to be paid in 2018.

(3)	During the year ended December 31, 2016, Mr. Williams was paid $162,231 of the $222,000 owed to him under such agreement due to the financial condition of the Company as well as $8,539 owed for service performed in 2016. The Company paid Mr. Williams an additional $59,769 during the year ended December 31, 2017 in order to compensate him for the salary he was owed for the services that he provided in 2016. During the year ended December 31, 2017, Mr. Williams agreed to a temporary salary reduction, reducing his total 2017 salary to $217,769.

Outstanding Equity Awards as of December 31, 2017

The following table provides information regarding the unexercised warrants to purchase common stock held by each of our named executive officers:

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	As of December 31, 2017
Name	Warrants Outstanding	Average Exercise Price
Brett Moyer (1)	52,563	$4.95
Gary Williams (2)	11,267	$5.10

(1)	Includes (i) warrants to purchase 46,359 shares of common stock exercisable between $4.50 and $5.40 per share and (ii) warrants to purchase 6,204 shares of common stock exercisable for $4.50 per share only in the event of a change of control of the Company, including an initial public offering by the Company.

(2)	Includes (i) warrants to purchase 7,156 shares of common stock exercisable for $5.40 per share and (ii) warrants to purchase 4,111 shares of common stock exercisable for $4.50 per share only in the event of a change of control of the Company, including an initial public offering by the Company.

Executive Employment Agreements and Arrangements

We are party to an employment agreement with Brett Moyer, which we assumed on or about August 1, 2010 and which was amended in 2011. Pursuant to such agreement, Mr. Moyer agreed to serve as our Chief Executive Officer and President in consideration for an annual cash salary, which was set at $335,000 for the years ended December 31, 2016 and 2017. For additional information on the amounts paid to Mr. Moyer during such periods, refer to the footnotes of the Summary Compensation Table in this section above. Pursuant to Mr. Moyer’s employment agreement, if he is terminated “without cause”, as defined in such agreement, he is entitled to receive 12 months of salary and all options held will immediately vest and become exercisable. Additionally, in the event that Mr. Moyer’s contract is not renewed, he shall receive 12 months of his then current salary. Such agreement provides for incentive bonuses as determined by our board of directors, and employee benefits, including health and disability insurance, in accordance with our policies, and shall automatically renew for successive one-year terms, unless terminated by either party 30 days prior to the end of the then current term.

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We are party to an employment agreement with Gary Williams, which we assumed on or about August 1, 2010 and which was amended in 2011. Pursuant to such agreement, Mr. Williams agreed to serve as our Executive Vice President of Finance and Chief Financial Officer in consideration for an annual cash salary, which was set at $222,000 and $250,000 for the years ended December 31, 2016 and 2017, respectively. For additional information on the amounts paid to Mr. Williams during such periods, refer to the footnotes of the Summary Compensation Table in this section above. Pursuant to Mr. Williams’ employment agreement, if he is either terminated “without cause” or in the event of a “change in control”, as defined in such agreement, he is entitled to 12 months of salary and payment of prorated bonus amounts. Such agreement provides for bonuses, as determined by our board of directors, and employee benefits, including health and disability insurance, in accordance with our policies and automatically renews for consecutive one-year terms, unless terminated by either party 90 days prior to the end of the then current term.

Equity Incentive Plans

On January 30, 2018, the Company’s board of directors approved the establishment of our 2018 Long-Term Incentive Plan (the “LTIP”). The LTIP is intended to enable the Company to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of Common Stock, which calculation shall be made on the first (1st) business day of each new fiscal year; provided that for fiscal year 2018, upon approval of the LTIP by our shareholders, up to 300,000 shares of Common Stock will initially be available for participants under the LTIP. Thereafter, the 15% evergreen provision shall govern the LTIP. The number of shares of Common Stock that are the subject of awards under the LTIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the LTIP and will not again be available for issuance under the LTIP.

Non-Equity Incentive Plans

On January 30, 2018, the Company terminated the Company’s Carve-Out Plan (the “Carve-Out Plan”) (described in Note 9 of the Notes to the Consolidated Financial Statements). Prior to its cancellation, our employees, consultants, and directors of the Company were entitled to participate in the Carve-Out Plan at the discretion of the Company’s board of directors. Each Carve-Out Plan participant was awarded points which entitled that participant to a portion of the proceeds payable to the Company and/or its members upon a sale of the Company. The proceeds payable to a Carve-Out Plan participant were equal an amount determined in accordance with the following formula: (number of points held by participant divided by total points outstanding) multiplied by 18% of Net Sale Price. For this purpose, “Net Sale Price” equaled the aggregate amount payable to the Company and/or its members in connection with a sale of the Company less all amounts payable to creditors of the Company. In connection with the termination of the Carve-Out Plan and the approval of the LTIP on January 30, 2018, the Company’s board of directors approved the issuance of 1,284,470 and 153,126 shares of restricted common stock under the LTIP to its employees and directors, respectively, whose proceeds under the Carve-Out Plan were vested as of that date (the “January 2018 Restricted Stock Grant”). Such shares of restricted common stock were granted outside the LTIP’s first year share availability pool.

The January 2018 Restricted Stock Grant and the LTIP were approved by a majority of the Company’s stockholders on January 31, 2018.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●          any breach of the director’s duty of loyalty to the corporation or its stockholders;

●          any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●          unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●          any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

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Our certificate of incorporation and our bylaws to be in effect upon the completion of this offering will provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws will also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws will also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. We intend to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from such director or executive officer once such director or executive officer’s plan is in place. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy. Prior to 180 days after the date of this offering, subject to early termination, the sale of any common stock under such plan would be subject to the lock-up agreement that the director or executive officer intends to enter into with the underwriters.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, the following is a summary of transactions since the years ended December 31, 2015, 2016 and 2017 to which we have been a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year end, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Brett Moyer

Mr. Moyer has served as the Company’s President, Chief Executive Officer and a board member since the Company’s founding in August 2010.

In February 2015, Mr. Moyer participated in the Company’s Series B Convertible Notes financing by investing $197,000. At the time of conversion in August 2015, Mr. Moyer’s Series B Convertible Note had a maturity value of $208,032. In accordance with the terms of the Series B Convertible Notes, Mr. Moyer’s convertible note was extinguished and converted into 57,787 common units using a $3.60 per unit conversion price.

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In 2016, Mr. Moyer loaned the Company $185,704 in consideration for the issuance of various notes described in Note 4 of the Notes to the Consolidated Financial Statements, which discuss the Moyer 2016 Notes (pursuant to which Mr. Moyer loaned the Company $135,704) and the Five February 2016 Notes (pursuant to which Mr. Moyer loaned the Company $50,000). In July 2016, Mr. Moyer participated in the Company’s preferred unit financing in the amount of $87,000 by extinguishing $87,000 of reimbursable expenses. In connection with this preferred unit financing, Mr. Moyer’s $87,000 investment was converted at $4.50 per unit, and he received 19,334 preferred units. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Units, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of the Company’s preferred units. As such, the 57,787 common units of the Company owned by Mr. Moyer that were immediately outstanding prior to his participation in the Company’s preferred unit financing were converted into 57,787 preferred units of the Company. In December 2016, Mr. Moyer extinguished the Moyer 2016 Notes, his portion of the Five February 2016 Note and $69,290 of reimbursable expense reports, and invested the aggregate sum of $269,091 in the Company’s Series D Convertible Note financing described in Note 5 of the Notes to the Consolidated Financial Statements. As of December 31, 2016 and 2017, Mr. Moyer was owed $269,091 of principal under convertible promissory notes and owned 2.5% of the outstanding units/stock of the Company. In April 2018, the Company issued Mr. Moyer a $62,500 Series G Convertible Note in consideration for $50,000 of expenses incurred by Mr. Moyer. In June 2018, in consideration for extending the maturity date of the Series G Convertible Note, Mr. Moyer was granted a warrant to purchase 4,630 shares of common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Note and agreeing to make the note convertible, Mr. Moyer was granted a warrant to purchase 13,889 shares of common stock.

Michael Fazio

Mr. Fazio is the chairman of MARCorp Financial LLC, a private equity firm located in Illinois. Mr. Fazio has been a member of the Company’s board of directors since May 2017. On May 17, 2017, the Company entered into a securities purchase agreement with MARCorp Signal, LLC, pursuant to which the Company borrowed a total of $5,000,000 from MARCorp Signal, LLC in consideration for the Series E Convertible Note. MARCorp Signal, LLC is a wholly-owned subsidiary of MARCorp Financial LLC. In connection with such borrowings, MARCorp Signal, LLC was issued a warrant to purchase 2,614,380 of the Company’s common units, which warrant was exercisable at $4.50 per unit and had a five-year life. On November 30, 2017, MARCorp Signal, LLC’s Series E Convertible Note was repaid by the Company in full.

Jonathan Gazdak

Mr. Gazdak works as Managing Director – Head of Investment Banking for Alexander Capital, L.P., an investment banking firm based in New York. Mr. Gazdak has been a member of the Company’s board of directors since June 2015. Alexander Capital, L.P. has acted as the lead investment bank in a number of the Company’s private financings.

In August 2014, the Company signed an engagement letter with Alexander Capital, L.P. under which Alexander Capital, L.P. earns a fee on total investments by its clients. Alexander Capital, L.P. earned fees from the Company of $504,000, $359,311 and $1,058,575 for the years ended December 31, 2015, 2016 and 2017, respectively, and as of December 31, 2017, had been issued warrants to purchase 499,608 shares of the Company’s common stock that are exercisable at $5.40 per unit and have a five-year life.

In February 2015, Mr. Gazdak participated in the Company’s Series B Convertible Notes financing by investing $25,000. At the time of conversion in August 2015, Mr. Gazdak’s Series B Convertible Note had a maturity value of $26,133. In accordance with the terms of the Series B Convertible Notes, Mr. Gazdak’s Series B Convertible Note was extinguished and converted into 7,259 common units using a $3.60 per unit conversion price. In June 2015, Mr. Gazdak participated in the Company’s common unit financing by investing $50,000. In connection with this common unit financing, Mr. Gazdak’s $50,000 was converted at $4.50 per unit thereby receiving 11,111 common units.

In February 2017, Mr. Gazdak extinguished $12,000 of expense reports and invested $12,000 in the Company’s Series D Convertible Notes financing. As of December 31, 2017, Mr. Gazdak was owed $14,118 of principal under convertible promissory notes and owned 0.6% of the outstanding stock of the Company.

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s board of directors since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

In February 2015, Inizio Capital participated in the Company’s Series B Convertible Notes financing by investing $300,000. At the time of conversion in August 2015, Inizio Capital’s Series B Convertible Note had a maturity value of $314,800. In accordance with the terms of the Series B Convertible Notes, Inizio Capital’s Series B Convertible Note was extinguished and converted into 87,444 common units using a $3.60 per unit conversion price. In December 2015, in connection with the sale of product, Hansong Technology advanced the Company $353,475 under a promissory note (see Note 4 of the Notes to the Consolidated Financial Statements) (the “December 2015 Note”). As of December 31, 2015, affiliates of Mr. Kristensen were owed $353,475 of principal under convertible promissory notes.

In February 2016, Inizio Capital invested $50,000 as one the participants in the Five February 2016 Notes (see Note 4 of the Notes to the Consolidated Financial Statements). In April 2016, the Company shipped finished inventory valued at $75,750 to Hansong Technology, which the parties agreed would be a principal reduction payment of the December 2015 Note. In May 2016, Inizio Capital participated in the Company’s preferred unit financing in the amount of $131,696. In connection with this preferred unit financing, Inizio Capital’s $131,696 was converted at $4.50 per unit, and it received 29,266 of the Company’s preferred units. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Units, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 87,445 common units of the Company owned by Inizio Capital that were immediately outstanding prior to its participation in the Company’s preferred unit financing were converted into 87,445 of the Company’s preferred units. As of December 31, 2016, affiliates of Mr. Kristensen were owed $327,725 of principal under convertible promissory notes and owned 3.8% of the Company’s outstanding units.

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In the first quarter of 2017, the Company shipped an additional $277,725 of its finished inventory to Hansong Technology, which fulfilled the Company’s obligation to ship its products to the lender and satisfied the Company’s obligation to repay the principal balance of the December 2015’s Note, leaving only unpaid accrued interest of $42,000. As of December 31, 2017, affiliates of Mr. Kristensen were owed $50,000 of principal under convertible promissory notes and owned 3.8% of the Company’s outstanding stock.

David Carlick

Mr. Carlick served as a member of the Company’s board of directors from May 2015 to November 2016. In April 2016, Mr. Carlick participated in the Company’s common unit financing by investing $15,000. In connection with this common unit financing, Mr. Carlick’s $15,000 investment was converted at $4.50 per unit, and he received 3,334 of the Company’s common units. In May 2016, Mr. Carlick participated in the Company’s preferred unit financing in the amount of $5,014. In connection with this preferred unit financing, Mr. Carlick $5,014 investment was converted at $4.50 per unit thereby receiving 16,713 of the Company’s preferred units. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Units, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 3,334 common units of the Company owned by Mr. Carlick that were immediately outstanding prior to his participation in the Company’s preferred unit financing, were converted into 3,334 preferred units of the Company. As of December 31, 2016 and 2017, Mr. Carlick owned 0.1% of the Company’s outstanding units/stock.

Michael Howse

We are party to a consulting agreement with Michael Howse, dated April 6, 2018 (the “Howse Agreement”), pursuant to which Mr. Howse has agreed to serve an interim role as chief strategic officer on an “at-will” basis in consideration for a monthly cash salary as well as (i) a warrant to purchase 110,000 shares of our common stock, exercisable at a per share price of $5.40 and which shall vest monthly over a nine-month period and (ii) a warrant to purchase 165,000 shares of our common stock, exercisable at a per share price of $5.40, one-third of which shall vest upon the achievement of a significant milestone and the remaining two-thirds of which shall vest upon the achievement of two additional significant milestones. The foregoing exercise price is subject to adjustment as provided in the warrant including without limitation certain anti-dilution rights. Pursuant to the Howse Agreement, such warrants shall also vest immediately prior to the Company’s “acquisition” as defined in such agreement, and the warrant to purchase 110,000 shares of common stock shall vest immediately upon Mr. Howse’s termination. In addition, pursuant to such agreement, we also agreed to appoint Mr. Howse to our board of directors, where he may only be removed for cause, or his termination or resignation. Under the Howse Agreement, if the Company raises capital in one or more financings from, or is acquired by, certain pre-approved investors or acquirors during Mr. Howse’s period of employment or within six months following termination of his employment, he is also entitled to 5% of the gross proceeds of such financings or acquisition (less any fees paid by the Company to any investment bank in connection with such transactions, up to 2.5% of such amount), 50% of which may be paid as a convertible note or preferred equity with the same terms as the participants in such transaction. Pursuant to the Howse Agreement, we may terminate Mr. Howse’s employment at any time, with or without cause, upon 90 days’ prior written notice. Such agreement provides for employee benefits in accordance with our policies.

Brian Herr

Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance, for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds) and serves as a co-portfolio manager for the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”). Mr. Herr was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Convertible Notes and warrants to purchase an aggregate of 222,222 shares of our common stock. In addition, between April 20, 2018 and June 29, 2018, the Company issued an aggregate of $2,437,500 of Series G Convertible Notes to the Medalist Funds and warrants to purchase an aggregate of 180,570 shares of our common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Notes and agreeing to make the note convertible, the Medalist funds were granted a warrant to purchase 541,666 shares of common stock.

Significant Unitholders/Stockholders

In 2015, Carl E. Berg participated in the Company’s Series B Convertible Notes financing in the amount of $1,490,800 by investing $475,000 in February 2015 and $240,800 in August 2015 and by including his December 2014 Advance of $775,000. At the time of conversion in August 2015, Mr. Berg’s Series B Convertible Note had a maturity value of $1,564,332. In accordance with the terms of the Series B Convertible Notes, Mr. Berg’s convertible notes were extinguished and converted into 434,537 common units using a $3.60 per unit conversion price. Additionally, in 2015, Mr. Berg loaned the Company $650,000 in two tranches (identified in Note 4 of the Notes to the Consolidated Financial Statements as the April 2015 Note ($450,000) and the September 2015 Note ($250,000).

In 2016, Mr. Berg loaned the Company an additional $600,000 in two tranches identified in Note 5 of the Notes to the Consolidated Financial Statements as the February 2016 Note (pursuant to which Mr. Berg loaned the Company $300,000) and the May 2016 Advance (pursuant to which Mr. Berg loaned the Company $300,000). In July 2016, Mr. Berg participated in the Company’s preferred unit financing in the amount of $500,878 by investing an additional $200,878 in July 2016 and including his May 2016 Advance of $300,000. In connection with this preferred unit financing, Mr. Berg’s $500,878 investment was converted at $4.50 per unit, and he received 111,307 preferred units of the Company. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Units, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 1,031,204 common units of the Company that were owned by Mr. Berg that were immediately outstanding prior to his participation in the Company’s preferred unit financing were converted into 1,031,204 preferred units of the Company. As of December 31, 2015, Mr. Berg was owed $650,000 of principal under convertible promissory notes issued by the Company. As of December 31, 2016, Mr. Berg was owed $950,000 of principal under convertible promissory notes issued by the Company and owned 36.8% of the outstanding units of the Company. As of December 31, 2017, Mr. Berg was owed $950,000 of principal under convertible promissory notes issued by the Company and owned 37% of the outstanding stock of the Company.

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In 2015, Lisa Walsh, a client of Alexander Capital, L.P., participated in the Company’s common unit financing by investing a total of $3,000,000. In connection with this common unit financing, Ms. Walsh’s $3,000,000 was converted at $4.50 per unit thereby receiving 666,667 common units.

In July 2016, Ms. Walsh participated in the Company’s preferred unit financing in the amount of $500,000. In connection with this preferred unit financing, Ms. Walsh’s $500,000 investment was converted at $4.50 per unit, and she received 111,112 preferred units of the Company. In addition, as described in Note 7 of the Notes to the Consolidated Financial Statements – Preferred Units, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 666,667 common units of the Company owned by Ms. Walsh that were immediately outstanding prior to her participation in the Company’s preferred unit financing were converted into 666,667 preferred units of the Company. In November 2016, Ms. Walsh invested $500,000 in the Company’s Series D Convertible Note financing. As of December 31, 2016, Ms. Walsh was owed $588,235 of principal under convertible promissory notes issued by the Company and owned 25.1% of the outstanding units of the Company. In July 2017, Ms. Walsh invested an additional $360,000 in the Company’s Series D Convertible Note financing. In November 2017, Ms. Walsh invested $6,500,000 in the Company’s Series F Convertible Note financing. As of December 31, 2017, Ms. Walsh was owed $7,511,765 of principal under convertible promissory notes issued by the Company and owned 25.2% of the outstanding stock of the Company.  In May 2018, Ms. Walsh participated in the Company’s Series G Convertible Notes offering and was issued a $312,500 Series G Convertible Note and a warrant to purchase 23,150 shares of common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Notes and agreeing to make the note convertible, Ms. Walsh was granted a warrant to purchase 69,444 shares of common stock.

Employment Arrangements and Separation Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements with our named executive officers, see “Executive Compensation— Executive Employment Agreements and Arrangements.”

Outstanding Equity Grants to Directors and Executive Officers

We have granted warrants and restricted shares to our certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see “Executive Compensation.”

Indemnification Agreements

We plan to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Such indemnification agreements will require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding indemnification of our directors and officers, see “Executive Compensation—Limitation on Liability and Indemnification Matters.”

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. Prior to the completion of this offering, we expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective immediately upon the execution of the underwriting agreement for this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $100,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy that we are implementing, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholders to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, which we intend to adopt in connection with this offering, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

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In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of stockholders, as our audit committee or other independent body of our board of directors, determines in the good faith exercise of its discretion.

All of the transactions described above were entered into prior to the adoption of the written policy, but all were approved by our board of directors considering similar factors to those described above.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of July 25, 2018, as adjusted to reflect the sale of shares of common stock offered by us in this offering, for:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our equity securities;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The percentage ownership information shown in the table prior to this offering is based upon 21,006,380 shares of common stock outstanding as of July 25, 2018, after giving effect to: (i) the conversion of all outstanding convertible promissory notes into an aggregate of 9,276,708 shares of common stock, assuming a conversion price of (A) $4.00 per share for the Series C Convertible Notes, (B) $3.75 per share for the Series D Convertible Notes, (C) $3.00 per share for the Series F Convertible Notes (D) $2.00 per share for the Series G Convertible Notes and (E)  an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering, (ii) the conversion of all of the outstanding shares of our preferred stock into an aggregate of 2,762,594 shares of common stock and (iii) the inclusion of warrants to purchase 8,161,774 shares of common stock which are exercisable by their respective holders within 60 days. Holders of the majority of the outstanding shares of our preferred stock and holders of 99% of our aggregate outstanding notes have agreed to convert such shares and notes, respectively, into shares of our common stock upon the closing of this offering The percentage ownership information shown in the table prior to this offering excludes 957,440 shares of restricted common stock issued on January 30, 2018 under our LTIP that will be released in two equal tranches over the next 14 months.

The percentage ownership information shown in the table after this offering is based upon 21,482,072 shares of common stock outstanding, assuming the sale of 2,400,00 shares of common stock by us in the offering, after giving effect to (i) the conversion of all outstanding convertible promissory notes into an aggregate of 9,276,708 shares of common stock assuming a conversion price of (A) $4.00 per share for the Series C Convertible Notes, (B) $3.75 per share for the Series D Convertible Notes, (C) $3.00 per share for the Series F Convertible Notes (D) $2.00 per share for the Series G Convertible Notes and (E) an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering, (ii) the conversion of all of the outstanding shares of our preferred stock into an aggregate of 2,762,594 shares of common stock and (iii) the inclusion of warrants to purchase 8,161,774 shares of common stock which are exercisable by their respective holders within 60 days. The percentage ownership information shown in the table after this offering excludes 957,440 shares of restricted common stock issued on January 30, 2018 under our LTIP that will be released in two equal tranches over the next 14 months.

Except as otherwise noted below, the address for persons listed in the table is c/o Summit Semiconductor, Inc., 6840 Via Del Oro, Ste. 280, San Jose, CA 95119.

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	Number of shares beneficially owned before this offering		% of Total Voting Power	Number of shares beneficially owned after this offering		% of Total Voting Power
	Common		Before	Common		After
	Shares	%	Offering	Shares	%	Offering
5% or greater stockholders
Carl E. Berg (3)	1,734,439	8.3%	8.3%	1,734,439	7.4%	7.4%
Lisa Walsh (4)	4,729,102	22.5%	22.5%	4,729,102	20.2%	20.2%
MARCorp Signal, LLC (5)	3,102,245	14.8%	14.8%	3,102,245	13.3%	13.3%

Directors & executive officers (1)(2)
Brett Moyer (6)	390,685	1.9%	1.9%	390,685	1.7%	1.7%
Michael A. Fazio (7)	2,436	0.0%	0.0%	2,436	0.0%	0.0%
Jonathan Gazdak (8)	171,933	0.8%	0.8%	171,933	0.7%	0.7%
Dr. Jeffrey M. Gilbert (9)	8,350	0.0%	0.0%	8,350	0.0%	0.0%
Brian Herr (10)	2,894,807	13.8%	13.8%	2,894,807	12.4%	12.4%
Michael Howse (11)	61,111	0.3%	0.3%	61,111	0.3%	0.3%
Helge Kristensen (12)	177,399	0.8%	0.8%	177,399	0.8%	0.8%
Sam Runco (13)	8,350	0.0%	0.0%	8,350	0.0%	0.0%
Gary Williams (14)	65,601	0.3%	0.3%	65,601	0.3%	0.3%
All executive officers and directors as a group (9 persons)	3,780,672	17.9%	17.9%	3,780,672	16.2%	16.2%

Total	13,346,458	63.5%	63.5%	13,346,458	57.1%	57.1%

(1)

Includes (A) 1,251,110 warrants that are fully vested and are exercisable at prices ranging from the lesser of (i) $4.50 to $5.40 per share or (ii) 60% to 80% of the price of the shares offered pursuant to this offering and (B) 184,469 shares of restricted stock that will be released on September 1, 2018.

(2)	Does not include 367,832 shares of restricted common stock that was issued in satisfaction of the termination of the Carve-Out Plan, which will be released to recipients in two equal tranches at March 1, 2019, and September 1, 2019.

(3)	Includes fully vested warrants to purchase 137,731 shares of common stock at an exercise price of $5.40 per share.

(4)	Includes fully vested warrants to purchase 1,039,654 shares of common stock with exercise prices ranging from the lesser of (i) $4.50 to $5.40 per share or (ii) 60% to 80% of the price of the shares offered pursuant to this offering.

(5)	Includes fully vested warrants to purchase 3,102,245 shares of common stock at an exercise price of the lesser of (i) $4.50 per share or (ii) 60% of the price of the shares offered pursuant to this offering.

(6)

Includes: (i) 90,188 shares of restricted common stock that will be released on September 1, 2018 and (ii) fully vested warrants to purchase 73,937 shares of common stock with exercise prices ranging from the lesser of (i) $4.50 to $5.40 per share or (ii) 60% of the price of the shares offered pursuant to this offering. Excludes: (i) 179,836 shares of restricted common stock which will be released in two equal tranches on March 1, 2019 and September 1, 2019 and (ii) warrants to purchase 6,204 shares of common stock at an exercise price of $4.50 per share, which are only exercisable upon a change of control of the Company, including an initial public offering by the Company.

(7)

Includes 2,436 shares of restricted common stock that will be released on September 1, 2018. Excludes 4,856 shares of restricted common stock which will be released in two equal tranches on March 1, 2019 and September 1, 2019.

(8)

Includes: (i) 8,350 shares of restricted common stock that will be released on September 1, 2018 and (ii) fully vested warrants to purchase 139,941 shares of common stock at an exercise price of $5.40 per share. Excludes 16,650 shares of restricted common stock which will be released in two equal tranches on March 1, 2019 and September 1, 2019.

(9)

Includes 8,350 shares of restricted common stock that will be released on September 1, 2018. Excludes 16,650 shares of restricted common stock which will be released in two equal tranches on March 1, 2019 and September 1, 2019.

(10)

These securities are held by certain Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, L.P. (together, the “Medalist Funds”) which are managed by Medalist Partners LP (“Medalist”). Brian Herr is an employee of Medalist and/or one of its affiliates, is a co-portfolio manager for each of the Medalist Funds, and is a member of our board of directors. Mr. Herr does not individually hold or otherwise beneficially own any of our securities. Each of the Medalist Funds has delegated to Medalist, and to Mr. Herr as a co-portfolio manager for each of the Medalist Funds, the power to vote and the power to direct the disposition of our securities held by the Medalist Funds. Mr. Herr disclaims beneficial ownership of any securities, except to the extent of his pecuniary interest therein. For further information regarding Mr. Herr’s relationship with the Medalist Funds, Medalist and their affiliates, see the description of Mr. Herr’s business experience under “Management – Non-Employee Directors.”

Excludes an aggregate of 944,460 shares of common stock issuable upon exercise of warrants, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(11)	Includes fully vested warrants to purchase 61,111 shares of common stock with an exercise price of $5.40 per share. Excludes: (i) unvested warrants to purchase 48,889 shares of common stock at an exercise price of $5.40 per share, subject to adjustment pursuant to certain anti-dilution rights, which vest in equal monthly installments over the next 6 months and (ii) unvested warrants to purchase 165,000 shares of common stock at an exercise price of $5.40 per share that will vest upon the achievement of certain milestones.

(12)

Includes: (i) 8,350 shares of restricted common stock that will be released on September 1, 2018 and (ii) fully vested warrants to purchase 24,506 shares of common stock at an exercise prices ranging from $4.50 to $5.40 per share. Excludes 16,650 shares of restricted common stock which will be released in two equal tranches on March 1, 2019 and September 1, 2019.

(13)

Includes 8,350 shares of restricted common stock that will be released on September 1, 2018. Excludes 16,650 shares of restricted common stock which will be released in two equal tranches on March 1, 2019 and September 1, 2019.

(14)

Includes: (i) 58,445 shares of restricted common stock that will be released on September 1, 2018 and (ii) fully vested warrants to purchase 7,156 shares of common stock at an exercise price of $5.40 per share. Excludes: (i) 116,540 shares of restricted common stock which will be released in two equal tranches on March 1, 2019 and September 1, 2019 and (ii) warrants to purchase 4,111 shares of common stock at an exercise price of $4.50 per share, which are only exercisable upon a change of control of the Company, including an initial public offering by the Company.

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DESCRIPTION OF SECURITIES

The following description of our common stock, certain provisions of our bylaws and certain provisions of Delaware law are summaries. You should also refer to our bylaws, which are filed as an exhibit to the registration statement of which this prospectus is part.

General

Our certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.0001 per share, and up to 20,000,000 shares of blank check preferred stock, par value $0.0001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of July 25, 2018, after giving effect to the conversion of all outstanding convertible promissory notes (assuming a conversion price of (i) $4.00 per share for the Series C Convertible Notes, (ii) $3.75 per share for the Series D Convertible Notes, (iii) $3.00 per share for the Series F Convertible Notes, (iv) $2.00 per share for the Series G Convertible Notes and (v) an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering), and the conversion of all outstanding preferred stock into common stock in connection with the completion of the offering, there would have been an aggregate of 12,364,450 shares of common stock issued and outstanding, held by 84 stockholders of record. This number excludes all warrants outstanding or issuable in connection with this offering and the 1,437,596 shares of restricted common stock issued on January 30, 2018 under our LTIP that will be released in three equal tranches over the next 14 months. Holders of the majority of the outstanding shares of our preferred stock and holders of 99% of our aggregate outstanding notes have agreed to convert such shares and notes, respectively, into shares of our common stock upon the closing of this offering.

Common Stock

Voting Rights

Upon the completion of this offering, each holder of our common stock will be entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors will be able elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future.

Preferred Stock

Holders of the majority of the outstanding shares of our preferred stock have agreed to convert such shares into shares of our common stock upon the closing of this offering.

Following the completion of this offering, our board of directors will have the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares any such series, but not below the number of shares of such series then outstanding.

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Our board of directors may authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that class of preferred stock.

We have no present plans to issue any additional shares of preferred stock. However, in the event that we issue additional shares of preferred stock after the date of the offering, the investors in this offering will be diluted.

Convertible Promissory Notes

For a description of our outstanding convertible promissory notes, see “Certain Relationships and Related Person Transactions”, “Principal Stockholders”, “Recent Sales of Unregistered Securities” and Notes 4 and 5 of the Notes to the Consolidated Financial Statements for the years ended December 31, 2017 and 2016.

Warrants

As of July 25, 2018, there were warrants outstanding for the purchase of 8,479,813 shares of common stock, of which warrants for the purchase of 8,137,330 shares of common stock were immediately exercisable, while warrants to purchase 238,333 shares of common stock remained subject to vesting and warrants to purchase 104,150 shares of common stock, issued to employees, would be exercisable in the event of a change of control of the Company, including an initial public offering by the Company.

Registration Rights

Certain investors in our company (“Initiating Holders”) have registration rights which, upon notice from an Initiating Holder, will require us to file a registration statement to register the shares owned by said Initiating Holder. The Company must also provide notice to all other Initiating Holders and register the shares of any other Initiating Holder that joins such request. However, an Initiating Holder cannot submit a notice prior to the earlier of five years from the date such holder executed a Registration Rights Agreement or one hundred eighty days following the effective date of the first registration statement filed by the Company covering an underwritten offering of its securities. See also “Shares Eligible For Future Sale – Registration Rights”.

Anti-Takeover Provisions

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●           before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●           upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●           on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●           any merger or consolidation involving the corporation and the interested stockholder;

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●           any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●           subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●           any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●           the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws to be in Effect Upon the Completion of this Offering

Our certificate of incorporation and bylaws will provide that directors may be removed by the stockholders only for cause upon the vote of a majority of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Our certificate of incorporation and bylaws will also provide that all stockholder actions must be effected at a duly called meeting of stockholders and will eliminate the right of stockholders to act by written consent without a meeting. Our bylaws will also provide that only our chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Our bylaws will also provide that stockholders seeking to present proposals before our annual meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and, subject to applicable law, will specify requirements as to the form and content of a stockholder’s notice.

Our certificate of incorporation and bylaws will provide that the stockholders cannot amend many of the provisions described above except by a vote of a majority of our outstanding common stock.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

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Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our certificate of incorporation or our bylaws; or (v) any action asserting a claim against us that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law. Our certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.  Therefore, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Listing

We have applied to list our common stock on NASDAQ under the trading symbol “WISA” simultaneously with the closing of this offering. Prior to this offering, there has been no established public market for our common stock. There is no assurance that our common stock will ever be quoted on NASDAQ. Our common stock will not commence trading on NASDAQ until all of the following conditions are met: (i) the offering is completed and closed; (ii) we have raised a sufficient amount of equity necessary to qualify for the minimum equity requirements necessary to list on NASDAQ; and (iii) holders of our debt securities have converted their notes into our common stock pursuant to the terms of each series of notes. Currently there are two standards for admission onto NASDAQ that we are endeavoring to satisfy: either $5 million in stockholders’ equity and $15 million market value of publicly held shares; or $4 million in stockholders’ equity, $15 million market value of publicly held shares and $50 million market value of publicly listed securities. If we fail to meet the minimum requirements for listing on NASDAQ, including, without limitation, our requirement to sell at least $10,000,000 of common stock in order to satisfy the listing conditions to trade our common on NASDAQ, we will not be able to consummate the offering and will terminate this offering.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our common stock, and although we expect that our common stock will be approved for listing on NASDAQ simultaneously with the closing of this offering, we cannot assure investors that there will be an active public market for our common stock following this offering. If our listing application is not approved by NASDAQ, we will not be able to consummate the offering and will terminate this offering. We cannot predict what effect, if any, sales of our shares of common stock in the public market or the availability of shares for sale will have on the market price of our common stock. Future sales of substantial amounts of shares of common stock in the public market, including shares issued upon exercise of outstanding warrants, or the perception that such sales may occur, however, could adversely affect the market price of our common stock and also could adversely affect our future ability to raise capital through the sale of our common stock or other equity-related securities at times and prices we believe appropriate.

Based on shares of our common stock outstanding as of July 25, 2018, upon completion of this offering, 12,364,450 shares of common stock will be outstanding, assuming (A) the conversion of (i) all outstanding convertible promissory notes at a conversion price of (a) $4.00 per share for the Series C Convertible Notes, (b) $3.75 per share for the Series D Convertible Notes, (c) $3.00 per share for the Series F Convertible Notes, (d) $2.00 per share for the Series G Convertible Notes and (e) an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering and (ii) preferred stock to common stock and (B) (i) no exercise of the underwriters’ warrants, other outstanding warrants or warrants issuable in connection with this offering and (ii) 1,437,596 shares of restricted common stock issued on January 30, 2018 under our LTIP which will be released in three equal tranches over the next 14 months.

All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our “affiliates,” as that term is defined under Rule 144 under the Securities Act. The 12,364,450 outstanding shares of common stock held by existing stockholders are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if the offer and sale is registered under the Securities Act or if the offer and sale of those securities qualifies for exemption from registration, including exemptions provided by Rules 144 and 701 promulgated under the Securities Act.

As a result of lock-up agreements we intend to enter into with all of our directors, executive officers and holders of more than 5% of the outstanding equity securities and market standoff provisions described below and the provisions of Rules 144 and 701, the restricted securities will be available for sale in the public market as follows:

● no shares will be eligible for immediate sale upon the completion of this offering; and

● approximately 18,371 shares of common stock, 5,506,296 shares of common stock issuable upon exercise of warrants, 5,498,758 shares of common stock issuable upon conversion of outstanding convertible promissory notes (assuming a conversion price of (i) $4.00 per share for the Series C Convertible Notes, (ii) $3.75 per share for the Series D Convertible Notes, (iii) $3.00 per share for the Series F Convertible Notes, (iv) $2.00 per share for the Series G Convertible Notes and (v) an average of $3.90 per share for the Other Convertible Notes, except for $200,000 of such notes which shall be repaid in cash immediately following this offering) and 2,114,120 shares of common stock issuable upon the assumed conversion of all of the outstanding shares of our preferred stock will be eligible for sale upon expiration of lock-up agreements and market standoff provisions described below, beginning 181 days after the date of this prospectus, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701.

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We may issue shares of common stock from time to time for a variety of corporate purposes, including in capital-raising activities through future public offerings or private placements, in connection with exercise of options and warrants, vesting of restricted shares and other issuances relating to our employee benefit plans and as consideration for future acquisitions, investments or other purposes. The number of shares of common stock that we may issue may be significant, depending on the events surrounding such issuances. In some cases, the shares we issue may be freely tradable without restriction or further registration under the Securities Act; in other cases, we may grant registration rights covering the shares issued in connection with these issuances, in which case the holders of the shares of common stock will have the right, under certain circumstances, to cause us to register any resale of such shares to the public.

Lock-Up Agreements

In connection with this offering, we, our directors and officers and holders of more than 5% of our equity securities outstanding immediately prior to this offering, intend to agree, subject to certain exceptions, not to offer, sell or transfer any shares of common stock or securities convertible into or exchangeable for our common stock for 180 days after the date of this prospectus without the prior written consent of the underwriters. A majority of our directors, executive officers and holders of more than 5% of our equity securities have executed a lock-up agreement.

In addition to the restrictions contained in the lock-up agreements described above, we intend to enter into agreements with certain of our security holders that contain market stand-off provisions imposing restrictions on the ability of such security holders to offer, sell or transfer our equity securities for a period of 180 days following the date of this prospectus.

Registration Rights

Upon the completion of this offering, the holders of approximately all of our shares of our common stock, or their transferees, will be entitled to specified rights with respect to the registration of the offer and sale of their shares under the Securities Act. Registration of the offer and sale of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. See “Description of Securities—Registration Rights” for additional information.

MATERIAL U.S. FEDERAL INCOME TAX AND ESTATE TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●           an individual who is a citizen or resident of the United States;

●           a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●           an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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●           a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock.” Any such distribution will also be subject to the discussion below under the heading “Foreign Accounts.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

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Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

●           the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

●           the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

●           our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

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Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and will apply to the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. The withholding provisions described above currently apply to dividends paid on our common stock and will generally apply with respect to gross proceeds of a sale or other disposition of our common stock on or after January 1, 2019.

Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We intend to enter into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P. and WallachBeth Capital LLC (collectively, the “underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the underwriters will use their best efforts to sell shares of our common stock on a best efforts basis, which means generally that the underwriters are required to use only their best efforts to sell our shares of common stock, but have no firm commitment or obligation to sell any specific amount of such shares. We plan to list our common stock for trading on NASDAQ under the symbol “WISA” simultaneously with the closing of this offering, although there is no assurance that our common stock will ever be quoted on such exchange. If our listing application is not approved by NASDAQ, we will not be able to consummate the offering and will terminate this offering.

The obligations of the underwriters may be terminated upon the occurrence of certain events that will be specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations will be subject to customary conditions, representations and warranties that will be contained in the Underwriting Agreement, such as receipt by the underwriters of officers’ certificates and legal opinions and no occurrence of any material adverse change to our business.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions to be specified in the Underwriting Agreement. We reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discounts and commissions payable to the underwriters by us pursuant to the Underwriting Agreement in connection with this offering, as well as the proceeds to us, before expenses:

	Per Share	Total
Public offering price	$5.00	$12,000,000
Underwriting discounts and commissions paid to us (7.5%)	$0.38	$900,000
Proceeds to us, before expenses	$4.62	$11,100,000
Non-Accountable expense allowance (1.0%)	$0.05	$120,000

Pursuant to the Underwriting Agreement, we will agree to pay the underwriters a cash fee equal to 7.5% of the gross proceeds received by in this offering, and we also will agree to pay a non-accountable expense allowance to the underwriters equal to 1.0% of the gross proceeds received in this offering. Pursuant to the Underwriting Agreement, we will agree to reimburse the underwriters for certain out-of-pocket expenses of the underwriters payable by us, in an aggregate amount not to exceed $100,000. The Underwriting Agreement, however, will provide that in the event this offering is terminated, the underwriters will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

WallachBeth Capital LLC will receive $75,000 from Alexander Capital, L.P. for serving as qualified independent underwriter in connection with this offering. Pursuant to FINRA Rule 5121, Alexander Capital, L.P. will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $775,000.

The gross proceeds of this offering will be deposited at Signature Bank (“Signature”), in an escrow account established by us. We do not intend to close this offering unless we sell at least $10,000,000 of common stock in order to satisfy the listing conditions to trade our common stock on NASDAQ. This offering will terminate on July 28, 2018 (two (2) days after the date of this prospectus) (the “Initial Offering Termination Date”), which date may be extended to a date up to and including July 29, 2018 (one (1) day after the Initial Offering Termination Date) (the “Offering Termination Date”), unless we sell the amount of common stock set forth on the table on the cover page of this prospectus before that date or we decide to terminate this offering prior to that date. The gross proceeds of this offering will be deposited at Signature Bank, in an escrow account established by us. Prior to the Initial Offering Termination Date or the Offering Termination Date, as applicable, in no event will funds be returned to you, unless we elect, at our option, to terminate the offering. In the event that we decide to extend the offering period beyond the Initial Offering Termination Date to the Offering Termination Date, we will seek reconfirmations from investors who have deposited funds into the escrow account and all funds deposited by investors who do not reconfirm will be promptly returned without interest or offset.  Upon the Initial Offering Termination Date or the Offering Termination Date, as applicable, all of the funds will be released to us and we will consummate the offering and our shares of common stock will commence trading on the Nasdaq Capital Market. Notwithstanding the foregoing, in the event that we do not sell a minimum of $10,000,000 of common stock by the Initial Offering Termination Date or the Offering Termination Date, as applicable, in order to satisfy the listing conditions to trade our common stock on the NASDAQ, all funds received will be promptly returned to investors without interest or offset.

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In compliance with Rule 15c2-4 under the Exchange Act, we and the Underwriter will instruct investors to deliver all monies in the form of checks, ACH or wire transfers to the escrow agent. Upon the escrow agent’s receipt of such monies, they shall be credited to Signature. Pursuant to an escrow agreement among us, the Underwriter and Signature, as escrow agent, the funds received in payment for the shares of common stock purchased in this offering will be wired to a non-interest bearing escrow account at Signature and held until (i) Signature receives written instructions provided by us and the Underwriter, indicating the date on which the shares of common stock purchased in this offering are to be delivered to the investors and the date the net proceeds are to be delivered to us, and (ii) Signature determines that the amount in the escrow account is equal to at least the minimum amount required in order to satisfy the listing conditions to trade our common stock on the NASDAQ. Upon Signature’s receipt of such written instructions and its confirmation of receipt of the requested minimum offering amount in order to satisfy the listing conditions to trade our common stock on the NASDAQ, Signature will release the funds in accordance with such written instructions, indicating the date on which the shares of common stock purchased in this offering are to be delivered to the investors and the date the net proceeds are to be delivered to us. Unless investors instruct us otherwise, we will deliver the shares of common stock being issued to the investors electronically.

Indemnification

Pursuant to the Underwriting Agreement, we will agree to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect thereof.

Underwriters’ Warrants

Pursuant to the Underwriting Agreement, we will agree to issue to the underwriters warrants initially exercisable for up to 3% of the aggregate number of shares of common stock sold in this offering. Such warrants are not included in the securities being sold in this offering. The shares issuable upon exercise of such warrants are identical to those offered by this prospectus. Such warrants will be exercisable at a per share price equal to 125% of the price per share in this offering. Such warrants will be exercisable at any time, and from time to time, in whole or in part, during the five-year period commencing 180 days from the effective date of this offering, which period shall not extend further than five years from such date in compliance with FINRA Rule 5110(f)(2)(G)(i). Such warrants and the common stock underlying such warrants will be deemed compensation by FINRA and will therefore be subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5100(g)(1)) will not sell, transfer, assign, pledge or hypothecate such warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days from the date of effectiveness of the registration statement. The exercise price and number of shares issuable upon exercise of such warrants may be adjusted in certain circumstances, including in the event of a stock distribution, extraordinary cash distribution or our recapitalization, reorganization, merger or consolidation. Pursuant to the Underwriting Agreement, we will agree to pay the compensation described above to the underwriters, including the warrants, the cash fee and the non-accountable expense allowance, in the event that investors introduced by the underwriters, or investors whom we referred to the underwriters, invest in a public or private equity offering that we conduct within the twelve (12) month period following the expiration of the Underwriting Agreement.

Lock-Up Agreements

We intend to agree not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock; or (iii) file any registration statement with the SEC relating to the offering of any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, without the prior written consent of the underwriters for a period of 90 days following the date of this prospectus, subject to an 18-day extension under certain circumstances (the “Lock-up Period”). This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (ii) the issuance of shares of common stock upon the exercise of outstanding warrants and the vesting of restricted stock awards, and (iii) the issuance of employee warrants to purchase common stock not exercisable during the Lock-up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock issued pursuant to our equity incentive plans.

In addition, each of our directors, executive officers, and majority of our existing stockholders intend to enter into a lock-up agreement with the underwriters. Under such lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any of shares of our common stock or securities convertible into or exchangeable for our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the underwriters, for a period of 180 days from the closing date of this offering, subject to an 18-day extension under certain circumstances. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to exceptions for (i) one or more bona fide gift transfers of securities to immediate family members who agree to be bound by these restrictions and (ii) transfers of securities to one or more trusts for bona fide estate planning purposes, amongst others.

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Other Relationships

Certain of the underwriters and their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

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●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”, pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

76

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissã do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

77

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

This prospectus is not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive 2003/71/EC, and has not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended)(the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus are directed at, and this prospectus is only being distributed to: (1) persons who receive this prospectus outside of the United Kingdom; and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Person(s)”). This prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The underwriters have represented, warranted and agreed that:

●	they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

●	they have complied with and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

78

CONFLICTS OF INTEREST

Jonathan Gazdak, a member of the Company’s board of directors, is a managing director and the head of investment banking at Alexander Capital, L.P., one of the underwriters for this offering. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Such rule requires, among other things, that a “qualified independent underwriter” has participated in the preparation of, and has exercised the usual standards of “due diligence” with respect to, the registration statement. WallachBeth Capital LLC has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act.

WallachBeth Capital LLC will receive $75,000 from Alexander Capital, L.P. for serving as qualified independent underwriter in connection with this offering. Pursuant to FINRA Rule 5121, Alexander Capital, L.P. will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

LEGAL MATTERS

Robinson Brog Leinwand Greene Genovese & Gluck, P.C. of New York, New York will pass upon the validity of the shares of common stock offered hereby. Alexander Capital, L.P. and WallachBeth Capital LLC are being represented by Carmel, Milazzo & DiChiara in connection with the offering.

EXPERTS

The consolidated financial statements of Summit Semiconductor, Inc., as of December 31, 2016 and 2017 and for each of the two years in the period ended December 31, 2017 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus, which constitutes a part of the registration statement. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the shares of our common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.summitwireless.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

79

Summit Semiconductor, Inc. and Subsidiaries

F-1

Summit Semiconductor, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Summit Semiconductor, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Summit Semiconductor, Inc. (a Delaware corporation) and its subsidiaries (the “Company”) as of December 31, 2016 and 2017, the related consolidated statements of operations, comprehensive loss, preferred units/stock and members’/stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that Summit Semiconductor, Inc. and its subsidiaries will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations, available cash and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2016.

San Jose, California

May 29, 2018

F-2

Summit Semiconductor, Inc.

Consolidated Balance Sheets

December 31, 2016 and 2017

	2016	2017	Pro Forma 2017
			(unaudited)(1)
Assets
Current Assets:
Cash and cash equivalents	$92,262	$249,143
Accounts receivable, net	7,089	54,789
Inventories	585,961	692,884
Prepaid expenses and other current assets	101,517	203,444
Total current assets	786,829	1,200,260

Property and equipment, net	58,264	64,662
Intangible assets, net	—	94,445
Other assets	97,546	97,546
Total assets	$942,639	$1,456,913

Liabilities, Preferred Units/Stock and Members’/Stockholders’ Deficit
Current Liabilities:
Accounts payable	$1,034,699	$1,331,936
Accrued liabilities	2,091,352	715,220
Accrued interest	362,756	1,867,103
Promissory notes	120,583	—
Convertible notes payable	3,734,517	5,241,361
Total current liabilities	7,343,907	9,155,620

Derivative liability	—	20,832,000
Warrant liability	1,619,287	1,227,786
Total liabilities	8,963,194	31,215,406

Commitments and contingencies (Note 9)
Preferred units, no par value; 2,762,594, zero and zero units authorized and outstanding as of December 31, 2016, 2017 and pro forma (unaudited)	64,734,841	—	—
Preferred stock, par value $0.0001; zero, 20,000,000 and 20,000,000 shares authorized; zero, 2,762,594 and zero shares issued and outstanding as of December 31, 2016, 2017 and pro forma (unaudited) (liquidation preference of $12,432,000 as of December 31, 2017)	—	64,734,841	—
Members’/Stockholders’ Deficit:
Common units, no par value, 341,488, zero and zero units authorized and outstanding as of December 31, 2016, 2017 and pro forma (unaudited)	9,913,210	—	—
Common stock, par value $0.0001; zero, 200,000,000 and 200,000,000 shares authorized; zero, 324,821 and 3,087,415 shares issued and outstanding as of December 31, 2016, 2017 and pro forma (unaudited)	—	32	309
Additional paid-in capital	—	13,831,943	78,566,507
Accumulated other comprehensive loss	(37,396)	(41,886)	(41,886)
Accumulated deficit	(82,631,210)	(108,283,423)	(108,283,423)
Total members’/stockholders’ deficit	(72,755,396)	(94,493,334)	(29,758,493)
Total liabilities, preferred units/stock and members’/stockholders’ deficit	$942,639	$1,456,913	$1,456,913

(1)	The pro forma column shows the conversion of all preferred stock to common stock in connection with the Company’s initial public offering.

The accompanying notes are integral part of these consolidated financial statements.

F-3

Summit Semiconductor, Inc.

Consolidated Statements of Operations

For the years ended December 31, 2016 and 2017

	2016	2017

Revenue, net	$1,273,113	$1,112,726
Cost of revenue	1,533,790	1,271,534
Gross profit	(260,677)	(158,808)

Operating Expenses:
Research and development	5,218,958	3,664,629
Sales and marketing	2,049,265	1,589,417
General and administrative	967,690	1,428,667
Total operating expenses	8,235,913	6,682,713
Loss from operations	(8,496,590)	(6,841,521)
Interest expense	(1,863,746)	(14,696,283)
Change in fair value of warrant liability	568,103	4,309,478
Change in fair value of derivative liability	—	(9,040,000)
Gain on extinguishment of convertible notes payable	—	621,981
Other income (expense), net	93,399	(258)
Loss before provision for income taxes	(9,698,834)	(25,646,603)
Provision for income taxes	9,435	5,610
Net loss	$(9,708,269)	$(25,652,213)

Net loss per common unit/share - basic and diluted	$(7.36)	$(75.89)

Weighted average number of common shares used in computing net loss per common unit/share	1,319,016	338,011

Pro forma net loss per common share - basic and diluted (1)		$(8.27)

Pro forma weighted average number of common shares used in computing pro forma net loss per common shares (1)		3,100,605

(1)	Pro forma shows the conversion of all preferred stock to common stock in connection with the Company’s initial public offering.

The accompanying notes are integral part of these consolidated financial statements.

F-4

Summit Semiconductor, Inc.

Consolidated Statements of Comprehensive Loss

For the years ended December 31, 2016 and 2017

	2016	2017

Net loss	$(9,708,269)	$(25,652,213)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(746)	(4,490)
Comprehensive loss	$(9,709,015)	$(25,656,703)

The accompanying notes are integral part of these consolidated financial statements.

F-5

Summit Semiconductor, Inc.

Consolidated Statements of Preferred units/stock and members’/ Stockholders’ Deficit for the years ended December 31, 2016 and 2017

									Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Members’/ Stockholders’ Deficit

	Preferred Units		Preferred Stock		Common Units		Common Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance as of December 31, 2015	—	$—	—	$—	2,605,971	$70,295,815	—	$—	$—	$(36,650)	$(72,922,941)	$(2,663,776)

Proceeds from issuance of common units, net of issuance costs	—	—	—	—	53,333	219,750	—	—	—	—	—	219,750
Proceeds from issuance of preferred units, net of issuance costs	358,778	1,501,058	—	—	—	—	—	—	—	—	—	—
Issuance of preferred units upon conversion of notes payable	86,000	387,000	—	—	—	—	—	—	—	—	—	—
Conversion of common units to preferred in connection with financing	2,317,816	62,846,783	—	—	(2,317,816)	(62,846,783)	—	—	—	—	—	(62,846,783)
Compensation expense for issuance of employee warrants	—	—	—	—	—	615,548	—	—	—	—	—	615,548
Beneficial conversion feature upon issuance of convertible notes	—	—	—	—	—	809,909	—	—	—	—	—	809,909
Issuance of warrants for common units	—	—	—	—	—	818,971	—	—	—	—	—	818,971
Currency translation adjustment	—	—	—	—	—	—	—	—	—	(746)	—	(746)
Net loss	—	—	—	—	—	—	—	—	—	—	(9,708,269)	(9,708,269)
Balance as of December 31, 2016	2,762,594	64,734,841	—	—	341,488	9,913,210	—	—	—	(37,396)	(82,631,210)	(72,755,396)
Repurchase of common stock	—	—	—	—	(16,667)	(25,000)		—	—	—	—	(25,000)
Beneficial conversion feature upon issuance of convertible notes	—	—	—	—	—	3,581,765	—		—	—	—	3,581,765
Issuance of warrants for common units	—	—	—	—	—	362,000	—		—	—	—	362,000
Conversion from limited liability company to a C corporation	(2,762,594)	(64,734,841)	2,762,594	64,734,841	(324,821)	(13,831,975)	324,821	32	13,831,943	—	—	—
Currency translation adjustment	—	—	—	—	—	—	—	—		(4,490)	—	(4,490)
Net loss	—	—	—	—	—	—	—	—		—	(25,652,213)	(25,652,213)
Balance as of December 31, 2017	—	$—	2,762,594	$64,734,841	—	$—	324,821	$32	$13,831,943	$(41,886)	$(108,283,423)	$(94,493,334)

The accompanying notes are integral part of these consolidated financial statements.

F-6

Summit Semiconductor, Inc.

Statements of Cash Flows

for the years ended December 31, 2016 and 2017

	2016	2017
Cash flows from operating activities:
Net loss	$(9,708,269)	$(25,652,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	146,153	59,623
Amortization of intangible asset	—	5,555
Amortization of debt discounts	1,213,488	11,159,330
Change in fair value of warrant liability	(568,103)	(4,309,478)
Change in fair value of derivative liability	—	9,040,000
Gain on extinguishment of convertible notes payable	—	(621,981)
Compensation expense for issuance of employee warrants	615,548	—
Changes in operating assets and liabilities:
Accounts receivable	31,229	(47,700)
Inventories	(87,339)	(384,648)
Prepaid expenses and other assets	29,966	(101,927)
Accounts payable	194,145	295,190
Accrued liabilities	1,198,939	(1,376,132)
Accrued interest	489,731	1,545,890
Net cash used in operating activities	(6,444,512)	(10,388,491)

Cash flows from investing activities:
Acquisition of intangible asset	—	(100,000)
Purchases of property and equipment, net	—	(66,021)
Net cash used in investing activities	—	(166,021)

Cash flows from financing activities:
Proceeds from the issuance of preferred units	1,501,058	—
Proceeds from the issuance of common units	219,750	—
Proceeds from issuance of promissory notes	685,704	—
Repayment of promissory notes	(305,914)	—
Proceeds from issuance of convertible notes payable	4,411,484	15,808,383
Repayment of convertible notes payable	—	(5,067,500)
Repurchase of common stock	—	(25,000)
Net cash provided by financing activities	6,512,082	10,715,883
Effect of exchange rate changes on cash and cash equivalents	(746)	(4,490)
Net increase in cash and cash equivalents	66,824	156,881

Cash and cash equivalents as of beginning of year	25,438	92,262

Cash and cash equivalents as of end of year	$92,262	$249,143

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$2,120	$2,950

Noncash Investing and Financing Activities:
Issuance of warrants in connection with convertible notes payable	$2,187,930	$4,279,977
Beneficial conversion feature of convertible notes payable	$809,909	$3,581,765
Issuance of preferred units upon conversion of convertible notes payable	$300,000	$—
Issuance of preferred units in lieu of payment of employee expenses	$87,000	$—
Issuance of convertible notes payable upon amendment of promissory notes	$1,947,515	$150,000
Conversion of common units to preferred in connection with financing	$62,846,783	$—
Reduction of convertible notes payable by shipment of inventories	$75,750	$277,725
Conversion of interest to convertible notes payable as principal	$—	$27,496
Issuance of convertible notes payable in lieu of vendor expense payment	$—	$12,000
Conversion of accrued interest to accounts payable	$—	$14,047
Issuance of convertible notes in lieu of payment of principal and accrued interest	$190,536	$—
Issuance of convertible notes payable in lieu of payment of expenses for employee	$69,920	$—
Fair value of derivative liability in connection with issuance of notes payable	$—	$13,058,000

The accompanying notes are integral part of these consolidated financial statements.

F-7

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

1.	Business and Viability of Operations

Summit Semiconductor, Inc. (also refer to as “we”, “us”, “our”, or “the Company”) was originally incorporated in Delaware on July 23, 2010 as a limited liability company. The Company develops wireless audio integrated circuits for home entertainment and professional audio markets. On December 31, 2017, the Company converted from a Delaware Limited Liability Company to a Delaware C Corporation (the “Conversion”). Prior to the Conversion, the Company had been taxed as a partnership for federal and state income tax purposes, such that the Company’s taxable income is reported by its members in their respective tax returns. Following the Conversion, the Company will now be taxed as a corporation. In connection with the Conversion, the Company’s Board of Directors approved a 15-for-1 reverse split of the Company’s units into stock. All unit and stock data in this report have been retroactively adjusted to reflect the split. In connection with the Conversion, the Company authorized 20,000,000 shares of preferred stock and 200,000,000 shares of common stock and issued 324,821 shares of common stock to such investors previously holding 4,872,221 common membership interests and 2,762,594 shares of convertible preferred stock to such investors previously holding 41,438,818 preferred membership interests. Such shares of common stock and preferred stock were fully paid, nonassessable shares of stock of the Company.

The consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. The Company has incurred net operating losses each year since inception. As of December 31, 2017, the Company had an accumulated deficit of approximately $108.3 million and has not generated positive cash flows from operations. The Company expects operating losses to continue in the foreseeable future because of additional costs and expenses related to research and development activities, plans to expand its product portfolio, and increase its market share. The Company’s ability to transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. Based on current operating levels and required debt repayments, the Company will need to raise additional funds by selling additional equity or incurring additional debt. To date, the Company has not generated significant revenues and has been able to fund its operations through private equity financings from various investors and debt financings. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of the Company’s products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of the Company’s products. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management of the Company intends to raise additional funds through the issuance of equity securities and debt. There can be no assurance that, in the event the Company requires additional financing, such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented. The consolidated financial statements reflect the accounts of Summit Semiconductor, Inc. and its wholly-owned subsidiaries, Summit Semiconductor K.K., a Japanese corporation and WiSA, LLC, a Delaware limited liability company.

Unaudited pro forma presentation

The unaudited pro forma stockholders’ deficit as of December 31, 2017 reflects the assumed conversion of all the Company’s outstanding shares of convertible preferred stock into common stock. The pro forma consolidated balance sheet assumes that the completion of the initial public offering (“IPO”) contemplated by this prospectus had occurred as of December 31, 2017 and excludes common shares issued in such initial public offering and any related net proceeds.

F-8

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

The unaudited pro forma basic and diluted net loss per common share has been computed using the weighted average number of common shares outstanding after giving effect to the assumed conversion of all the outstanding convertible preferred shares to common shares immediately prior to the IPO. For purposes of pro forma basic and diluted net loss per common share, all convertible preferred shares have been treated as though they have been converted to common shares at the later of the issuance date or on January 1, 2017. The pro forma net loss per common share does not include the common shares expected to be sold and related proceeds to be received from the IPO.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts at one financial institution. At times, such deposits may be in excess of insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company’s accounts receivable are derived from revenue earned from customers located throughout the world. The Company performs credit evaluations of its customers’ financial condition and sometimes requires partial payment in advance of shipping. As of December 31, 2016, the Company had two customers accounting for 57% and 15% of accounts receivable. The Company had three customers accounting for 45%, 20% and 13% of its net revenues for the year ended December 31, 2016. As of December 31, 2017, the Company had two customers accounting for 74% and 12% of accounts receivable. The Company had two customers accounting for 61% and 25% of its net revenues for the year ended December 31, 2017.

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, continued acceptance of the Company’s products, competition from substitute products and larger companies, protection of proprietary technology, strategic relationships and dependence on key individuals.

The Company relies on sole-source suppliers to manufacture some of the components used in its product. The Company’s manufacturers and suppliers may encounter problems during manufacturing due to a variety of reasons, any of which could delay or impede their ability to meet demand. The Company is heavily dependent on a single contractor in China for assembly and testing of its products.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoice amount and are generally not interest bearing. The Company reviews its trade receivables aging to identify specific customers with known disputes or collection issues. The Company exercises judgment when determining the adequacy of these reserves as it evaluates historical bad debt trends and changes to customers’ financial conditions. Uncollectible receivables are recorded as bad debt expense when all efforts to collect have been exhausted and recoveries are recognized when they are received.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments and investments, including cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate fair value due to their relatively short maturities. Based upon borrowing rates currently available to the Company for borrowings with similar terms, the carrying value of the outstanding borrowings approximates fair value.

F-9

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Inventories

Inventories, principally purchased components, are stated at the lower of cost or net realizable value. Cost is determined using an average cost, which approximates actual cost on a first-in, first-out basis. Inventory in excess of salable amounts and inventory which is considered obsolete based upon changes in existing technology is written off. At the point of loss recognition, a new lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in the new cost basis.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives of two to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life or term of the lease. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Intangible Assets

Intangible assets as of December 31, 2017 consisted of trademarks and are presented at cost, net of accumulated amortization. The intangible assets are amortized using the straight-line method over their estimated useful lives of three years, which approximates the economic benefit. If our underlying assumptions regarding the estimated useful life of an intangible asset change, then the amortization period, amortization expense and the carrying value for such asset would be adjusted accordingly. During fiscal 2017, no changes were made to the estimated useful life of intangible assets.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows. The Company has not identified any such impairment losses to date.

Convertible Financial Instruments

The Company bifurcates conversion options and warrants from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options and warrants should be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

F-10

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

The Company has pledged all its assets, including its personal property, fixtures, intellectual property and products as collateral for certain of its promissory and convertible notes payable.

Warrants for Common Units and Derivative Financial Instruments

Warrants for common units and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own units (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in units (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as equity or liabilities. The Company assesses classification of its warrants for common units and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The issuance of the convertible notes payable generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of units of common stock available upon conversion multiplied by the difference between the effective conversion price per unit and the fair value of common stock per unit on the commitment date, to additional paid-in capital, resulting in a discount on the convertible debt.

Revenue Recognition

The Company’s revenue is derived predominantly from sales to original equipment manufacturers and original device manufacturers. The Company recognizes revenue from product sales upon shipment if evidence of an arrangement exists, the fee is fixed or determinable, collection of the resulting receivable is reasonably assured and title and risk of loss has passed. If those criteria are not met, then revenue is not recognized until all of the criteria are satisfied.

Transfer of title and risk of ownership occurs when the product is shipped to the customer or when the customer receives the product, depending on the nature of the arrangement. Revenue is recorded net of customer discounts. For sales transactions when collectibility is not reasonably assured, the Company recognizes revenue upon receipt of cash payment. Shipping and handling fees charged to customers are recorded as a component of revenue, net and the related expense as a component of cost of revenue.

The Company does not provide its customers with a contractual right of return. However, the Company accepts limited returns on a case-by-case basis. As such, the Company records revenue net of estimated returns based on the historical rates of return.

Research and Development

Research and development costs are charged to operations as incurred.

Net Loss per Common Unit/Share

Basic net loss per common unit/share is calculated by dividing the net loss by the weighted average number of common units/shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per common unit/share is computed by dividing the net loss by the weighted average number of common units/shares and potentially dilutive common unit/share equivalents outstanding for the period determined using the treasury-stock and if-converted methods. For purposes of the diluted net loss per common unit/share calculation, preferred units/stock and warrants for common units/stock are considered to be potentially dilutive securities.

For the year ended December 31, 2016, warrants to purchase 1,137,834 shares of common units and 2,762,594 preferred units have been excluded from the calculation of net loss per common unit because the inclusion would be antidilutive.  For the year ended December 31, 2017, warrants to purchase 5,555,542 shares of common stock and 2,762,594 shares of preferred stock have been excluded from the calculation of net loss per common unit/share because the inclusion would be antidilutive.

F-11

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Income Taxes

Prior to December 31, 2017, the Company was taxed as a partnership for federal and state income tax purposes. As such, partners were taxed on their share of earnings and deductions of the Company, regardless of the amount of distributions received. Generally, the Company was not subject to federal income tax but was subject to California minimum tax. Effective December 31, 2017, the Company converted from a Limited Liability Company to a C Corporation and is subject to federal and state taxes at the applicable C Corporation rates which were 34.0% and 7.72%, respectively, at that date.

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has recognized valuation allowances against its deferred tax assets for the period ended December 31, 2017. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

On December 22, 2017, H.R. 1, the Tax Cuts and Jobs Act, was signed into law reducing the federal C Corporation rate to 21.0% effective January 1, 2018. Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company uses a comprehensive model for recognizing, measuring, presenting, and disclosing in the consolidated financial statements tax positions taken or expected to be taken on a tax return. A tax position is recognized as a benefit only if it is ’‘more likely than not’’ that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the year ended December 31, 2017, the Company recognized no interest and penalties.

Comprehensive Loss

Comprehensive loss includes all changes within members’/stockholders’ deficit that are not the result of transactions with members/stockholders. Accumulated other comprehensive loss includes the foreign currency translation adjustments arising from the consolidation of the Company’s foreign subsidiary.

Product Warranty

The Company’s products are generally subject to a one year warranty, which provides for the repair, rework, or replacement of products (at the Company’s option) that fail to perform within the stated specification. The Company has assessed its historical claims and, to date, product warranty claims have not been significant. The Company will continue to assess if there should be a warranty accrual going forward.

Foreign Currency

The financial position and results of operations of the Company’s foreign operations are measured using currencies other than the U.S. dollar as their functional currencies. Accordingly, for these operations all assets and liabilities are translated into U.S. dollars at the current exchange rates as of the respective balance sheet date. Expense items are translated using the weighted average exchange rates prevailing during the period. Cumulative gains and losses from the translation of these operations’ financial statements are reported as a separate component of members’/stockholders’ deficit, while foreign currency transaction gains or losses, resulting from remeasuring local currency to the U.S. dollar are recorded in the consolidated statements of operations in other income (expense), net and were not material for the years ended December 31, 2016 and 2017.

F-12

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Advertising Costs

Advertising costs are charged to selling and marketing expenses as incurred. Advertising costs for the years ended December 31, 2016 and 2017 were not material.

Recent Accounting Pronouncements

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2017-09, “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting” which is applied to any company that changes the terms or conditions of a share-based award, considered a modification. Modification accounting would be applied unless certain conditions were met related to the fair value of the award, the vesting conditions and the classification of the modified award. This Update is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. The standard should be applied prospectively to an award modified on or after the adoption date. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. The objective of the update is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet for leases with a lease term of more than 12 months. In addition, the update will require additional disclosures regarding key information about leasing arrangements. Under existing guidance, operating leases are not recorded as lease assets and lease liabilities on the balance sheet. The update will be effective for fiscal years after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this accounting guidance on its consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory. The amended guidance requires entities to measure inventory at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. The requirement would replace the current lower of cost or market evaluation. The update is effective for fiscal years beginning after December 15, 2016, with early adoption permitted to be applied prospectively. The Company adopted this accounting guidance in 2017 and it did not have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance is effective for non-public entities for reporting periods beginning after December 15, 2018, and interim and annual reporting periods thereafter. Non-public entities have the option to adopt at the same time as public entities which is for reporting periods beginning after December 15, 2017. The Company has selected full retrospective adoption as it has recognized revenue consistent with the standard since it started shipping product. The Company does not anticipate that the adoption of this standard will have a material impact on its consolidated financial statements including the potential impact of the additional disclosure requirement primarily because the Company has recorded revenue on a sell-in basis. The Company is implementing changes to its accounting policies, internal controls, and disclosures to support the new standard; however, these changes will not be material.

3.	Balance Sheet Components

	2016	2017

Raw materials	$4,846	$3,729
Work in progress	221,941	141,302
Finished goods	359,174	547,853

Total inventories	$585,961	$692,884

F-13

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Property and equipment, net:

	2016	2017

Machinery and equipment	$713,947	$768,168
Tooling	19,900	22,900
Computer software	82,831	91,631
Furniture and fixtures	15,000	15,000
Leasehold improvements	11,238	11,238
	842,916	908,937
Less: Accumulated depreciation and amortization	(784,652)	(844,275)

Property and equipment, net	$58,264	$64,662

Depreciation and amortization expense for the years ended December 31, 2016 and 2017 was $146,153 and $59,623, respectively.

	2016	2017

Accrued compensation	$1,177,484	$27,058
Accrued stay bonus	271,670	227,194
Accrued vacation	268,740	197,976
Accrued other	373,458	262,992

Total accrued liabilities	$2,091,352	$715,220

4.	Promissory Notes

In connection with the acquisition of the Focus Enhancements, Inc. assets in July 2010, the Company assumed an asset purchase agreement with Hallo Development Co, LLC (“Hallo”). In October 2010, the Hallo agreement was amended to require the Company to pay royalties to Hallo at specified rates based on annual net sales derived from the Company’s purchased technology over a period of three years with a minimum royalty of $900,000. Initial shipments commenced in 2011 and after three years, cumulative royalties due Hallo were $900,000. In April 2014, the Hallo agreement was amended, converting the outstanding balance of $357,500, to an unsecured promissory note (“Hallo Note”), bearing interest at 18.0% per year with an initial maturity date of December 31, 2015, that was later extended. In December 2016, following a principal reduction payment of $37,500, the Hallo Note was amended accordingly (i) the maturity date was changed to “five days following an IPO”, (ii) following a debt or equity financing in excess of $4,000,000, the Company would make a principal reduction payment of $12,500, (iii) on the maturity date, the Company would make a principal reduction payment of $95,000, and (iv) the remaining unpaid principal and accrued interest, after the payments described in (ii) and (iii) above, shall automatically convert to units in connection with the IPO, at a conversion price equal to the average of the highest and the lowest price of the related stock that the Company sold on the maturity date. As a result of such amendment, the Hallo Note was reclassified to convertible notes payable as of December 31, 2016. The Company has recognized interest expense of $50,364 and $35,817 for the years ended December 31, 2016 and 2017, respectively. The Company made principal reduction payments under the Hallo Note of $57,500 and $13,750 for the years ended December 31, 2016 and 2017, respectively. As of December 31, 2016 and 2017, $232,500 and $218,750, respectively, of principal was due under the Hallo Note and such amount is classified under convertible notes payable. (See Note 13 – Subsequent Events “Financing”.)

On January 5, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $500,000 (the “January 2015 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). The initial interest rate was 15.0% per year with an initial maturity date of July 5, 2015, that was later extended. In February 2016, following a principal reduction payment of $225,000, the January 2015 Note the maturity date was extended to June 1, 2017, and (ii) interest rate was adjusted to 10.0% per year. In December 2016, following a principal reduction payment of $23,414, the January 2015 Note was amended accordingly (i) the maturity date was changed to “five days following an IPO”, (ii) interest rate was adjusted to 10.0% per year (iii) following a debt or equity financing in excess of $4,000,000 prior to an IPO, the Company would make a principal reduction payment of $12,500, (iv) on the maturity date, the Company would make a principal reduction payment of $95,000, and (v) the remaining unpaid principal and accrued interest, after the payments described in (iii) and (iv) above, shall automatically convert to units in connection with the IPO, at a conversion price equal to the average of the highest and the lowest price of the related stock that the Company sold on the maturity date. As a result of such amendment, the January 2015 Note was reclassified to convertible notes payable as of December 31, 2016. The Company has recognized interest expense of $31,823 and $31,649 for the years ended December 31, 2016 and 2017, respectively. The Company made principal reduction payments under the January 2015 Note of $248,414 and $13,750 for the years ended December 31, 2016 and 2017, respectively. In addition, for the year ended December 31, 2017, $27,496 of interest was reclassified to convertible notes payable as principal. As of December 31, 2016 and 2017, $251,586 and $265,331, respectively, of principal was due under the January 2015 Note and such amount is classified under convertible notes payable. (See Note 13 – Subsequent Events “Financing”.)

F-14

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

On April 4, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $450,000 (the “April 2015 Note”). The proceeds from April 2015 Note were used to repay the $450,000 loan outstanding with a bank. The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 5.0% per year during the first twelve months and increases to 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally January 31, 2017. An amendment signed in November 2016 provided (i) a maturity date of June 1, 2017 and (ii) that if the Company completes an underwritten public offering of its common units or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert into the number of common units equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common unit sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the April 2015 Note was reclassified to convertible notes payable. The Company has recognized interest expense of $39,514 and $44,569 for the years ended December 31, 2016 and 2017, respectively. As of December 31, 2016 and 2017 $450,000 of principal was due under the April 2015 Note and such amount is classified under convertible notes payable. (See Note 13 – Subsequent Events “Financing”.)

On September 18, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $200,000 (the “September 2015 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally January 31, 2017. An amendment signed in November 2016 provided (i) a maturity date of June 1, 2017 and (ii) that if the Company completes an underwritten public offering of its common units or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common units equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common unit sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the September 2015 Note was reclassified to convertible notes payable. The Company has recognized interest expense of $20,055 and $20,000 for the years ended December 31, 2016 and 2017, respectively. As of December 31, 2016 and 2017, $200,000 of principal was due under the September 2015 Note and such amount is classified under convertible notes payable. (See Note 13 – Subsequent Events “Financing”.)

In connection with the sale of product on December 22, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $353,475 (the “December 2015 Note”). The principal amount represented as advance on the product sale. The personal property, fixtures and intellectual property and products of the Company served as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 12.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally September 22, 2016, that was later extended. An amendment signed in December 2016 provided (i) a maturity date of June 1, 2017 and (ii) that if the Company completes an underwritten public offering of its common units or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common units equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common unit sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the December 2015 Note was reclassified to convertible notes payable. The Company has recognized interest expense of $35,685 and $5,510, for the years ended December 31, 2016 and 2017, respectively. In 2016 and 2017, the Company shipped finished inventory valued at $75,750 and $277,725, respectively, to the lender which agreed that such shipment shall be considered a principal reduction payment. As of December 31, 2016, $277,725 of principal was due under the December 2015 Note and such amount is classified under convertible notes payable. As of December 31, 2017, the December 2015 Note had a zero principal balance as the Company had fulfilled its obligation to ship product to the lender. (See Note 13 – Subsequent Events “Financing”.)

F-15

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

During February 2016, we entered into five different Loan and Securities Agreements and separate Secured Promissory Notes with a total principal face value of $250,000 (the “Five February 2016 Notes”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowings (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally February 1, 2017, that was later extended. In December 2016, two of the Five February 2016 Notes were terminated and extinguished and the lenders agreed that the $100,000 aggregate principal balance of the loans and the $8,863 aggregate accrued interest would be used to fund their participation in the Series D convertible notes. Three of the Five February 2016 Notes with a principal balance of $150,000 remained outstanding as of December 31, 2016 and are classified as promissory notes at that date. In May 2017, the three remaining holders of the Five February 2016 Notes agreed to amend their notes to include a provision that if the Company completes an underwritten public offering of its common units or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common units equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common unit sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the three remaining Five February 2016 Notes were reclassified to convertible notes payable. The Company has recognized interest expense of $22,301 and $15,000 for the year ended December 31, 2016 and 2017, respectively. As of December 31, 2017, $150,000 was due under to the remaining holders of the Five February 2016 Notes and such amount is classified under convertible notes payable. (See Note 13 – Subsequent Events “Financing”.)

During February, April and June 2016 we entered into three different Loan and Securities Agreements and separate Secured Promissory Notes with Brett Moyer, President and Chief Executive Officer of the Company, with a total principal face value of $135,704 (the “Moyer 2016 Notes”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowings (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was one year from the date of issuance (February, April and June 2017, respectively). The Moyer 2016 Notes were terminated and extinguished during December 2016, and Mr. Moyer agreed that the $135,704 aggregate principal balance of the loans and the $9,672 aggregate accrued interest would be used to fund his participation in the Series D convertible notes. The Company has recognized interest expense of $9,672 for the year ended December 31, 2016.

In connection with the Five February 2016 Notes and the Moyer 2016 Notes, the Company issued warrants to purchase common units of 111,112 and 15,079, respectively (see Note 7 for fair value computation). The sum of the fair value of the warrants for the promissory notes were recorded as a debt discount to be amortized over the respective terms of the various notes. The debt discounts are amortized to interest expense using the effective interest method. During the years ended December 31, 2016 and 2017, the Company recognized interest expense of $593,690 and $29,416 from the amortization of the debt discount. In connection with the December 2016 termination of two of the Five February 2016 Notes and the Moyer 2016 Notes, the remaining unamortized debt discount of $36,865 was immediately expensed.

Promissory Notes:

	December 31, 2016	December 31, 2017

Five February 2016 Notes	150,000	—
Less: Debt discount	(29,417)	—
Balance at year end	$120,583	$—

F-16

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

5.	Convertible Notes Payable

Information regarding convertible notes payable outstanding as of December 31, 2016 and 2017 is as follows:

	Company Proceeds	Carrying Value as of December 31, 2016	Accrued Interest as of December 31, 2016	Principal Value as of Maturity
Series C Convertible notes payable	$2,880,000	$25,000	$3,155	$29,412
Series D Convertible notes payable	1,573,292	4,923,880	118,666	5,792,800
Various individual convertible notes payable	1,711,810	1,711,810	240,935	1,711,810
Total	$6,165,102	6,660,690	362,756	$7,534,022
Less: Debt discount		(1,809,082)	—
Less: Beneficial conversion features		(1,117,091)	—

Balance as of December 31, 2016		$3,734,517	$362,756

	Company Proceeds	Carrying Value as of December 31, 2017	Accrued Interest as of December 31, 2017	Principal Value as of Maturity
Series C Convertible notes payable	$2,880,000	$25,000	$4,412	$29,412
Series D Convertible notes payable	4,716,992	8,039,580	1,357,412	$9,458,330
Series F Convertible notes payable	9,000,000	9,000,000	112,192	$9,000,000
Various individual convertible notes payable	1,584,082	1,584,082	393,087	$1,584,082
Total	$18,181,074	18,648,662	1,867,103	$20,071,824
Less: Debt discount		(1,971,997)	—
Less: Embedded conversion features		(10,831,000)	—
Less: Beneficial conversion features		(604,304)	—

Balance as of December 31, 2017		$5,241,361	$1,867,103

During February 2015 through July 2015, the Company received total proceeds of $2,837,800 from the issuance of original issue discount convertible notes (“Series B Convertible Notes”) to investors. The principal balance, plus all accrued and unpaid interest was due February 28, 2016 or at the next equity financing by the Company. The conversion price in effect was the lower of the price equal to 80% of the price of the units in the next equity financings and a unit price based on an enterprise value of the Company of $8,000,000. During August 2015, 828,187 common units were issued upon conversion of the Series B Convertible Notes and accrued interest.

On February 12, 2016, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $300,000 (the “February 2016 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally January 31, 2017. An amendment signed in November 2016 provided (i) a maturity date of June 1, 2017 and (ii) that if the Company completes an underwritten public offering of its common units or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common units equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common unit sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the February 2016 Note was reclassified to convertible notes payable. The Company has recognized interest expense of $26,630 and $30,000 for the years ended December 31, 2016 and 2017. As of December 31, 2016 and 2017, $300,000 of principal was due under the February 2016 Note and such amount is classified under convertible notes payable. (See Note 13 – Subsequent Events “Financing”.)

F-17

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

In connection with the February 2016 Note, the Company issued warrants to purchase 33,334 common units (see Note 7 for fair value computation). The sum of the fair value of the warrants for the February 2016 Note was recorded as a debt discount and is being amortized to interest expense over the term of the note using the effective interest method. During the years ended December 31, 2016 and 2017, the Company recognized interest expense of $145,750 and $13,250 from the amortization of the debt discount.

On May 11, 2016, a significant unit holder provided a $300,000 unsecured advance to the Company (the “May 2016 Advance”) in contemplation of participating in the Preferred Unit Purchase Agreement dated April 12, 2016, which required the significant unit holder to invest a minimum of $500,000. In July 2016, the significant unit holder invested an additional $200,800 and requested the May 2016 Advance be cancelled and its principal be aggregated with the $200,800 to purchase a total of 111,307 preferred units at $4.50 per unit.

Series C Convertible Notes Payable

During February 2016 through October 2016, the Company received total proceeds of $2,880,000 from the issuance of original issue discount convertible notes (“Series C Convertible Notes”) to investors. The principal balance, plus all accrued and unpaid interest, is due February 28, 2018, as amended, or upon a change of control or an IPO by the Company. The conversion price in effect upon on IPO is the lesser of $9.00 or the price per common unit in the pre-money valuation immediately prior to the IPO multiplied by 80%. The conversion price at any other conversion event is $9.00. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $208,800. The Company has recognized interest expense of $3,155 and $1,257 for the years ended December 31, 2016 and 2017, respectively.

In connection with the Series C Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common units of 188,236 and 26,354, respectively (see Note 7 for fair value computation). The sum of the fair value of the warrants, the BCF and issuance costs for the Series C Convertible Notes were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the years ended December 31, 2016 and 2017, the Company recognized interest expense of $746,902 and $0, respectively, from the amortization of the debt discounts. All of the Series C Convertible Notes, except for $25,000, were extinguished and converted to Series D Convertible Notes between November and December 2016.

Series D Convertible Notes Payable

On various dates in 2016 and 2017, the Company received total proceeds of $4,716,992 from the issuance of original issue discount convertible notes (“Series D Convertible Notes”) to investors. In addition, the Company: (i) extinguished Series C Convertible Notes in the amount of $2,855,000 along with accrued interest of $172,059 and converted those to Series D Convertible Notes; (ii) extinguished other promissory notes in the amount of $235,704 along with accrued interest of $18,536 and converted those to Series D Convertible Notes; (iii) allowed Mr. Moyer to convert $69,290 of reimbursable expense reports into Series D Convertible Notes; and (iv) allowed Mr. Gadzak to convert $12,000 of certain expenses into Series D Convertible Notes. At the date of issuance, the Series D Convertible Notes had a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company except for the January 2015 Note and the Hallo Note which had a pari passu security interest with the Series D Convertible Notes (see Note 5 – Series E Convertible Note Payable for subsequent release of security interest). The principal balance, plus all accrued and unpaid interest is due on February 28, 2018, as amended. The Series D Convertible Notes are eligible for conversion at any point prior to the maturity date or upon a change of control or an IPO by the Company. The conversion price in effect upon on IPO is the lesser of $4.50 or the highest price per common unit sold in the IPO multiplied by 75%. The conversion price at any other conversion event is $4.50. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $386,415. The Company has recognized interest expense of $118,666 and $1,245,806 for the years ended December 31, 2016 and 2017, respectively.

F-18

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

In connection with the Series D Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common units of 1,017,692 and 380,449, respectively (see Note 7 for fair value computation). The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series D Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the years ended December 31, 2016 and 2017, the Company recognized interest expense of $37,867 and $4,487,970 respectively, from the amortization of the debt discounts.

Series E Convertible Notes Payable

On various dates from May to September 2017, the Company received total proceeds of $5,000,000 from the issuance of original issue discount convertible promissory notes (“Series E Convertible Note”). The Series E Convertible Notes have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. The principal balance of the Series E Convertible Notes, was due on October 31, 2017. The Series E Convertible Notes were eligible for conversion at any point prior to the maturity date or upon a change of control or an IPO by the Company. The conversion price in effect upon on IPO is the lesser of $4.50 or the highest price per common unit sold in the IPO multiplied by 75%. The conversion price at any other conversion event is the lessor of $4.50 or the price per unit issued by the Company in connection with any sale involving substantially all the assets of the Company. Additionally, in connection with the Series E Convertible Note financing, all of the Company’s outstanding promissory and convertible note holders agreed to: (i) subordinate their notes to the Series E Convertible Notes, (ii) release all security interests in the Company’s assets in favor of the Series E Convertible Notes (iii) extend their maturity dates to February 28, 2018 and (iv) amend the Company’s Operating Agreement to allow the Series E Convertible Note lender one seat on the Company’s Board of Directors so long as the investor owns any debt or securities of the Company. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $275,000.

On October 31, 2017, the Company filed a confidential S-1 registration statement with the Securities and Exchange Commission (“S-1”) with the belief that the S-1 filing would extend the maturity date of the Series E Convertible Notes to November 30, 2017. The Series E Convertible Note holders claimed that the S-1 filing did not meet the definition outlined in the Series E Convertible Note and issued a notice of default to the Company on November 2, 2017 (“Default Notice”).

On November 30, 2017, as a result of the Default Notice and an inability of the two parties to renegotiate the Series E Convertible Notes under acceptable terms, the Company requested and received a Series E Convertible Note payoff letter (“Series E Payoff Letter”) from the Series E Convertible Note holders. The Series E Payoff Letter stated that in addition to the repayment of the Series E Convertible Notes of $5,882,353, that the Series E Convertible Note holders were due, $1,097,695 of default interest and penalties, reimbursement of $178,645 of legal fees, and consulting, travel and lodging fees of $102,063. Despite the Company’s vigorous disagreement that it was in default and subject to default penalties, interest and legal fees, the Company paid the full monetary demand of $7,260,756 as requested by the Series E Convertible Note holders on November 30, 2017. As a result, the Company recognized interest expense including default interest and penalties of $1,980,049 and additional general and administrative expenses of $280,708 which was comprised of Series E Note holder’s legal fees and consulting expenses of $178,645 and $102,063, respectively for the year ended December 31, 2017. In addition, the note holder claims that the Company is obligated to issue an additional 487,865 warrants in connection with the Default Notice. The Company does not believe that they are required to issue these warrants and has not issued any additional warrants to the note holder.

In connection with the Series E Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common units of 1,307,190 and 114,380, respectively (see Note 7 for fair value computation). On November 30, 2017, in connection with a provision in the Series E Convertible Note warrants issued to investors (Series E Investor Warrants), the outstanding Series E Investor Warrants doubled, as the Company had not completed an IPO by November 30, 2017. Therefore, total warrants outstanding to investors under the Series E Convertible Notes are 2,614,380. The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series E Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the year ended December 31, 2017, the Company recognized interest expense of $6,065,413 from the amortization of the debt discounts.

Series F Convertible Notes Payable

On various dates between November and December 2017, the Company received total proceeds of $9,000,000 from the issuance of senior secured convertible promissory notes (“Series F Convertible Notes”) to investors. The Series F Convertible Notes accrue interest at 15% per year and have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. The principal balance of the Series F Convertible Notes, plus all accrued interest is due on June 30, 2018. The Series F Convertible Notes are eligible for conversion at any point prior to the maturity date at the option of the holder. The conversion price in effect upon on IPO shall be the lesser of $4.50 or the highest price per common unit sold in the IPO multiplied by 60%. The conversion price at any other conversion event shall be $4.50. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $810,000. The Company has recognized interest expense of $112,192 for the year ended December 31, 2017, respectively.

F-19

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

In connection with the issuance of the $9,000,000 of Series F Convertible Notes, the Company issued 1,000,000 warrants to the lender and 200,001 warrants to investment bankers (see Note 7 for fair value computation). The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series F Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the year ended December 31, 2017, the Company recognized interest expense of $198,747 from the amortization of the debt discounts.

Derivative Liability

The February 2016 Note, the Series C Convertible Notes, the Series D Convertible Notes, Series E Convertible Notes and the Series F Convertible Notes contain an embedded conversion feature that the Company has determined is a derivative requiring bifurcation. The fair value of the derivative liability as of December 31, 2017 was $20,832,000 which was recorded as derivative liability with the offset recorded as a discount to the convertible notes payable. (See Note 6 for fair value computation.) Prior to September 30, 2017, the Company had determined that the embedded conversion feature had de minimus value as the Company was not actively seeking any type of offering or change of control at that time due to the financial condition of the Company.

6.	Fair Value Measurements

The Company measures the fair value of financial instruments using a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

●	Level 1 – Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date. Therefore, determining fair value for Level 1 investments generally does not require significant judgment, and the estimation is not difficult.

●	Level 2 – Pricing is provided by third-party sources of market information obtained through investment advisors. The Company does not adjust for or apply any additional assumptions or estimates to the pricing information received from its advisors.

●	Level 3 – Inputs used to measure fair value are unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions. The determination of fair value for Level 3 instruments involves the most management judgment and subjectivity.

F-20

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2016 and 2017 by level within the fair value hierarchy, are as follows:

	December 31, 2016

	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liability	$—	$—	$1,619,287

	December 31, 2017

	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liability	$—	$—	$1,227,786
Derivative liability	$—	$—	$20,832,000

There were no transfers between Level 1, 2 or 3 during the years ended December 31, 2016 and 2017.

Warrant Liability

The following table includes a summary of changes in fair value of the Company’s warrant liability measured at fair value using significant unobservable inputs (Level 3) for the years ended December 31, 2016 and 2017:

	2016	2017

Beginning balance	$—	$1,619,287
Additions	2,187,390	3,917,977
Change in fair value	(568,103)	(4,309,478)

Ending balance	$1,619,287	$1,227,786

The changes in fair value of the warrant liability are recorded in change in fair value of warrant liability in the consolidated statements of operations.

F-21

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

A summary of the weighted average significant unobservable inputs (Level 3 inputs) used in measuring the Company’s warrant liability that is categorized within Level 3 of the fair value hierarchy as of December 31, 2016 and 2017 is as follows:

	As of December 31,
	2016	2017
Common Unit/Stock Price	$0.30	$0.10
Term (Years)	4.95	4.46
Volatility	52%	58%
Risk-free rate of interest	1.93%	2.15%
Dividend Yield	0.0%	0.0%

Derivative Liability

The following table includes a summary of changes in fair value of the Company’s derivative liability measured at fair value using significant unobservable inputs (Level 3) for the year ended December 31, 2017:

Derivative Liability For the year ended December 31, 2017
Beginning balance	$—
Additions	13,058,000
Write-off on extinguishment of convertible notes payable	(1,266,000)
Change in fair value	9,040,000
Ending balance	$20,832,000

As of December 31, 2017, the Company measured the fair value of the derivative by estimating the fair value of the convertible notes payable at certain conversion points. To calculate the fair value of the convertible notes payable with the conversion feature, the Company calculated the present value of the convertible notes payable upon conversion at a qualifying IPO in the second quarter of 2018, and the present value of the convertible notes payable at non-qualifying IPO in the fourth quarter of 2018. The Company estimated a probability of 50% for the occurrence of a qualifying IPO in the second quarter of 2018 and a probability of 50% in the fourth quarter of 2018.

The Company’s derivative liabilities are measured at fair value using the probability weighted expected return valuation methodology. A summary of the weighted average significant unobservable inputs (Level 3 inputs) used in measuring the Company’s embedded conversion options that is categorized within Level 3 of the fair value hierarchy as of December 31, 2017 is as follows:

2017
Common Stock Price	$0.10
Term (Years)	1.00
Volatility	52%
Risk-free rate of interest	1.76%
Dividend Yield	0.0%

F-22

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

7.	Preferred Units/Stock and Members’/ Stockholders’ Deficit

The Members organized a Delaware limited liability company and adopted a Limited Liability Company Agreement on July 27, 2010, as amended and restated on July 13, 2011, December 18, 2014, April 9, 2016 and May 17, 2017. The units are classified into common and preferred units, and a member is entitled to the right to one vote for each unit held. Subject to the terms of the Company’s Carve-Out Plan, the Carve-Out Plan participants are entitled to receive any distribution payable prior to any liquidation payments to the members. (See Note 9.) The holders of preferred units are entitled to a liquidation preference prior to any distributions to holders of common units of $4.50 per unit, respectively, plus all accrued but unpaid dividends, if any. If the amounts available for distribution are insufficient to permit the payments to the members holding preferred units, then the available distributions will be made on a pro rata basis among the holders of the preferred units. Distribution of any remaining assets or proceeds upon liquidation will be made to the holders of common units in an amount equal to the aggregate purchase price paid for the units and for convertible securities divided by the aggregate purchase price paid by all holders for common and preferred units and convertible securities. If the amounts available for distribution are insufficient to permit the payments to the members holding common units, then the available distributions will be made on a pro rata basis among the holders of the common units. The holders of preferred units have no voluntary rights to redeem units. A liquidation or winding up of the Company, a greater than 50% change in control, or a sale of substantially all of the Company’s assets would constitute a redemption event. Although the preferred units are not mandatorily or currently redeemable, a liquidation or winding up of the Company would constitute a redemption event that is outside of the Company’s control. Therefore, all preferred units have been presented outside of members’ deficit. All profits and losses of the Company are allocated to the members based on their ownership percentages.

Conversion from LLC to C Corporation

On December 31, 2017, the Company converted from a Delaware limited liability company to a Delaware C Corporation (the “Conversion”). Prior to the Conversion, the Company had been taxed as a partnership for federal and state income tax purposes, such that the Company’s taxable income is reported by its members in their respective tax returns. Following the Conversion, the Company will now be taxed as a corporation. In connection with the Conversion, the Company’s Board of Directors approved a 15-for-1 reverse split of the Company’s units into stock. All unit and stock data in this report have been retroactively adjusted to reflect the split. In connection with the Conversion, the Company authorized 20,000,000 shares of preferred stock and 200,000,000 shares of common stock and issued 324,821 shares of common stock to such investors previously holding 4,872,221 common membership interests and 2,762,594 shares of preferred stock to such investors previously holding 41,438,818 preferred membership interests. The rights and preferences of the preferred and common units carry over from the Operating Agreement to the preferred and common stock. Such shares of common stock and preferred stock were fully paid, nonassessable shares of stock of the Company.

Preferred Units

At various dates between April 2016 and July 2016, the Company entered into purchase agreements with investors for the sale of 358,778 preferred units at $4.50 per unit, resulting in gross cash proceeds of $1,614,471 and net cash proceeds of $1,501,058, after payment of underwriting costs of $113,413. In addition, preferred units of 86,000 were purchased with non-cash contributions resulting from the conversion of a $300,000 promissory note and the conversion of reimbursable employee expenses of $87,000. To participate in this financing transaction, common unit holders were required to contribute the lesser of (i) 14 percent of their total prior investments or (ii) $500,000. If that criterion were met, then all common units held by that investor would automatically convert to an equal number of preferred units. In connection with this financing 2,317,816 common units were converted to preferred units.

Common Units

At various dates between April 2015 and November 2015, the Company entered into purchase agreements with investors for the sale of 1,111,112 common units at $4.50 per unit, resulting in gross cash proceeds of $5,000,000 and net cash proceeds of $4,554,500, after payment of underwriting costs of $445,500.

At various dates between February 2015 and July 2015, the Company issued common units of 828,187 upon the conversion of convertible notes payable. The total amount of the debt conversion was $2,981,472.

During January, February and April 2016, we entered into purchase agreements with investors for the sale of 53,334 common units at $4.50 per unit, resulting in gross cash proceeds of $240,000 and net cash proceeds of $219,750, after payment of underwriting costs of $20,250.

In October 2017, the Company purchased 16,667 of the Company’s common units from Lattice Semiconductor Corporation (“Lattice”) for $25,000. Such units were retired. (See Note 10).

F-23

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Warrants for Common Units

The Company has issued warrants to purchase common units to employees as compensation for services rendered, as well as, in conjunction with the purchase of common units in equity and debt transactions. A summary of the warrant activity and related information for the years ended December 31, 2016 and 2017 is provided as follows.

In connection with the Series C Convertible Notes, the Company issued warrants to purchase 188,236 common units at an exercise price of $10.35 per unit with a five-year term. The grant date fair value of the warrants was $746,902 which was recorded as warrant liability with the offset recorded as a discount to the Series C Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $9.00, expected dividend yield 0%, expected volatility 55%, risk-free interest rate 1.18% and expected life of 5 years. In connection with the Series C Convertible Notes, the remaining fair value of the warrants of $183,078 was converted into Series D Convertible Notes warrants.

In connection with the Series C Convertible Notes, the Company issued warrants to investment bankers to purchase 26,354 common units at an exercise price of $10.35 per unit with a five-year term. The grant date fair value of the warrants was $100,405 which was recorded as warrant liability with the offset recorded as a discount to the Series C Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $9.00, expected dividend yield 0%, expected volatility 53%, risk-free interest rate 1.10% and expected life of 5 years. In connection with the Series C Convertible Notes, the remaining fair value of the warrants of $100,405 was converted into Series D Convertible Notes.

In connection with the Series D Convertible Notes issued during the year ended December 31, 2016, the Company issued warrants to purchase 610,413 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $1,136,024 which was recorded as warrant liability with the offset recorded as a discount to the Series D Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $4.50, expected dividend yield 0%, expected volatility 52%, risk-free interest rate 1.85% and expected life of 5 years. After consideration of the modification of the Series C warrants, the incremental fair value of the Series D warrants of $952,946 was recorded as warrant liability.

In connection with the Series D Convertible Notes issued during the year ended December 31, 2016, the Company issued warrants to investment bankers to purchase 262,120 common units at an exercise price of $5.40 per unit with a five-year term. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $4.50, expected dividend yield 0%, expected volatility 52%, risk-free interest rate 1.93% and expected life of 5 years. After consideration of the modification of the Series C warrants, the incremental fair value of the Series D investment banker warrants was $387,137 was recorded as warrant liability.

In connection with the Series D Convertible Notes issued during the year ended December 31, 2017, the Company issued warrants to purchase 412,510 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $831,039 which was recorded as warrant liability with the offset recorded as a discount to the Series D Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $4.50, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.90% and expected life of 5 years.

In connection with the Series D Convertible Notes issued during the year ended December 31, 2017, the Company issued warrants to investment bankers to purchase 74,514 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $137,440. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $4.50 and $2.40, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.93% and expected life of 5 years.

In connection with the Series E Convertible Notes, the Company issued warrants to purchase 2,614,380 common units at an exercise price of $4.50 per unit with a five-year term. The grant date fair value of the warrants was $2,809,608 which was recorded as warrant liability with the offset recorded as a discount to the Series E Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $2.70, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 1.99% and expected life of 5 years.

F-24

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

In connection with the Series E Convertible Notes, the Company issued warrants to investment bankers to purchase 114,380 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $145,705. The fair of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $3.30, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 1.90% and expected life of 5 years.

In connection with the Series F Convertible Notes, the Company issued warrants to purchase 1,000,000 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $300,000 which was recorded as debt discount with the offset recorded to common units on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.14% and expected life of 5 years.

In connection with the Series F Convertible Notes, the Company issued warrants to investment bankers to purchase 200,001 common units at an exercise price of $5.40 per unit with a five-year term. The grant date fair value of the warrants was $60,000 which was recorded as debt discount with the offset recorded to common units on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 1.9% and expected life of 5 years.

In connection with the Series C, Series D, and Series E Convertible Notes, the Company recognized the fair value of the warrants as a liability, as the warrant agreements included a price protection provision adjusting the exercise price of the warrant in the event the Company issued units (i) at a price per share less than the exercise price then in effect or (ii) without consideration. In connection with the Series F Convertible Notes, the Company recognized the fair value of the warrants as a component of member’s deficit.

During 2016, the Company granted warrants to purchase up to 104,150 common units to employees as compensation. The warrants have an exercise price of $4.50 per unit and are exercisable upon a change in control of the Company if the change in control occurs before May 2021. The fair value of the warrants was $615,548 which was recorded as compensation expense with the offset recorded to members’ deficit. The fair value of the warrants was estimated using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $9.00, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.11% and expected life of 5 years.

In connection with the February 2016 Note, the Company issued warrants to purchase 33,334 common units at an exercise price of $5.40 per unit with a three-year term. The fair value of the warrants was $159,000 which was recorded as a component of members’ deficit with the offset recorded as a discount to the February 2016 Note. The fair value of the warrants was estimated using the Black-Scholes Model based on the following assumptions: common unit price on date of grant $9.00, expected dividend yield 0%, expected volatility 53%, risk-free interest rate 0.89% and expected life of 3 years.

In connection with the Five February 2016 Notes, the Company issued warrants to purchase 111,112 common units at an exercise price of $4.50 per unit with a three-year term. The fair value of the warrants was $588,335 which was recorded as a component of members’ deficit with the offset recorded as a discount to the Five February 2016 Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following assumptions: common unit price on date of grant $9.00, expected dividend yield 0%, expected volatility 53%, risk-free interest rate 0.91% and expected life of 3 years.

In connection with the Moyer 2016 Notes, the Company issued warrants to purchase 15,079 common units at an exercise price of $5.40 per unit with a three-year term. The fair value of the warrants was $71,638 which was recorded as a component of members’ deficit with the offset recorded as a discount to the Moyer 2016 Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following assumptions: common unit price on date of grant $9.00, expected dividend yield 0%, expected volatility 52%, risk-free interest rate 0.94% and expected life of 3 years.

During November 2017, the Company issued to Mr. Gary Williams, the Company’s chief financial officer, warrants to purchase 7,156 common units at an exercise price of $5.40 per unit with a five-year term. The warrants were issued in connection with Mr. Williams’ payment of the Company’s November 2017 employee healthcare premium totaling $32,201. Mr. Williams was reimbursed in December 2017. The fair value of the warrant was $2,000. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common unit price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.14% and expected life of 5 years.

F-25

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Information regarding warrants for common units/stock outstanding and exercisable as of December 31, 2016 and 2017 is as follows:

Exercise Price	Warrants Outstanding as of December 31, 2016	Remaining Life (years)	Warrants Exercisable as of December 31, 2016

$4.50	215,257	3.23	111,111
$5.40	920,943	4.03	920,943
$10.35	1,634	4.96	1,634
$6.00	1,137,834	4.05	1,033,688

Warrants exercisable as of December 31, 2016, excludes warrants to purchase 104,150 common units that have been granted to employees that are outstanding but only become exercisable upon a change of control of the Company.

Exercise Price	Warrants Outstanding as of December 31, 2017	Remaining Life (years)	Warrants Exercisable as of December 31, 2017

$4.50	2,829,645	4.67	2,725,495
$5.40	2,724,298	4.49	2,724,298
$10.35	1,634	3.28	1,634
$4.94	5,555,577	4.58	5,451,427

Warrants exercisable as of December 31, 2017, excludes warrants to purchase 104,150 common units that have been granted to employees that are outstanding but only become exercisable upon a change of control of the Company. In October 2017, the Company’s board of directors approved an amendment to modify the definition of a change in control to include sale, merger or the effective date of a registration statement duly filed by the Company with the SEC in accordance with the Securities Act of 1933, as amended.

8.	Income Taxes

In connection with the initial public offering the Company converted from a limited liability company and became a taxable entity (“C Corporation”) on December 31, 2017.

The domestic and foreign components of pre-tax loss for the year ended December 31, 2017 were as follows:

	2016	2017
Domestic	$(9,722,971)	$(25,665,308)
Foreign	24,137	18,705
Loss before provision for income taxes	$(9,698,834)	$(25,646,603)

For 2016 and 2017, the Company has been treated as a partnership for federal and state income tax purposes, such that the Company’s taxable income is reported by its members in their respective tax returns. The Company is subject only to a California LLC tax which is recorded as a state income tax in the consolidated statements of operations. For the years ended December 31, 2016 and 2017, the Company incurred a provision for income taxes of $9,435 and $5,610 respectively, related primarily to the Company’s foreign operations.

F-26

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Since the Company converted to a C Corporation on December 31, 2017, the following table shows the deferred tax assets and liabilities on a pro forma basis as if the Company had been a C corporation since inception:

December 31, 2017
(unaudited)
Deferred tax assets:
Net operating loss carry forwards	$13,878,830
Total gross deferred tax assets	13,878,830
Less: valuation allowance	(13,878,830)
Total deferred tax assets	$—
Total deferred tax liabilities	$—
Deferred tax assets, net	$—

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses; the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible. At present, the Company does not believe that it is more likely than not that the deferred tax assets will be realized; accordingly, a full valuation allowance was maintained, and no deferred tax assets were shown in the accompanying consolidated balance sheets.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("2017 Tax Act"). The 2017 Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. Federal corporate tax rate from 35% to 21%; (2) requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries; (3) in part eliminating U.S. Federal income taxes on dividends from foreign subsidiaries; (4) requiring a current inclusion in U.S. Federal taxable income of certain unrepatriated earnings of controlled foreign corporations; (5) eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; (6) creating the base erosion anti-abuse tax ("BEAT"), a new minimum tax; (7) creating a new limitation on deductible interest expense; and (8) changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017.

The 2017 Tax Act reduces the corporate tax rate to 21%, effective January 1, 2018. Consequently, the Company has recorded a decrease of $7,687,536, with an offset to the valuation allowance, to its U.S. Federal and state deferred tax assets. The Company has also completed its analysis of the deemed repatriation transition tax and has concluded that it will not owe any transition tax. Additionally, on December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 ("SAB 118") to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the 2017 Tax Act. The Company’s revaluation of deferred tax assets, offset by the valuation allowance, is included in its consolidated financial statements for the year ended December 31, 2017. The ultimate impact may differ from the amounts recorded due to, among other things, additional analysis, changes in interpretations and assumptions as applicable, and additional regulatory guidance that may be issued. Any difference is not expected to be material.

F-27

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Income tax (expense) benefit for the year ended December 31, 2017 differed from the amounts computed by applying the statutory federal income tax rate of 34% to pretax income (loss) as a result of the following on a pro forma basis assuming the Company converted to a C corporation at the beginning of the year:

December 31, 2017
(unaudited)
Effective tax rate reconciliation:
Income tax provision at statutory rate	34.0%
State taxes, net of federal benefit	—
Effect of tax reform (1)	(30.0)
Other permanent difference	(24.5)
Change in valuation allowance	20.5
Total income tax benefit (expense)	—%

(1)       Due to the Tax Act which was enacted in December 2017, our U.S. deferred tax assets and liabilities as of December 31, 2017 were re-measured from 34% to 21%.

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The aggregate changes in the balance of gross unrecognized tax benefits, which excludes interest and penalties, for the year ended December 31, 2017 is zero.

The Company had not incurred any material tax interest or penalties as of December 31, 2017. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. The Company is subject to taxation in the United States, Japan, and various state jurisdictions. There are no ongoing examinations by taxing authorities at this time. The Company’s various tax years 2013 through 2017 remain open for examination by various taxing jurisdictions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2017, the Company has not accrued any penalties or interest related to uncertain tax positions.

The Company intends to indefinitely reinvest the Japan earnings outside of the U.S. as of December 31, 2017. Thus, deferred taxes are not provided in the U.S. for unremitted earnings in Japan.

9.	Commitments and Contingencies

Operating Leases

The Company rents its office under an operating lease, which expires in October 2018. Under the terms of the lease, the Company is responsible for taxes, insurance and maintenance expense. The Company recognizes rent expense on a straight-line basis over the lease period. Rent expense for the years ended December 31, 2016 and 2017 was $329,000 and $334,000, respectively.

Future annual minimum lease payments under the non-cancelable operating lease as of December 31, 2017 are $266,000 for the year ending December 31, 2018.

Other Commitments

Employees, consultants, and directors of the Company are entitled to participate in the Company’s Carve-Out Plan (the “Plan”) at the discretion of the Company’s Board of Directors. Each Plan participant is awarded points which entitle the participant to a portion of the proceeds payable to the Company and/or its members upon a sale of the Company. The proceeds payable to a Plan participant shall equal an amount determined in accordance with the following formula: (number of points held by participant divided by total points outstanding multiplied by 18% of Net Sale Price. For this purpose, “Net Sale Price” equals the aggregate amount payable to the Company and/or its members in connection with a sale of the Company less all amounts payable to creditors of the Company. Awards payable to Plan participants are senior to any amounts payable to members of the Company. As of December31, 2017, the Company has not recorded a liability relating to this Plan. Any amounts payable under the Plan will be recognized as compensation expense in the consolidated statement of operations during the period the Company becomes obligated to make such payments. (See Note 13).

F-28

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Contingencies

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of a possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.

The Company’s management does not believe that any such matters, individually or in the aggregate, will have a materially adverse effect on the Company’s consolidated financial statements.

10.	Assumption of WiSA, LLC

On April 25, 2014, the Company assumed 100% of Silicon Image, Inc.’s (“SIMG”) interest in WiSA LLC, a Delaware corporation (“WiSA”). WiSA (“Wireless Speaker and Audio Association”) is a trade association jointly established by the Company and SIMG in July 2011, for the promotion of the Company’s proprietary technology for the wireless transmission and reception of audio from a source device. SIMG had been responsible for acting as an agent of WiSA and managing the day-to-day affairs of WiSA including the development of its trademarks and marketing plans.

SIMG assigned its ownership in WiSA to the Company at no cost and gave the Company a three year license to use the WiSA trademarks for $100. In addition, at the Company’s sole discretion, the Company had the option to purchase the WiSA trademarks for $2,000,000 at the earlier of (i) April 25, 2017 or (ii) the closing date of a “Change in Ownership” as defined in the Company’s July 13, 2011 Operating Agreement.

No assets or liabilities were booked in connection with the Company’s assumption of SIMG’s interest in WiSA as the Company was already a party to the marketing plans and only received a license to the trademarks which were determined to have no incremental value.

On May 17, 2017, the Company and Lattice, the acquirer of SIMG, agreed to amend the license and transfer agreement between the Company and SIMG dated March 26, 2014 (“WiSA Transfer Agreement”). Under the terms of the amendment, the Company’s license of the WiSA trademarks was extended to September 15, 2017 upon a payment of $25,000 to Lattice.

On October 16, 2017, in connection with a second amendment to the WiSA Transfer Agreement, the Company paid Lattice $125,000 and Lattice: (i) assigned its entire equity interest in the Company, consisting of 16,667 common units, to the Company, which were retired, and (ii) assigned the WiSA trademarks to the Company.

The total purchase consideration of $125,000 has been allocated to tangible and intangible assets acquired on the basis of their respective estimated fair values on the acquisition date.

The following table summarizes the fair values of assets acquired:

December 31, 2017
Summit common units	$25,000
Intangible assets:
Trademarks	100,000
Total purchase price	$125,000

The fair value of the common units was determined to be $1.50 per unit on a non-marketable, minority basis. Therefore, the concluded fair value of the 16,667 acquired units was determined to be $25,000. The fair value of the trademarks was determined using the residual method. Specifically, the value of the trademarks has been estimated as the difference between the total purchase price and the fair value of all other acquired assts. This results in an estimated fair value of $100,000. Trademarks are being amortized on a straight line basis over their respective estimated useful life of 36 months.

F-29

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

The estimated future amortization expense of acquisition-related intangible assets subject to amortization for the years ended December 31, 2018, 2019 and 2020 is $33,334, $33,334, and $27,777, respectively.

11.	Related Parties

Brett Moyer

Mr. Moyer has served as the Company’s President, Chief Executive Officer and a board member since the Company’s founding in August 2010.

In 2016, Mr. Moyer loaned the Company $185,704 via the issuance of various notes described in Note 4 as the Moyer 2016 Notes ($135,704) and as one of the participants in the Five February 2016 Notes ($50,000). In July 2016, Mr. Moyer participated in the Company’s preferred unit financing in the amount of $87,000 by extinguishing $87,000 of reimbursable expenses. In connection with this preferred unit financing, Mr. Moyer’s $87,000 was converted at $4.50 per unit thereby receiving 19,334 preferred units. In addition, as described in Note 7 – Preferred Units, all participants who participated in the preferred unit financing had their outstanding common units immediately convert into an equal number of preferred units. As such, Mr. Moyer’s 57,787 common units, immediately outstanding prior to his participation in the preferred unit financing were converted into 57,787 preferred units. In December 2016, Mr. Moyer extinguished the Moyer 2016 Notes, his portion of the Five February 2016 Note and $69,290 of reimbursable expense reports, and invested the aggregate sum of $269,091 in the Series D Convertible Notes financing. As of December 31, 2016 and 2017, Mr. Moyer was owed $269,091 of principal under convertible promissory notes and owned 2.5% of the outstanding units/stock of the Company.

Michael Fazio

Mr. Fazio is the chairman of MARCorp Financial LLC, a private equity firm located in Illinois. Mr. Fazio has been a member of the Company’s board of directors since May 2017. On May 17, 2017, the Company entered into a securities purchase agreement with MARCorp Signal, LLC, pursuant to which the Company borrowed a total of $5,000,000 (Series E Convertible Note). MARCorp Signal, LLC is a wholly-owned subsidiary of MARCorp Financial LLC. In connection with such borrowings, MARCorp Signal, LLC was issued a warrant to purchase 2,614,380 common units, which warrant was exercisable at $4.50 per unit and had a five-year life. On November 30, 2017, MARCorp Signal, LLC’s convertible promissory note was repaid in full.

Jonathan Gazdak

Mr. Gazdak, works as Managing Director – Head of Investment Banking for Alexander Capital an investment banking firm based in New York. Mr. Gazdak has been a member of the Company’s board of directors since June 2015. Alexander Capital has acted as the lead investment bank in a number of the Company’s private financings.

In February 2017, Mr. Gazdak, extinguished $12,000 of expense reports, and invested $12,000 in the Series D Convertible Notes financings. As of December 31, 2017, Mr. Gazdak was owed $14,118 of principal under convertible promissory notes and owned 0.6% respectively, of the outstanding stock of the Company.

The Company has signed an engagement letter with Alexander Capital under which Alexander Capital earns a fee on total investments by their clients. Alexander Capital earned fees of $359,311 and $1,058,575 for the years ended December 31, 2016 and 2017, respectively, and as of December 31, 2017, had been issued warrants to purchase 499,608 common units that are exercisable at $5.40 per unit and have a five year life.

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s board of directors since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

F-30

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

In December 2015, in connection with the sale of product, Hansong Technology advanced the Company $353,475 under a promissory note (See Note 4 – December 2015 Note). In April 2016, the Company shipped finished inventory valued at $75,750 to Hansong Technology, which the parties agreed would be a principal reduction payment of the December 2015 Note. In February 2016, Inizio Capital invested $50,000 as one the participants in the Five February 2016 Notes (see Note 4). In May 2016, Inizio Capital participated in the Company’s preferred unit financing in the amount of $131,696. In connection with this preferred unit financing, Inizio Capital’s $131,696 was converted at $4.50 per unit thereby receiving 29,266 preferred units. In addition, as described in Note 7 – Preferred Units, all participants who participated in the preferred unit financing had their outstanding common units immediately convert into an equal number of preferred units. As such, Inizio Capital’s 87,445 common units, immediately outstanding prior to its participation in the preferred unit financing were converted into 87,445 preferred units. As of December 31, 2016, affiliates of Mr. Kristensen were owed $327,725 of principal under convertible promissory notes and owned 3.8% of the Company’s outstanding units.

In the first quarter of 2017, the Company shipped an additional $277,725 of finished inventory to Hansong Technology, which fulfilled the Company’s obligation to ship product to the lender and cleared the December 2015’s Note principal balance to zero, leaving only unpaid accrued interest of $42,000. As of December 31, 2017, affiliates of Mr. Kristensen were owed $50,000 of principal under convertible promissory notes and owned 3.8% of the Company’s outstanding stock.

David Carlick

Mr. Carlick served as a member of the Company’s board of directors from May 2015 to November 2016. In April 2016, Mr. Carlick participated in the Company’s common unit financing by investing $15,000. In connection with this common unit financing, Mr. Carlick’s $15,000 was converted at $4.50 per unit thereby receiving 3,334 common units. In May 2016, Mr. Carlick participated in the Company’s preferred unit financing in the amount of $5,014. In connection with this preferred unit financing, Mr. Carlick $5,014 was converted at $4.50 per unit thereby receiving 16,713 preferred units. In addition, as described in Note 7 – Preferred Units, all participants who participated in the preferred unit financing had their outstanding common units immediately convert into an equal number of preferred units. As such, Mr. Carlick’s 3,334 common units, immediately outstanding prior to his participation in the preferred unit financing were converted into 3,334 preferred units. As of December 31, 2016 and 2017, Mr. Carlick owned 0.1% of the Company’s outstanding units/stock.

Significant Unitholders/Stockholders

In 2016, a significant unitholder and investor in the Company since 2010, loaned the Company an additional $600,000 in two tranches identified in Note 5 as the February 2016 Note ($300,000) and the May 2016 Advance ($300,000). In July 2016, the significant unitholder participated in the Company’s preferred unit financing in the amount of $500,878 by investing an additional $200,878 in July 2016 and including his May 2016 Advance of $300,000. In connection with this preferred unit financing, the significant unitholder’s $500,878 was converted at $4.50 per unit thereby receiving 111,307 preferred units. In addition, as described in Note 7 – Preferred Units, all participants who participated in the preferred unit financing had their outstanding common units immediately convert into an equal number of preferred units. As such, the significant unitholder’s 1,031,204 common units, immediately outstanding prior to his participation in the preferred unit financing were converted into 1,031,204 preferred units. As of December 31, 2016, the significant unitholder was owed $950,000 of principal under convertible promissory notes and owned 36.8% of the outstanding units of the Company. As of December 31, 2017, the significant stockholder was owed $1,302,941 of principal under convertible promissory notes and owned 37% of the outstanding stock of the Company.

Another significant unitholder is a client of Alexander Capital who began investing in the Company in 2015. In July 2016, this significant unitholder participated in the Company’s preferred unit financing in the amount of $500,000. In connection with this preferred unit financing, this significant unitholder’s $500,000 was converted at $4.50 per unit thereby receiving 111,112 preferred units. In addition, as described in Note 7 – Preferred Units, all participants who participated in the preferred unit financing had their outstanding common units immediately convert into an equal number of preferred units. As such, this significant unitholder’s 666,667 common units, immediately outstanding prior to her participation in the preferred unit financing were converted into 666,667 preferred units. In November 2016, this significant unitholder invested $500,000 in the Series D Convertible Note financing. As of December 31, 2016, this significant unitholder was owed $588,235 of principal under convertible promissory notes and owned 25.1% of the outstanding units of the Company. In July 2017, this significant unitholder invested an additional $360,000 in the Series D Convertible Note financing. In November 2017, this significant unitholder invested $6,500,000 in the Series F Convertible Note financing. As of December 31, 2017, this significant stockholder was owed $7,511,765 of principal under convertible promissory notes and owned 25.2% of the outstanding stock of the Company.

F-31

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

12.	Segment Information

The Company operates in one business segment, wireless audio products. Our chief decision-maker, the President and Chief Executive Officer, evaluates our performance based on company-wide consolidated results.

Net revenue from customers is designated based on the geographic region to which the product is delivered. Net revenue by geographic region for the years ended December 31, 2016 and 2017 was as follows:

	2016	2017
United States	$40,230	$16,825
Europe	635,532	706,628
Asia Pacific	597,351	389,273
Total	$1,273,113	$1,112,726

13.	Subsequent Events

The Company has evaluated all events occurring subsequent to December 31, 2017 through May 29, 2018, which is the date these consolidated financial statements were available to be issued and did not identify any additional material recognizable subsequent events, other than the events described in the following paragraphs.

Financing

Between January 1, 2018 and May 29, 2018, the Company issued $1,570,000 of additional Series F Convertible Notes. In connection with the additional Series F Convertible Notes the Company issued 174,447 and 38,228 warrants to purchase common stock, to its lenders and investment bankers, respectively. The warrants have a five year life and are exercisable into common stock at $5.40 per share.

Between April 20, 2018 and May 29, 2018, the Company issued $1,495,000 of 15% OID Senior Secured Promissory Notes due June 15, 2018 (“Series G Notes”) raising an aggregate principal amount of $1,250,000 and cancelling $50,000 of expense reimbursement payable by the Company to Mr. Moyer. The Series G Notes have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. Additionally, in connection with the Series G Note financing, all of the Company’s Series F Convertible Note holders are required to subordinate their notes to the Series G Notes.

Effective February 28, 2018, the Company and note holders for $11,042,412 of the $11,042,412 of the Company’s outstanding convertible notes including accrued interest (excluding the Series C Convertible Notes which automatically had their maturity date extended to August 28, 2018 via the issuance of 327 shares of the Company’s common stock and the Series F Convertible Notes which had a June 30, 2018 maturity date) agreed to extend the maturity date of their convertible notes from February 28, 2018 to June 30, 2018 (“February 2018 Maturity Date Extension”). In connection with the Maturity Date extension, the Company confirmed to the holders of the Series D Convertible Notes that (i) the warrants issued in connection with the Series D Convertible Notes would double effective February 28, 2018 and (ii) Series D Convertible Notes would accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Notes remained outstanding. All outstanding convertible note holders as of February 28, 2018, except Series C, Series D and Series F Convertible Notes holders, each received an additional warrant on February 28, 2018, equal to 10% of the “possible converted shares” using the outstanding principal and interest on February 28, 2018 and a $4.50 conversion price. As a result of the additional 10% interest on the Series D Convertible Notes issued on March 1, April 1, and May 1, 2018, the note holders subject to the February 2018 Maturity Date Extension had increased from $11,042,412 to $13,884,673 as of May 29, 2018.

As of May 29, 2018, the Company and note holders for $13,884,673 of the $13,884,673 convertible notes had agreed to the February 2018 Maturity Date Extension and as such, the Company is no longer in default on its outstanding convertible notes.

In addition, the Hallo Note and January 2015 Note holders agreed to amend the conversion price language in their respective convertible notes to be the lower of (i) $4.50 or (ii) the initial price of the Company’s common stock sold pursuant to an IPO and the Series D Convertible Note holders agreed to eliminate certain adjustments with respect to stock splits, dividends and anti-dilution in their Series D Convertible Note warrant.

In connection with the February 2018 Maturity Date Extension, the Company issued an additional 1,062,095 warrants on February 28, 2018. Such warrants had a five year life and are exercisable into common stock at $5.40 per share.

F-32

Summit Semiconductor, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2016 and 2017

Approval of Long-Term Incentive Plan and Cancellation of Carve-Out Plan

On January 30, 2018 the Company’s Board of Directors approved the establishment of the Company’s Long-Term Incentive Plan (the “LTIP”) and termination of the Plan described in Note 9, Other Commitments. Under the LTIP , the aggregate maximum number of shares of common stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of restricted shares or options will be limited to 15% of the outstanding shares of common stock, which calculation shall be made on the first (1st) business day of each new fiscal year; provided that for fiscal year 2018, upon approval of the LTIP by the Company’s shareholders, up to 300,000 shares of common stock will initially be available for participants under the LTIP. Thereafter, the 15% evergreen provision shall govern the LTIP.

In connection with the termination of the Plan, the Company issued to its employees and directors 1,284,470 and 153,126, shares of restricted common stock (“January 2018 Restricted Stock Grant”), respectively. Such shares of restricted common stock were granted outside the LTIP’s first year share availability pool, are fully vested, and will be released to the employees and directors in three tranches at the rate of 33.4%, 33.3% and 33.3% on September 1, 2018, March 1, 2019 and September 1, 2019, respectively. In the event an employee voluntarily resigns, the release dates of the shares will be extended such that only 16.5% of the shares are released every six months, until 100% are released. In the event a director voluntarily resigns, each of the release dates will be extended six months.

The LTIP and January 2018 Restricted Stock Grant were approved by a majority of the Company’s stockholders on January 31, 2018.

F-33

Summit Semiconductor, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2017	March 31, 2018	Pro Forma March 31, 2018
	(1)	(unaudited)	(unaudited)(2)
Assets
Current Assets:
Cash and cash equivalents	$249,143	$75,201
Accounts receivable, net	54,789	12,551
Inventories	692,884	734,275
Prepaid expenses and other current assets	203,444	442,724
Total current assets	1,200,260	1,264,751

Property and equipment, net	64,662	73,386
Intangible assets, net	94,445	86,112
Other assets	97,546	97,546
Total assets	$1,456,913	$1,521,795

Liabilities, Preferred Stock and Stockholders' Deficit
Current Liabilities:
Accounts payable	$1,331,936	$1,608,006
Accrued liabilities	715,220	993,287
Accrued interest	1,867,103	3,276,063
Convertible notes payable	5,241,361	11,945,254
Total current liabilities	9,155,620	17,822,610
Derivative liability	20,832,000	22,959,000
Warrant liability	1,227,786	926,786
Total liabilities	31,215,406	41,708,396

Commitments and contingencies (Note 9)
Preferred stock, par value $0.0001; 20,000,000 shares authorized; 2,762,594, 2,762,594 and zero shares issued and outstanding as of December 31, 2017, March 31, 2018 and pro forma (unaudited) (liquidation preference of $12,432,000 as of March 31, 2018)	64,734,841	64,734,841	-
Stockholders' Deficit:
Common stock, par value $0.0001; 200,000,000 shares authorized; 324,821, 325,148 and 3,087,742 shares issued and outstanding as of December 31, 2017, March 31, 2018 and pro forma (unaudited)	32	33	309
Additional paid-in capital	13,831,943	16,712,826	81,447,391
Accumulated other comprehensive loss	(41,886)	(42,492)	(42,492)
Accumulated deficit	(108,283,423)	(121,591,809)	(121,591,809)
Total stockholders' deficit	(94,493,334)	(104,921,442)	(40,186,601)
Total liabilities, preferred stock and stockholders' deficit	$1,456,913	$1,521,795

(1)	The condensed consolidated balance sheet as of December 31, 2017 was derived from the audited consolidated balance sheet as of that date.
(2)	The pro forma column shows the conversion of all preferred stock to common stock in connection with the Company’s initial public offering.

The accompanying notes are integral part of these condensed consolidated financial statements.

F-34

Summit Semiconductor, Inc.

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2017 and 2018
(unaudited)

	Three Months Ended March 31,
	2017	2018

Revenue, net	$460,603	$281,795
Cost of revenue	416,206	398,447
Gross profit	44,397	(116,652)

Operating Expenses:
Research and development	964,626	1,604,807
Sales and marketing	495,262	912,080
General and administrative	295,365	1,230,631
Total operating expenses	1,755,253	3,747,518
Loss from operations	(1,710,856)	(3,864,170)
Interest expense	(1,488,755)	(8,737,900)
Change in fair value of warrant liability	(64,052)	109,000
Change in fair value of derivative liability	-	(814,000)
Other income (expense), net	(3,708)	684
Loss before provision for income taxes	(3,267,371)	(13,306,386)
Provision for income taxes	2,950	2,000
Net loss	$(3,270,321)	$(13,308,386)
Net loss per common share - basic and diluted	$(9.58)	$(40.96)
Weighted average number of common shares used in computing net loss per common share	341,488	324,934

Pro forma net loss per common share - basic and diluted (1)		$(4.31)
Pro forma weighted average number of common shares used in computing pro forma net loss per common shares (1)		3,087,742

(1)	Pro forma shows the conversion of all preferred stock to common stock in connection with the Company’s initial public offering.

The accompanying notes are integral part of these condensed consolidated financial statements.

F-35

Summit Semiconductor, Inc.

Condensed Consolidated Statements of Comprehensive Loss

For the three months ended March 31, 2017 and 2018
(unaudited)

	Three Months Ended March 31,
	2017	2018

Net loss	$(3,270,321)	$(13,308,386)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(908)	(606)
Comprehensive loss	$(3,271,229)	$(13,308,992)

The accompanying notes are integral part of these condensed consolidated financial statements.

F-36

Summit Semiconductor, Inc.

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2017 and 2018

(unaudited)

	Three Months Ended March 31,
	2017	2018
Cash flows from operating activities:
Net loss	$(3,270,321)	$(13,308,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,832	9,957
Stock compensation expense	-	2,156,394
Amortization of intangible asset	-	8,333
Amortization of debt discounts	807,612	7,320,941
Change in fair value of warrant liability	64,052	(109,000)
Change in fair value of derivative liability	-	814,000
Changes in operating assets and liabilities:
Accounts receivable	(33,557)	42,238
Inventories	(77,920)	(41,391)
Prepaid expenses and other assets	(47,248)	(239,280)
Accounts payable	(95,064)	275,097
Accrued liabilities	(306,044)	278,067
Accrued interest	681,142	1,414,425
Net cash used in operating activities	(2,252,516)	(1,378,605)

Cash flows from investing activities:
Purchases of property and equipment	-	(18,681)
Net cash used in investing activities	-	(18,681)

Cash flows from financing activities:
Proceeds from issuance of promissory notes	2,451,558	-
Proceeds from issuance of convertible notes payable, net	-	1,223,950
Repayment of convertible notes payable	(12,500)	-
Net cash provided by financing activities	2,439,058	1,223,950
Effect of exchange rate changes on cash and cash equivalents	(908)	(606)
Net increase (decrease) in cash and cash equivalents	185,634	(173,942)

Cash and cash equivalents as of beginning of year	92,262	249,143

Cash and cash equivalents as of end of year	$277,896	$75,201

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$2,950	$2,000

Noncash Investing and Financing Activities:
Issuance of warrants in connection with convertible notes payable	$825,966	$277,000
Beneficial conversion feature of convertible notes payable	$702,239	$255,000
Reclassification of warrant from liability to equity	$-	$192,000
Issuance of convertible notes payable upon amendment of promissory notes	$150,000	$-
Reduction of convertible notes payable by shipment of inventories	$277,725	$-
Conversion of accrued interest to accounts payable	$-	$973
Conversion of interest to convertible notes payable as principal	$6,238	$4,492
Issuance of convertible notes payable in lieu of vendor expense payment	$12,000	$-
Fair value of derivative liability in connection with issuance of notes payable	$-	$1,313,000

The accompanying notes are integral part of these consolidated financial statements.

F-37

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

1.	Business and Viability of Operations

Summit Semiconductor, Inc. (also refer to as “we”, “us”, “our”, or “the Company”) was originally incorporated in Delaware on July 27, 2010. The Company develops wireless audio integrated circuits for home entertainment and professional audio markets. On December 31, 2017, the Company converted from a Delaware Limited Liability Company to a Delaware C Corporation (the “Conversion”). Prior to the Conversion, the Company had been taxed as a partnership for federal and state income tax purposes, such that the Company’s taxable income was reported by its members in their respective tax returns. Following the Conversion, the Company will now be taxed as a corporation. In connection with the Conversion, the Company’s Board of Directors approved a 15-for-1 reverse split of the Company’s units into stock. All unit and stock data in this report have been retroactively adjusted to reflect the split. In connection with the Conversion, the Company authorized 20,000,000 shares of preferred stock and 200,000,000 shares of common stock and issued 324,821 shares of common stock to such investors previously holding 4,872,221 common membership interests and 2,762,594 shares of convertible preferred stock to such investors previously holding 41,438,818 preferred membership interests. Such shares of common stock and preferred stock were fully paid, nonassessable shares of stock of the Company.

Liquidity and management plans

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, since inception, the Company has sustained significant operating losses and such losses are expected to continue for the foreseeable future. As of March 31, 2018, the Company had an accumulated deficit of approximately $121.6 million and cash and cash equivalents of approximately $75,000 and has not generated positive cash flows from operations. As a result of these conditions, management has concluded that substantial doubt about the Company’s ability to continue as a going concern exists as conditions and events, considered in the aggregate, indicate that it is probable the Company will be unable to meet its obligations as they become due within one year after the date of issuance of the interim condensed consolidated financial statements.

Management expects operating losses to continue in the foreseeable future because of additional costs and expenses related to research and development activities, plans to expand its product portfolio, and increase its market share. The Company’s ability to transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. Based on current operating levels and required debt repayments, the Company will need to raise additional funds by selling additional equity or incurring additional debt. To date, the Company has not generated significant revenues and has been able to fund its operations through private equity financings from various investors and debt financings. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of the Company’s products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of the Company’s products. Management intends to raise additional funds through the issuance of equity securities and debt. There can be no assurance that, in the event the Company requires additional financing, such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of the Company’s liabilities and commitments in the normal course of business and does not include any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

F-38

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to Article 10 of Regulation S-X of the Securities Act of 1933, as amended (“Securities Act”). Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. These unaudited condensed consolidated financial statements include only normal and recurring adjustments that the Company believes are necessary to fairly state the Company’s financial position and the results of operations and cash flows. Interim period results are not necessarily indicative of results of operations or cash flows for a full year or any subsequent interim period. The condensed consolidated balance sheet as of December 31, 2017 has been derived from audited consolidated financial statements at that date, but does not include all disclosures required by U.S. GAAP for complete financial statements. Because all of the disclosures required by U.S. GAAP for complete financial statements are not included herein, these unaudited condensed consolidated financial statements and the notes accompanying them should be read in conjunction with our audited consolidated financial statements included elsewhere in this registration statement.

Unaudited pro forma presentation

The unaudited pro forma stockholders’ deficit as of March 31, 2018 reflects the assumed conversion of all the Company’s outstanding shares of convertible preferred stock into common stock. The pro forma consolidated balance sheet assumes that the completion of the initial public offering (“IPO”) contemplated by this prospectus had occurred as of December 31, 2017 and excludes common shares issued in such initial public offering and any related net proceeds.

The unaudited pro forma basic and diluted net loss per common share has been computed using the weighted average number of common shares outstanding after giving effect to the assumed conversion of all the outstanding convertible preferred shares to common shares immediately prior to the IPO. For purposes of pro forma basic and diluted net loss per common share, all convertible preferred shares have been treated as though they have been converted to common shares at the later of the issuance date or on January 1, 2017. The pro forma net loss per common share does not include the common shares expected to be sold and related proceeds to be received from the IPO.

Deferred Offering Costs

Deferred offering costs, consisting of legal, accounting and filing fees relating to the initial public offering, are capitalized. The deferred offering costs will be offset against initial public offering proceeds upon the effectiveness of the offering. In the event the offering is terminated, deferred offering costs will be expensed. As of March 31, 2018, the Company had capitalized $197,000 of deferred offering costs in prepaid expenses and other current assets on the condensed consolidated balance sheet. As of December 31, 2017, the amount of deferred offering costs was not material.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts at one financial institution. At times, such deposits may be in excess of insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company’s accounts receivable are derived from revenue earned from customers located throughout the world. The Company performs credit evaluations of its customers’ financial condition and sometimes requires partial payment in advance of shipping. As of March 31, 2018, the Company had three customers accounting for 53%, 15% and 13% of accounts receivable. As of December 31, 2017, the Company had two customers accounting for 74% and 12% of accounts receivable. The Company had two customers accounting for 67%, and 27% of its net revenues for the three months ended March 31, 2018. The Company had two customers accounting for 60% and 37% of its net revenues for the three months ended March 31, 2017.

F-39

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

2.	Summary of Significant Accounting Policies, continued

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, continued acceptance of the Company’s products, competition from substitute products and larger companies, protection of proprietary technology, strategic relationships and dependence on key individuals.

The Company relies on sole-source suppliers to manufacture some of the components used in its product. The Company’s manufacturers and suppliers may encounter problems during manufacturing due to a variety of reasons, any of which could delay or impede their ability to meet demand. The Company is heavily dependent on a single contractor in China for assembly and testing of its products.

Convertible Financial Instruments

The Company bifurcates conversion options and warrants from their host instruments and accounts for them as freestanding derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options and warrants should be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

The Company has pledged all its assets, including its personal property, fixtures, intellectual property and products as collateral for certain of its promissory and convertible notes payable.

Warrants for Common Shares and Derivative Financial Instruments

Warrants for common shares and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as equity or liabilities. The Company assesses classification of its warrants for common shares and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

F-40

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

2.	Summary of Significant Accounting Policies, continued

The issuance of the convertible notes payable generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, to common shares, resulting in a discount on the convertible debt.

Comprehensive Loss

Comprehensive loss includes all changes within stockholders’ deficit that are not the result of transactions with stockholders. Accumulated other comprehensive loss includes the foreign currency translation adjustments arising from the consolidation of the Company’s foreign subsidiary.

Foreign Currency

The financial position and results of operations of the Company’s foreign operations are measured using currencies other than the U.S. dollar as their functional currencies. Accordingly, for these operations all assets and liabilities are translated into U.S. dollars at the current exchange rates as of the respective balance sheet date. Expense items are translated using the weighted average exchange rates prevailing during the period. Cumulative gains and losses from the translation of these operations’ financial statements are reported as a separate component of members’ equity, while foreign currency transaction gains or losses, resulting from remeasuring local currency to the U.S. dollar are recorded in the consolidated statement of operations in other income (expense), net and were not material for the three months ended March 31, 2017 and 2018.

Advertising Costs

Advertising costs are charged to selling and marketing expenses as incurred. Advertising costs for the three months ended March 31, 2017 and 2018 were not material.

Recent Accounting Pronouncements

In May 2014, the FASB issued an ASU on revenue from contracts with customers, ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). This standard update outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance is effective for annual reporting periods including interim reporting reports beginning after December 15, 2017. Collectively, we refer to Topic 606, its related amendments and Subtopic 340-40 as the “new standard”.

On January 1, 2018, we adopted the new standard using the modified retrospective method applied to all contracts that are not completed contracts at the date of initial application (i.e., January 1, 2018). Results for reporting periods after January 1, 2018 are presented under the new standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting. There was no impact on the opening accumulated deficit as of January 1, 2018 due to the adoption of the new standard.

F-41

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

3.	Balance Sheet Components

Inventories:

	December 31,	March 31,
	2017	2018

Raw materials	$3,729	$3,729
Work in progress	141,302	102,662
Finished goods	547,853	627,884

Total inventories	$692,884	$734,275

Property and equipment, net:

	December 31,	March 31,
	2017	2018

Machinery and equipment	$768,168	$782,549
Tooling	22,900	27,200
Computer software	91,631	91,631
Furniture and fixtures	15,000	15,000
Leasehold improvements	11,238	11,238
	908,937	927,618
Less: Accumulated depreciation and amortization	(844,275)	(854,232)

Property and equipment, net	$64,662	$73,386

Depreciation and amortization expense for the three months ended March 31, 2017 and 2018 was $24,832 and $9,957, respectively.

Accrued liabilities:

	December 31,	March 31,
	2017	2018

Accrued compensation	$27,058	$125,878
Accrued stay bonus	227,194	227,194
Accrued vacation	197,976	228,369
Accrued other	262,992	411,846

Total accrued liabilities	$715,220	$993,287

F-42

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

4.	Promissory Notes

In connection with the acquisition of the Focus Enhancements, Inc. assets in July 2010, the Company assumed an asset purchase agreement with Hallo Development Co, LLC (“Hallo”). In October 2010, the Hallo agreement was amended to require the Company to pay royalties to Hallo at specified rates based on annual net sales derived from the Company’s purchased technology over a period of three years with a minimum royalty of $900,000. Initial shipments commenced in 2011 and after three years, cumulative royalties due Hallo were $900,000. In April 2014, the Hallo agreement was amended, converting the outstanding balance of $357,500, to an unsecured promissory note (“Hallo Note”), bearing interest at 18.0% per year with an initial maturity date of December 31, 2015, that was later extended. In December 2016, following a principal reduction payment of $37,500, the Hallo Note was amended accordingly (i) the maturity date was changed to “five days following an IPO”, (ii) following a debt or equity financing in excess of $4,000,000, the Company would make a principal reduction payment of $12,500, (iii) on the maturity date, the Company would make a principal reduction payment of $95,000, and (iv) the remaining unpaid principal and accrued interest, after the payments described in (ii) and (iii) above, shall automatically convert to shares in connection with the IPO, at a conversion price equal to the average of the highest and the lowest price of the related stock that the Company sold on the maturity date. As a result of such amendment, the Hallo Note was reclassified to convertible notes payable as of December 31, 2016. As of February 28, 2018, the Hallo note holders agreed to amend the conversion price language in their respective convertible notes to be the lower of (i) $4.50 or (ii) the initial price of the Company’s common stock sold pursuant to an IPO and to extend the maturity date to June 30, 2018. The Company has recognized interest expense of $10,179 and $10,179 for the three months ended March 31, 2017 and 2018, respectively. The Company made principal reduction payments under the Hallo Note of $6,250 and $0 for the three months ended March 31, 2017 and 2018, respectively. As of December 31, 2017 and March 31, 2018, $218,750 of principal was due under the Hallo Note and such amount is classified under convertible notes payable.

On January 5, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $500,000 (the “January 2015 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing. The initial interest rate was 15.0% per year with an initial maturity date of July 5, 2015, that was later extended. In February 2016, following a principal reduction payment of $225,000, the maturity date was extended to June 1, 2017, and the interest rate was adjusted to 10.0% per year. In December 2016, following a principal reduction payment of $23,414, the January 2015 Note was amended accordingly (i) the maturity date was changed to “five days following an IPO”, (ii) following a debt or equity financing in excess of $4,000,000 prior to an IPO, the Company would make a principal reduction payment of $12,500, (iii) on the maturity date, the Company would make a principal reduction payment of $95,000, and (iv) the remaining unpaid principal and accrued interest, after the payments described in (ii) and (iii) above, shall automatically convert to shares in connection with the IPO, at a conversion price equal to the average of the highest and the lowest price of the related stock that the Company sold on the maturity date. As a result of such amendment, the January 2015 Note was reclassified to convertible notes payable as of December 31, 2016. As of February 28, 2018, the January 2015 Note holders agreed to amend the conversion price language in their respective convertible notes to be the lower of (i) $4.50 or (ii) the initial price of the Company’s common stock sold pursuant to an IPO and to extend the maturity date to June 30, 2018. The Company has recognized interest expense of $6,238 and $4,493 for the three months ended March 31, 2017 and 2018, respectively. The Company made principal reduction payments under the January 2015 Note of $6,250 and $0 for the three months ended March 31, 2017 and 2018, respectively. As of December 31, 2017 and March 31, 2018, $265,331 and $269,824, respectively was due under the January 2015 Note and such amount is classified under convertible notes payable.

F-43

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

4.	Promissory Notes, continued

On April 4, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $450,000 (the “April 2015 Note”). The proceeds from April 2015 Note were used to repay the $450,000 loan outstanding with a bank. The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing. Interest accrues at a rate 5.0% per year during the first twelve months and increases to 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally January 31, 2017. An amendment signed in November 2016 provided (i) a maturity date of June 1, 2017 and (ii) that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert into the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the April 2015 Note was reclassified to convertible notes payable. As of February 28, 2018, the April 2015 Note holder agreed to extend the maturity date to June 30, 2018. The Company has recognized interest expense of $11,096 for both of the three months ended March 31, 2017 and 2018, respectively. As of December 31, 2017 and March 31, 2018, $450,000 was due under the April 2015 Note and such amount is classified under convertible notes payable.

On September 18, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $200,000 (the “September 2015 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing. Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally January 31, 2017. An amendment signed in November 2016 provided (i) a maturity date of June 1, 2017 and (ii) that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the September 2015 Note was reclassified to convertible notes payable. As of February 28, 2018, the September 2015 Note holder agreed to extend the maturity date to June 30, 2018. The Company has recognized interest expense of $3,699 and $4,932 for the three months ended March 31, 2017 and 2018, respectively. As of December 31, 2017 and March 31, 2018, $200,000 was due under the September 2015 Note and such amount is classified under convertible notes payable.

F-44

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

4.	Promissory Notes, continued

In connection with the sale of product on December 22, 2015, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $353,475 (the “December 2015 Note”). The principal amount represented as advance on the product sale. The personal property, fixtures and intellectual property and products of the Company served as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 12.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally September 22, 2016, that was later extended. An amendment signed in December 2016 provided (i) a maturity date of June 1, 2017 and (ii) that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the December 2015 Note was reclassified to convertible notes payable. The Company has recognized interest expense of $5,511 for the three months ended March 31, 2017. In 2017, the Company shipped finished inventory valued at $277,725 to the lender which agreed that such shipment shall be considered a principal reduction payment. As of December 31, 2017, the December 2015 Note had a zero principal balance as the Company had fulfilled its obligation to ship product to the lender.

During February 2016, we entered into five different Loan and Securities Agreements and separate Secured Promissory Notes with a total principal face value of $250,000 (the “Five February 2016 Notes”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowings. Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally February 1, 2017, that was later extended. In December 2016, two of the Five February 2016 Notes were terminated and extinguished and the lenders agreed that the $100,000 aggregate principal balance of the loans and the $8,863 aggregate accrued interest would be used to fund their participation in the Series D convertible notes. In May 2017, the three remaining holders of the Five February 2016 Notes agreed to amend their notes to include a provision that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the three remaining Five February 2016 Notes were reclassified to convertible notes payable. Effective February 28, 2018, the February 2016 Note holders agreed to extend the maturity date to June 30, 2018. The Company has recognized interest expense of $3,699 for both of the three months ended March 31, 2017 and 2018, respectively. As of December 31, 2017 and March 31, 2018, $150,000 was due to the remaining holders of the Five February 2016 Notes and such amount is classified under convertible notes payable.

In connection with the Five February 2016 Notes, the Company issued warrants to purchase common shares of 111,112 (see Note 6 for fair value computation). The sum of the fair value of the warrants was recorded as a debt discount to be amortized over the respective terms of the various notes. The debt discounts are amortized to interest expense using the effective interest method. During the three months ended March 31, 2017 and 2018, the Company recognized $29,417 and $0 from the amortization of the debt discount.

F-45

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

5.	Convertible Notes Payable

		Carrying Value	Accrued Interest
	Company	as of	as of	Principal Value
	Proceeds	December 31, 2017	December 31, 2017	as of Maturity
Series C Convertible notes payable	$2,880,000	$25,000	$4,412	$29,412
Series D Convertible notes payable	4,716,992	8,039,580	1,357,412	$9,458,330
Series F Convertible notes payable	9,000,000	9,000,000	112,192	$9,000,000
Various individual convertible notes payable	1,584,082	1,584,082	393,087	$1,584,082
Total	$18,181,074	18,648,662	1,867,103	$20,071,824
Less: Debt discount		(1,971,997)	-
Less: Embedded conversion features		(10,831,000)	-
Less: Beneficial conversion features		(604,304)	-

Balance as of December 31, 2017		$5,241,361	$1,867,103

		Carrying Value	Accrued Interest
	Company	as of	as of	Principal Value
	Proceeds	March 31, 2018	March 31, 2018	as of Maturity
Series C Convertible notes payable	$2,880,000	$25,000	$4,412	$29,412
Series D Convertible notes payable	4,716,992	8,039,580	2,364,858	$10,404,438
Series F Convertible notes payable	10,345,000	10,345,000	476,263	$10,345,000
Various individual convertible notes payable	1,588,574	1,588,574	430,530	$1,588,574
Total	$19,530,566	19,998,154	3,276,063	$22,367,424
Less: Debt discount		(1,221,596)	-
Less: Embedded conversion features		(6,332,000)	-
Less: Beneficial conversion features		(499,304)	-

Balance as of March 31, 2018		$11,945,254	$3,276,063

On February 12, 2016, we entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $300,000 (the “February 2016 Note”). The personal property, fixtures and intellectual property and products of the Company serve as the collateral for the borrowing (see Note 5 – Series E Convertible Note Payable for subsequent release of collateral). Interest accrues at a rate 10.0% per year through maturity. All principal and related accrued interest outstanding are due and payable at the maturity date which was originally January 31, 2017. An amendment signed in November 2016 provided (i) a maturity date of June 1, 2017 and (ii) that if the Company completes an underwritten public offering of its common shares or consummates a change of control, then the aggregate outstanding principal and related accrued interest will automatically convert in to the number of common shares equal to the quotient obtained by dividing the aggregate principal and accrued interest by the conversion price. The conversion price is the lesser of $4.50 or the highest price per common share sold in the IPO or paid by a buyer upon a change in control multiplied by 75%. As a result of such amendment, the February 2016 Note was reclassified to convertible notes payable. As of February 28, 2018, the February 2016 Note holders agreed to extend the maturity date to June 30, 2018. The Company has recognized interest expense of $7,097 and $7,537 for the three months ended March 31, 2017 and 2018, respectively. As of December 31, 2017 and March 31, 2018, $300,000 of principal was due under the February 2016 Note and such amount is classified under convertible notes payable.

F-46

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

5.	Convertible Notes Payable, continued

In connection with the February 2016 Note, the Company issued warrants to purchase 33,334 common shares (see Note 6 for fair value computation). The sum of the fair value of the warrants for the February 2016 Note was recorded as a debt discount and is being amortized to interest expense over the term of the note using the effective interest method. During the three months ended March 31, 2017 and 2018, the Company recognized interest expense of $13,250 and $0 from the amortization of the debt discount.

On May 11, 2016, a significant shareholder provided a $300,000 unsecured advance to the Company (the “May 2016 Advance”) in contemplation of participating in the Preferred Unit Purchase Agreement dated April 12, 2016, which required the significant shareholder to invest a minimum of $500,000. In July 2016, the significant shareholder invested an additional $200,800 and requested the May 2016 Advance be cancelled and its principal be aggregated with the $200,800 to purchase a total of 111,307 preferred shares at $4.50 per share.

Series C Convertible Notes Payable

During February 2016 through October 2016, the Company received total proceeds of $2,880,000 from the issuance of original issue discount convertible notes (“Series C Convertible Notes”) to investors. The principal balance, plus all accrued and unpaid interest, is due August 28, 2018, as amended, or upon a change of control or an IPO by the Company. Upon the extension of the maturity date, the Company issued 327 shares of common stock to the holder of the convertible notes. The conversion price in effect upon an IPO is the lesser of $9.00 or the price per common share in the pre-money valuation immediately prior to the IPO multiplied by 80%. The conversion price at any other conversion event is $9.00. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $208,800. The Company has recognized interest expense of $677 and $0 for the three months ended March 31, 2017 and 2018, respectively.

In connection with the Series C Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common shares of 188,236 and 26,354, respectively (see Note 6 for fair value computation). The sum of the fair value of the warrants, the BCF and issuance costs for the Series C Convertible Notes were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the three months ended March 31, 2017 and 2018, the Company recognized no interest expense from the amortization of the debt discounts. All of the Series C Convertible Notes, except for $25,000, were extinguished and converted to Series D Convertible Notes between November and December 2016.

F-47

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

5.	Convertible Notes Payable, continued

Series D Convertible Notes Payable

On various dates in 2016 and 2017, the Company received total proceeds of $4,716,992 from the issuance of original issue discount convertible notes (“Series D Convertible Notes”) to investors. In addition, the Company: (i) extinguished Series C Convertible Notes in the amount of $2,855,000 along with accrued interest of $172,059 and converted those to Series D Convertible Notes; (ii) extinguished other promissory notes in the amount of $235,704 along with accrued interest of $18,536 and converted those to Series D Convertible Notes; (iii) allowed Mr. Moyer to convert $69,290 of reimbursable expense reports into Series D Convertible Notes; and (iv) allowed Mr. Gadzak to convert $12,000 of certain expenses into Series D Convertible Notes. At the date of issuance, the Series D Convertible Notes had a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company except for the January 2015 Note and the Hallo Note which had a pari passu security interest with the Series D Convertible Notes (see Note 5 – Series E Convertible Note Payable for subsequent release of security interest). The principal balance, plus all accrued and unpaid interest is due on June 30, 2018, as amended. The Series D Convertible Notes are eligible for conversion at any point prior to the maturity date or upon a change of control or an IPO by the Company. The conversion price in effect upon on IPO is the lesser of $4.50 or the highest price per common share sold in the IPO multiplied by 75%. The conversion price at any other conversion event is $4.50. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $386,415. In connection with the February 28, 2018 extension of the maturity date, the Company confirmed to the holders of the Series D Convertible Notes that Series D Convertible Notes would accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Notes remained outstanding. The Company has recognized interest expense of $629,814 and $1,007,445 for the three months ended March 31, 2017 and 2018, respectively.

In connection with the Series D Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common shares of 1,017,692 and 380,449, respectively (see Note 6 for fair value computation). The sum of the fair value of the warrants, the BCF and issuance costs for the Series D Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. In connection with the extension of the maturity date to June 30, 2018, the Company confirmed to the holders of the Series D Convertible Notes that the warrants issued in connection with the Series D Convertible Notes would double effective February 28, 2018. The number of warrants outstanding as of March 31, 2018 was therefore 2,035,434. During the three months ended March 31, 2017 and 2018, the Company recognized interest expense of $559,717 and $428,000, respectively from the amortization of the debt discounts.

Series E Convertible Notes Payable

On various dates from May to September 2017, the Company received total proceeds of $5,000,000 from the issuance of original issue discount convertible promissory notes (“Series E Convertible Note”). The Series E Convertible Notes have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. The principal balance of the Series E Convertible Notes, was due on October 31, 2017. The Series E Convertible Notes were eligible for conversion at any point prior to the maturity date or upon a change of control or an IPO by the Company. The conversion price in effect upon on IPO is the lesser of $4.50 or the highest price per common share sold in the IPO multiplied by 75%. The conversion price at any other conversion event is the lessor of $4.50 or the price per share issued by the Company in connection with any sale involving substantially all the assets of the Company. Additionally, in connection with the Series E Convertible Note financing, all of the Company’s outstanding promissory and convertible note holders agreed to: (i) subordinate their notes to the Series E Convertible Notes, (ii) release all security interests in the Company’s assets in favor of the Series E Convertible Notes (iii) extend their maturity dates to February 28, 2018 and (iv) amend the Company’s Operating Agreement to allow the Series E Convertible Note lender one seat on the Company’s Board of Directors so long as the investor owns any debt or securities of the Company. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $275,000.

F-48

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

5.	Convertible Notes Payable, continued

On October 31, 2017, the Company filed a confidential S-1 registration statement with the Securities and Exchange Commission (“S-1”) with the belief that the S-1 filing would extend the maturity date of the Series E Convertible Notes to November 30, 2017. The Series E Convertible Note holders claimed that the S-1 filing did not meet the definition outlined in the Series E Convertible Note and issued a notice of default to the Company on November 2, 2017 (“Default Notice”).

On November 30, 2017, as a result of the Default Notice and an inability of the two parties to renegotiate the Series E Convertible Notes under acceptable terms, the Company requested and received a Series E Convertible Note payoff letter (“Series E Payoff Letter”) from the Series E Convertible Note holders. The Series E Payoff Letter stated that in addition to the repayment of the Series E Convertible Notes of $5,882,353, that the Series E Convertible Note holders were due, $1,097,695 of default interest and penalties, reimbursement of $178,645 of legal fees, and consulting, travel and lodging fees of $102,063. Despite the Company’s vigorous disagreement that it was in default and subject to default penalties, interest and legal fees, the Company paid the full monetary demand of $7,260,756 as requested by the Series E Convertible Note holders on November 30, 2017. As a result, the Company recognized interest expense including default interest and penalties of $1,980,049 and additional general and administrative expenses of $280,708 which was comprised of Series E Note holder’s legal fees and consulting expenses of $178,645 and $102,063, respectively, for the year ended December 31, 2017. In addition, the note holder claims that the Company is obligated to issue an additional 487,865 warrants in connection with the Default Notice. The Company does not believe that they are required to issue these warrants and has not issued any additional warrants to the note holder.

In connection with the Series E Convertible Notes, the Company issued warrants to investors and investment bankers to purchase common shares of 1,307,190 and 114,380, respectively (see Note 6 for fair value computation). On November 30, 2017, in connection with a provision in the Series E Convertible Note warrants issued to investors (Series E Investor Warrants), the outstanding Series E Investor Warrants doubled, as the Company had not completed an IPO by November 30, 2017. Therefore, total warrants outstanding to investors under the Series E Convertible Notes are 2,614,380. The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series E Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the three months ended March 31, 2017 and 2018, the Company recognized interest expense of $0 from the amortization of the debt discounts.

Series F Convertible Notes Payable

On various dates between November 2017 and March 2018, the Company received total proceeds of $10,345,000 from the issuance of senior secured convertible promissory notes (“Series F Convertible Notes”) to investors. The Series F Convertible Notes accrue interest at 15% per year and have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. The principal balance of the Series F Convertible Notes, plus all accrued interest is due on June 30, 2018. The Series F Convertible Notes are eligible for conversion at any point prior to the maturity date at the option of the holder. The conversion price in effect upon on IPO shall be the lesser of $4.50 or the highest price per common share sold in the IPO multiplied by 60%. The conversion price at any other conversion event shall be $4.50. Issuance costs to obtain the convertible notes were recorded as a debt discount in the amount of $931,050. The Company has recognized interest expense of $0 and $364,072 for the three months ended March 31, 2017 and 2018, respectively.

In connection with the issuance of the Series F Convertible Notes, the Company issued warrants to the lender and investment bankers to purchase common shares of 1,149,447 and 229,889, respectively (see Note 6 for fair value computation). The sum of the fair value of the warrants, the BCF, the embedded conversion feature and issuance costs for the Series F Convertible Notes described above were recorded as debt discounts to be amortized to interest expense over the respective term using the effective interest method. During the three months ended March 31, 2017 and 2018, the Company recognized interest expense of $0 and $693,451 from the amortization of the debt discounts.

F-49

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

5.	Convertible Notes Payable, continued

Derivative Liability

The February 2016 Note, the Series C Convertible Notes, the Series D Convertible Notes, the Series E Convertible Notes and the Series F Convertible Notes contain an embedded conversion feature that the Company has determined is a derivative requiring bifurcation. The fair value of the derivative liability as of December 31, 2017 and March 31, 2018 was $20,832,000 and $22,959,000, respectively, which was recorded as a derivative liability with the offset recorded as a discount to the convertible notes payable (See Note 6 for fair value computation).

6.	Fair Value Measurements

The Company measures the fair value of financial instruments using a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

•	Level 1 – Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date. Therefore, determining fair value for Level 1 investments generally does not require significant judgment, and the estimation is not difficult.

•	Level 2 – Pricing is provided by third-party sources of market information obtained through investment advisors. The Company does not adjust for or apply any additional assumptions or estimates to the pricing information received from its advisors.

•	Level 3 – Inputs used to measure fair value are unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions. The determination of fair value for Level 3 instruments involves the most management judgment and subjectivity.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2017 and March 31, 2018 by level within the fair value hierarchy, are as follows:

	December 31, 2017
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liability	$-	$-	$1,227,786
Derivative liability	$-	$-	$20,832,000

F-50

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

6.	Fair Value Measurements, continued

	March 31, 2018
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liability	$-	$-	$926,786
Derivative liability	$-	$-	$22,959,000

There were no transfers between Level 1, 2 or 3 during the three months ended March 31, 2017 and 2018.

Warrant Liability

The following table includes a summary of changes in fair value of the Company’s warrant liability measured at fair value using significant unobservable inputs (Level 3) for the three months ended March 31, 2018:

	Warrant Liability
	For the three months ended
	March 31, 2017	March 31, 2018
Beginning balance	$1,619,287	$1,227,786
Additions	825,966	-
Change in fair value	64,052	(109,000)
Reclass to additional paid-in capital	-	(192,000)
Ending balance	$2,509,305	$926,786

The changes in fair value of the warrant liability are recorded in change in fair value of warrant liability in the condensed consolidated statements of operations.

A summary of the weighted average significant unobservable inputs (Level 3 inputs) used in measuring the Company’s warrant liability that is categorized within Level 3 of the fair value hierarchy as of March 31, 2018 is as follows:

As of March 31, 2018
Common Unit Price	$1.50
Term (Years)	4.18
Volatility	57%
Risk-free rate of interest	2.52%
Dividend Yield	0.0%

F-51

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

6.	Fair Value Measurements, continued

Derivative Liability

The following table includes a summary of changes in fair value of the Company’s derivative liability measured at fair value using significant unobservable inputs (Level 3) for the three months ended March 31, 2018:

Derivative Liability
For the three months ended
March 31, 2018
Beginning balance	$20,832,000
Additions	1,313,000
Change in fair value	814,000
Ending balance	$22,959,000

There was no derivate liability during the three months ended March 31, 2017.

As of March 31, 2018, the Company measured the fair value of the derivative by estimating the fair value of the convertible notes payable at certain conversion points. To calculate the fair value of the convertible notes payable with the conversion feature, the Company calculated the present value of the convertible notes payable upon conversion at a qualifying initial public offering in the second quarter of 2018, and the present value of the convertible notes payable at non-qualifying initial public offering in the last quarter of 2018. The Company estimated a probability of 75% for the occurrence of a qualifying initial public offering in the second quarter of 2018 and a probability of 25% in the last quarter of 2018.

The Company’s derivative liabilities are measured at fair value using the Probability Weighted Expected Return valuation methodology. A summary of the weighted average significant unobservable inputs (Level 3 inputs) used in measuring the Company’s embedded conversion options that is categorized within Level 3 of the fair value hierarchy as of March 31, 2018 is as follows:

March 31, 2018
Common Stock Price	$1.50
Term (Years)	1.00
Volatility	55%
Risk-free rate of interest	2.09%
Dividend Yield	0.0%

7.	Stockholders’ Deficit

Common Stock

On January 30, 2018 the Company’s Board of Directors approved the establishment of the Company’s Long-Term Incentive Plan (the “LTIP”) and termination of the previous Carve-Out Plan. Under the LTIP, the aggregate maximum number of shares of common stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of restricted shares or options will be limited to 15% of the outstanding shares of common stock, which calculation shall be made on the first (1st) business day of each new fiscal year; provided that for fiscal year 2018, upon approval of the LTIP by the Company’s shareholders, up to 300,000 shares of common stock will initially be available for participants under the LTIP. Thereafter, the 15% evergreen provision shall govern the LTIP.

F-52

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

7.	Stockholders’ Deficit, continued

In connection with the termination of the Carve-Out Plan, the Company issued to its employees and directors 1,284,470 and 153,126, shares of restricted common stock (“January 2018 Restricted Stock Grant”), respectively. Such shares of restricted common stock were granted outside the LTIP’s first year share availability pool, are fully vested, and will be released to the employees and directors in three tranches at the rate of 33.4%, 33.3% and 33.3% on September 1, 2018, March 1, 2019 and September 1, 2019, respectively. In the event an employee voluntarily resigns, the release dates of the shares will be extended such that only 16.5% of the shares are released every six months, until 100% are released. In the event a director voluntarily resigns, each of the release dates will be extended six months.

The LTIP and January 2018 Restricted Stock Grant were approved by a majority of the Company’s stockholders on January 31, 2018. In connection with the January 2018 Restricted Stock Grant, the Company recorded stock compensation expense of $2,156,394 for the three months ended March 31, 2018.

On February 28, 2018 in connection with the extension of the maturity date of the Series C Convertible Note to August 28, 2018, the Company issued 327 shares of its common stock to the note holder. The Company recorded interest expense of $490 for the three months ended March 31, 2018.

Warrants for Common Shares

The Company has issued warrants to purchase common shares to employees as compensation for services rendered, as well as, in conjunction with the purchase of common shares in equity and debt transactions. A summary of the warrant activity and related information that occurred for the three months ended March 31, 2017 and as of March 31, 2018 is provided in the following paragraphs.

In connection with the Series D Convertible Notes issued during the three months ended March 31, 2017, the Company issued warrants to purchase 349,373 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $702,239 which was recorded as warrant liability with the offset recorded as a discount to the Series D Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.50, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.91% and expected life of 5 years.

In connection with the Series D Convertible Notes issued during the three months ended March 31, 2017, the Company issued warrants to investment bankers to purchase 61,556 common shares at an exercise price of $5.40 per share with a five-year term. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $4.50, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 1.93% and expected life of 5 years.

In connection with an amendment to the Series D Convertible Notes to extend the maturity date to June 30, 2018, the Company issued warrants to purchase 1,017,717 common shares at an exercise price of $5.40 per share with a five-year term during the three months ended March 31, 2018. The grant date fair value of the warrants was $210,000 which was recorded as warrant liability with the offset recorded as a discount to the Series D Convertible Notes. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $1.50, expected dividend yield 0%, expected volatility 56%, risk-free interest rate 2.54% and expected life of 4 years.

F-53

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

7.	Stockholders’ Deficit, continued

In connection with an amendment to extend the various other convertible notes payable (excludes Series C Series D and Series F Convertible notes payable) to a maturity date of June 30, 2018, the Company issued warrants to purchase 44,408 common shares at an exercise price of $5.40 per share with a five-year term during the three months ended March 31, 2018. The grant date fair value of the warrants was $13,000 which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.65% and expected life of 5 years.

In connection with the Series F Convertible Notes issued during the three months ended March 31, 2018, the Company issued warrants to purchase 149,447 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $44,685 which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.56% and expected life of 5 years.

In connection with the Series F Convertible Notes issued during the three months ended March 31, 2018, the Company issued warrants to investment bankers to purchase 29,889 common shares at an exercise price of $5.40 per share with a five-year term. The grant date fair value of the warrants was $9,000 which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheet. The fair value of the warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $1.50, expected dividend yield 0%, expected volatility 57%, risk-free interest rate 2.56% and expected life of 5 years.

In connection with the Series D Convertible Notes, the Company recognized the fair value of the warrants as a liability, as the warrant agreements included a price protection provision adjusting the exercise price of the warrant in the event the Company issued shares (i) at a price per share less than the exercise price then in effect or (ii) without consideration. Upon removal in February 2018 of the price protection provision, the Company reclassified the fair value of the warrant at that date to additional paid-in capital.

Information regarding warrants for common stock outstanding and exercisable as of March 31, 2018 is as follows:

	Warrants		Warrants
Exercise	Outstanding as of	Remaining	Exercisable as of
Price	March 31, 2018	Life (years)	March 31, 2018

$4.50	2,829,645	4.43	2,725,495
$5.40	3,965,759	4.21	3,965,759
$10.35	1,634	3.04	1,634
$5.03	6,797,038	4.30	6,692,888

Warrants exercisable as of March 31, 2018, excludes warrants to purchase 104,150 common shares that have been granted to employees that are outstanding but only become exercisable upon a change of control of the Company. In October 2017, the Company’s board of directors approved an amendment to modify the definition of a change in control to include sale, merger or the effective date of a registration statement duly filed by the Company with the SEC in accordance with the Securities Act of 1933, as amended.

F-54

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

8.	Income Taxes

The Company recorded an income tax expense of $2,950 and $2,000 for the three months ended March 31, 2017 and 2018, respectively. The income tax expense recorded for the three months ended March 31, 2017 and 2018 was primarily due to state income tax expense.

The Company’s effective tax rate was (0.09)% for the three months ended March 31, 2017, compared to an effective tax rate of (0.02)% for the three months ended March 31, 2018. The difference between the effective tax rate and the federal statutory tax rate for the three months ended March 31, 2017 and 2018 primarily relates to the valuation allowance on the Company’s deferred tax assets.

For interim periods, the Company estimates its annual effective income tax rate and applies the estimated rate to the year-to-date income or loss before income taxes. The Company also computes the tax provision or benefit related to items reported separately and recognizes the items net of their related tax effect in the interim periods in which they occur. The Company also recognizes the effect of changes in enacted tax laws or rates in the interim periods in which the changes occur.

As of March 31, 2018, the Company retains a full valuation allowance on its deferred tax assets. The realization of the Company’s deferred tax assets depends primarily on its ability to generate taxable income in future periods. The amount of deferred tax assets considered realizable in future periods may change as management continues to reassess the underlying factors it uses in estimating future taxable income.

The tax provision for the three months ended March 31, 2017 and 2018, was calculated on a jurisdiction basis.

On December 22, 2017, the United States enacted a law commonly known as the Tax Cuts and Jobs Act (“TCJA”) which makes widespread changes to the Internal Revenue Code, including a reduction in the federal corporate tax rate to 21%, and repatriation of accumulated foreign earnings and profits, effective January 1, 2018. Additionally, on December 22, 2017, the SEC issued Staff Accounting Bulletin No. 118 to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Cuts and Jobs Act of 2017. The accounting for all items is expected to be complete when the 2017 U.S. corporate income tax return is filed in 2018. Any differences between what was previously recorded and the final tax return amounts or estimates done for subsequent quarters are not expected to be material.

9.	Commitments and Contingencies

Operating Leases

The Company rents its office under an operating lease, which expires in October 2018. Under the terms of the lease, the Company is responsible for taxes, insurance and maintenance expense. The Company recognizes rent expense on a straight-line basis over the lease period. Rent expense for the three months ended March 31, 2017 and 2018 was $85,317 and $87,513, respectively.

F-55

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

9.	Commitments and Contingencies, continued

Other Commitments

From 2011 to January 30, 2018, employees, consultants, and directors of the Company were entitled to participate in the Company’s Carve-Out Plan (the “Plan”) at the discretion of the Company’s Board of Directors. Each Plan participant was awarded points which entitle the participant to a portion of the proceeds payable to the Company and/or its members upon a sale of the Company. The proceeds payable to a Plan participant shall equal an amount determined in accordance with the following formula: (number of points held by participant divided by total points outstanding multiplied by 18% of Net Sale Price. For this purpose, “Net Sale Price” equals the aggregate amount payable to the Company and/or its members in connection with a sale of the Company less all amounts payable to creditors of the Company. Awards payable to Plan participants are senior to any amounts payable to members of the Company. As of December 31, 2017, the Company had not recorded a liability relating to the Plan as any amounts payable under the Plan would be recognized as compensation expense in the consolidated statement of operations during the period the Company would have become obligated to make such payments.

On January 30, 2018, the Company’s Board of Directors terminated the Plan and adopted a LTIP plan. (See Note 7 – Stockholders Deficit).

Contingencies

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of a possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.

The Company’s management does not believe that any such matters, individually or in the aggregate, will have a materially adverse effect on the Company’s condensed consolidated financial statements.

10.	Related Parties

Brett Moyer

Mr. Moyer has served as the Company’s President, Chief Executive Officer and a board member since the Company’s founding in August 2010. Effective February 28, 2018, Mr. Moyer agreed to extend the maturity date of his Series D Convertible Note to June 30, 2018. In connection with the maturity date extension, Mr. Moyer received a warrant to purchase 9,058 shares of common stock at an exercise price of $5.40 and will accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Note remains outstanding. As of March 31, 2018, Mr. Moyer was owed $348,235 of principal under convertible promissory notes and owned 2.5% of the outstanding shares of the Company.

F-56

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

10.	Related Parties, continued

Jonathan Gazdak

Mr. Gazdak, works as Managing Director – Head of Investment Banking for Alexander Capital an investment banking firm based in New York. Mr. Gazdak has been a member of the Company’s board of directors since June 2015. Alexander Capital has acted as the lead investment bank in a number of the Company’s private financings. Effective February 28, 2018, Mr. Gazdak agreed to extend the maturity date of his Series D Convertible Note to June 30, 2018. In connection with the maturity date extension, Mr. Gazdak received a warrant to purchase 1,569 shares of common stock at an exercise price of $5.40 and will accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Note remains outstanding. As of March 31, 2018, Mr. Gazdak was owed $15,529 of principal under convertible promissory notes and owned 0.6% of the outstanding shares of the Company.

The Company has signed an engagement letter with Alexander Capital under which Alexander Capital earns a fee on total investments by their clients. Alexander Capital earned fees of $121,050 for the three months ended March 31, 2018. As of March 31, 2018, Alexander Capital had been issued a total of 529,497 common share warrants that are exercisable at $5.40 per share and have a five year life from date of issuance.

Brian Herr

Mr. Herr has been a member of the Company’s board of directors since February 2018. Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds) and serves as a co-portfolio manager for the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”). Mr. Herr was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Senior Secured 15% Convertible Notes, due June 30, 2018, as amended, and warrants to purchase an aggregate of 222,222 shares of our common stock.

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s board of directors since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Effective February 28, 2018, Inizio Capital and Hansong Technology agreed to extend the maturity dates of the Five February 2016 Note and the December 2015 Note, respectively to June 30, 2018. In connection with the maturity date extensions, Inizio Capital and Hansong Technology received warrants to purchase 1,341 and 942, respectively shares of common stock at an exercise price of $5.40. As of March 31, 2018, affiliates of Mr. Kristensen were owed $50,000 of principal under convertible promissory notes and owned 3.8% of the outstanding shares of the Company.

Significant Shareholders

Effective February 28, 2018, a significant stockholder agreed to extend the maturity date of his Series D Convertible Note to June 30, 2018. In connection with the maturity date extension, the significant stockholder received a warrant to purchase 39,216 shares of common stock at an exercise price of $5.40 and will accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Note remains outstanding. In addition, the significant stockholder agreed to extend the maturity date of his various other convertibles notes to June 30, 2018. In connection with the maturity date extensions, the significant stockholder received warrants to purchase a total of 25,965 shares of common stock at an exercise price of $5.40. As of March 31, 2018, the significant stockholder was owed a total of $1,338,235 of principal under convertible promissory notes and owned 37% of the outstanding shares of the Company.

Effective February 28, 2018, another significant stockholder agreed to extend the maturity date of her Series D Convertible Note to June 30, 2018. In connection with the maturity date extension, the significant stockholder received a warrant to purchase 112,419 shares of common stock at an exercise price of $5.40 and will accrue an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such Series D Convertible Note remains outstanding. As of March 31, 2018, this significant stockholder was owed $7,612,941 of principal under convertible promissory notes and owned 25.2% of the outstanding shares of the Company.

F-57

Notes To Condensed Consolidated Financial Statements

For the three months ended March 31, 2017 and 2018

(unaudited)

11.	Subsequent Events

Between April 1, 2018 and May 25, 2018, the Company issued $225,000 of additional Series F Convertible Notes. In connection with the additional Series F Convertible Notes the Company issued 25,000 and 5,000 warrants to purchase common stock, to its lenders and investment bankers, respectively. The warrants have a five year life and are exercisable into common stock at $5.40 per share.

Between April 20, 2018 and June 29, 2018, the Company issued $2,812,500 of 15% OID Senior Secured Promissory Notes due June 15, 2018 (“Series G Notes”) raising an aggregate principal amount of $2,200,000 and cancelling $50,000 of expense reimbursement payable by the Company to Mr. Moyer. Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP, each of which Mr. Herr is co-portfolio manager, have each participated in the Series G Notes and is due a total of $2,437,500. The Series G Notes have a senior priority security interest in all the personal property, fixtures and intellectual property and products of the Company. Additionally, in connection with the Series G Note financing, all of the Company’s Series F Convertible Note holders were required by the terms of the Series G to subordinate their notes to the Series G Notes. As of June 15, 2018, the Company was in default on $1,725,000 of the Series G Notes. On June 28, 2018, the Company and the holders of the Series G Notes agreed to extend the maturity date of such notes from June 30, 2018 to July 15, 2018 in consideration for increasing the original issue discount of such notes from 15% to 20% and the issuance of warrants to purchase an additional 208,350 shares of common stock.

As of July 15, 2018, the Company was in default on $2,812,500 of the Series G Notes. On July 20, 2018, the Company and the holders of the Series G Notes agreed to (i) extend the maturity date of such notes from July 15, 2018 to July 25, 2018 and (ii) agreed to make the Series G Notes mandatorily convertible in connection with an IPO at a conversion price of the lesser of $4.50 or 40% of the highest price of the common stock sold in an IPO. In consideration for the extension of the maturity date and the agreement to make the Series G Notes mandatorily convertible, the Company agreed to issue warrants to purchase an additional 625,000 shares of common stock to the Series G Note holders.

The Company’s Series D and Series F convertible promissory notes as well as its other convertible promissory notes, excluding its Series C Convertible Notes and its Series G Notes, had maturity dates of June 30, 2018 (the “June 30th Notes”). On June 30, 2018, the June 30th Notes with a principal balance of $26.4 million went into default. As of July 20, 2018, the Company and the holders of $26.3 million of such notes agreed to extend the maturity date of such notes from June 30, 2018 to July 25, 2018. However, holders of $0.1 million of the June 30th Notes have not affirmatively responded to our requests to extend the maturity date and as such are deemed in default. We are in the process of attempting to cure such defaults by obtaining consents from the holders of such notes to extend the maturity date of such notes from June 30, 2018 to July 25, 2018.

F-58

2,400,00 Shares

Summit Semiconductor, Inc.

Common Stock

Prospectus

Alexander Capital, L.P.	WallachBeth Capital LLC

Through and including, August 20 , 2018 (25 days after the date of this prospectus), all dealers that effect transactions in shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.